UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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5790 Widewaters Parkway
DeWitt, New York 13214-1883

March 29, 2024
Dear Shareholders:
The Annual Meeting of the Shareholders of Community Bank System, Inc. (the “Company”) will be held at the Marriott Syracuse Downtown, Persian Terrace, 100 E. Onondaga Street, Syracuse, New York 13202 on Wednesday, May 15, 2024 at 12:00 p.m. Eastern Daylight Time.
Whether or not you plan to attend the Meeting, the Board of Directors strongly encourages you to review the enclosed information and vote your shares. Your vote is important.
2023 PERFORMANCE HIGHLIGHTS:
In 2023, the Company continued to rely upon and enhance the strong foundational elements of its business. Rapidly changing market conditions, high inflation, a few high-profile bank failures and geopolitical conflicts posed significant challenges for banks and the broader financial services industry.
Despite these challenges, in 2023 the Company:
•	Continued to maintain robust regulatory capital ratios;
•	Took meaningful steps to further enhance the Company’s strong liquidity profile;
•	Increased loans outstanding by over 10%;
•	Continued to maintain strong asset quality, recording only 6 basis points in loan net charge-offs for the full-year;
•
Leveraged the strength of its core deposit base, driving a $16.7 million, or 4.0%, increase in net interest income, while improving the fully tax-equivalent net interest margin 22 basis points year over year;

•	Increased revenues in all three of its nonbanking financial services businesses, employee benefit services, insurance services and wealth management services;
•
Increased the cash dividend to our Shareholders by 2.3% in the third quarter, marking the 31st consecutive year of dividend increases. The Company’s unbroken streak places it in a very select group, and signifies the Company’s commitment to robust Shareholder returns; and

•	Named the 6th Most Trustworthy Company in America by Newsweek Magazine and recognized by Forbes Magazine as one of America’s Best Banks and one of the World’s Best Banks.
CORPORATE AND GOVERNANCE DEVELOPMENTS:
•
On December 31, 2023, Mark E. Tryniski retired as the Company’s President and Chief Executive Officer. The Board and the Shareholders wish to thank Mark for his devotion and service for the last 21 years. Under his leadership, the Company has grown from a community bank with $4.2 billion in total assets to a comprehensive financial services company with over $15.6 billion in total assets as of December 31, 2023. We appreciate Mark’s service and wish him the best after he steps down from the Board of Directors at this year’s Annual Shareholders Meeting.

•
On January 1, 2024, Dimitar A. Karaivanov was appointed as the new President and Chief Executive Officer of the Company and Community Bank, N.A. (the “Bank”) and became a Director of the Company and Bank. He is prepared to lead the Company through the challenging times we are experiencing with the goal of delivering above average returns with below average risks. The Board of Directors looks forward to working with Dimitar and growing the Company with the same disciplined approach that has served us to date.

Together with our Board of Directors, we wish to thank our Shareholders for your continued interest and support. The Board remains committed to serving your interests and focused on long-term value creation for all Shareholders.
Sincerely,

Eric E. Stickels Chair of the Board	Dimitar A. Karaivanov President and Chief Executive Officer

5790 Widewaters Parkway DeWitt, New York 13214-1883
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Community Bank System, Inc.:
Community Bank System, Inc., a Delaware corporation (the “Company”), will hold its annual meeting of Shareholders at Marriott Syracuse Downtown, Persian Terrace, 100 E. Onondaga Street, Syracuse, NY 13202, on Wednesday, May 15, 2024 at 12:00 p.m. Eastern Daylight Time for the following purposes:
1.	To elect 12 of the current Directors for a one (1) year term and until their successors are elected and qualified;
2.	To hold an advisory vote on executive compensation;
3.	To approve the Community Bank System, Inc. 2022 Long-Term Incentive Plan, as amended;
4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024; and
5.	To transact any other business which may properly come before the Meeting or any adjournment thereof.
The Shareholders of record at the close of business on March 22, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 15, 2024. The Company uses the “notice and access” delivery method which allows the Company to furnish proxy materials (the Proxy Statement, Form 10-K, and Annual Report) electronically via the Internet.
•	If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically requested them.
•
The Notice of Internet Availability of Proxy Materials contains instructions on how you can access the proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials.

Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.
By Order of the Board of Directors

Danielle M. Cima
Secretary
March 29, 2024
IMPORTANT NOTICE
The Company urges you to please vote your shares now whether or not you plan to attend the Meeting. Voting by the Internet or telephone is fast and convenient. If you request to receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the return envelope furnished for that purpose. If you hold your shares through an account with a broker, bank or other holder of record, please follow the instructions you receive from them to vote your shares. Please vote your shares so your vote can be counted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

5790 Widewaters Parkway DeWitt, New York 13214-1883
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 15, 2024
This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors (the “Board”) of Community Bank System, Inc. (the “Company”), the holding company for Community Bank, N.A. (the “Bank”), for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at 12:00 p.m. Eastern Daylight Time on Wednesday, May 15, 2024 at Marriott Syracuse Downtown, Persian Terrace, 100 E. Onondaga Street, Syracuse, NY 13202. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 29, 2024.
PROXY STATEMENT SUMMARY
This summary highlights information contained in the Proxy Statement. It does not contain all of the information Shareholders should consider in making a voting decision, and Shareholders should read the entire Proxy Statement carefully before voting.
ANNUAL MEETING INFORMATION
Meeting: Annual Meeting of Shareholders	Ticker Symbol: CBU
Date: May 15, 2024	Exchange: New York Stock Exchange
Time: 12:00 PM Eastern Daylight Time	Outstanding Shares of Common Stock: 52,761,590
Location: Marriott Syracuse Downtown	State of Incorporation: Delaware
100 E. Onondaga Street Syracuse, New York 13202
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 15, 2024
This Proxy Statement and the Annual Report for the year ended December 31, 2023 (referred to as the “Annual Report”) to Shareholders are available at https://ir.communitybanksystem.com/financials/sec-filings-annual-report/default.aspx.
The information found on, or otherwise accessible through, the Company’s website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.
1

VOTING ITEMS AND BOARD RECOMMENDATIONS
			Page Reference
Proposal 1	Election of Director Nominees	FOR each Director Nominee	11
Proposal 2	Advisory Vote on Executive Compensation	FOR	72
Proposal 3	Approval of the Community Bank System, Inc. 2022 Long-Term Incentive Plan, as amended	FOR	73
Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	78
VOTING YOUR SHARES
If you are a Shareholder of record as of March 22, 2024, you will be able to vote in four ways: by telephone, by proxy card, in person at the Meeting, or by the Internet before the Meeting as follows:
•	By Telephone: 1-800-690-6903
•	Online: Visit www.proxyvote.com and enter the control number found in the Notice of Internet Availability.
•	By Mail: Complete, sign, date, and return your proxy card in the envelope provided.
•	In Person: A Shareholder may vote in person at the Meeting by requesting a ballot from the Inspector of Election.
See “General Information for Voting Shares” on page 9 for more information on voting at the Annual Meeting.
2

BOARD COMPOSITION AND REFRESHMENT
The Directors strive to maintain a highly engaged Board with balanced tenure and substantive expertise that has the diversity of skills and backgrounds necessary to effectively oversee the Company’s management team and serve the long-term interests of the Company’s Shareholders.
Over the course of the last five years, the Board has added four new Directors in order to enhance the skills and gender and ethnic diversity of the Board. In February of 2024, following a thorough and thoughtful director search process, the Board added Michele P. Sullivan, who is a retired partner of Crowe LLP, in order to bring additional accounting, auditing, risk, and compliance expertise to the Board. Her appointment, along with Kerrie D. MacPherson in 2019, Susan E. Skerritt in 2020, and Jeffery J. Knauss, in 2021, reflects the Board’s focused efforts to refresh the composition of the Board and foster a diverse composition of members.
The following table provides the ages, tenures, independence, diversity, and current committee membership of the 12 Director Nominees for the Annual Meeting.
Name	Age	Years on Board	Independent	Gender, Ethnic or Racial Diversity(1)	Audit Committee	Compensation Committee	Governance Committee	Risk Committee	Trust	Strategic/ Executive Committee
Mark J. Bolus	58	13	✔	✔
Neil E. Fesette	58	13	✔
Dimitar A. Karaivanov	42	<1
Jeffery J. Knauss	37	2	✔	✔
Kerrie D. MacPherson	65	4	✔	✔
John Parente	57	13	✔
Raymond C. Pecor, III	55	6	✔
Susan E. Skerritt	69	3	✔	✔
Sally A. Steele	68	20	✔	✔
Eric E. Stickels*	62	8	✔
Michele P. Sullivan	61	<1	✔	✔
John F. Whipple, Jr.	68	13	✔
Member	Chair	*Chair of the Board
(1)
The Board defines racial and ethnic diversity to include any race/ethnic self-identification as Black, African American, North African, Middle Eastern, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaskan Native. Mr. Knauss self-identifies as Asian American, Mr.  Bolus self-identifies as Middle Eastern descent, and Ms. MacPherson, Ms. Skerritt, Ms. Steele, and Ms. Sullivan are females.

A balanced Board composition, supplemented by a thoughtful approach to Director refreshment, is a continuing priority for the Company. The Governance Committee utilizes a skills matrix approach to assess the experience, skills, independence and diversity of nominees in the context of the current composition and needs of the Board. The Committee endeavors to identify nominees that possess integrity, diverse business experiences, professional achievement, appropriate skills, and geographic backgrounds reflecting the Company’s markets. In addition, the Governance Committee believes a stronger Board is one that reflects diversity. The Governance Committee also believes it is desirable to maintain a mix of experienced, tenured Directors who possess institutional knowledge along with the addition of newer Directors who have identified expertise and experience. The Governance Committee will continue to consider a diverse pool of candidates in the Director nomination process to further enhance diversity on the Board and add appropriate skills and experience in connection with succession planning at the Board level.
3

Board Refreshment
The charts below summarize the tenure, independence, age, and diversity of the 12 Director Nominees.

Ethnic, Racial and Gender Diversity

50% Diverse

33%
17%
50%
Not-Diverse
Gender Diversity
4 out of 12
Directors Nominees are women
Ethnic Diversity
2 out of 12
Directors Nominees are racially/ethnically diverse

Director Tenure

Average Tenure = 8 Years

12+ Years
42%
5-12 Years
16%
Less than 5 Years
42%

Director Age

Average Age = 58

65 and Over
33%
67%
Under 65

Director Independence

92% Independent

Independent
Non-Independent

4

GOVERNANCE HIGHLIGHTS
The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our Shareholders. The Board regularly reviews the Company’s governance practices, industry developments, and Shareholder feedback to ensure continued effectiveness. For more information regarding our corporate governance practices, see the disclosure starting on page 27.
Below are selected highlights of the Company’s corporate governance program.
Effective Board Composition and Refreshment
Highly engaged Board with balanced tenure and substantial, wide ranging experience.
Strong Board refreshment practices, with over 40% of the Directors having a tenure of five years or less.
Regular refreshment at committee level, with rotation guidelines for members and leadership positions.
Mandatory retirement policy at age 70.
Ongoing Director succession planning focused on annual review of skill sets of current Directors and identification of additional skills/experience desired.

Diverse skills and experience represented on the Board, including financial and accounting expertise, financial services experience, digital technology, marketing, internal audit, public company, merger and acquisitions, and C-suite experience, and thorough knowledge of the Company’s geographic and financial sector markets.

Robust Shareholder Rights
All Directors elected annually.
Majority voting standard for Director elections.
All Shareholders have the same voting rights.
No shareholders rights plan.
Board Accountability and Independence
11 out of 12 Director Nominees are independent and Audit, Governance and Compensation Committees comprised entirely of independent Directors.
Stock Ownership requirements for Directors and executives.
Directors are subject to over-boarding restrictions.
No pledging or hedging by Directors (pledging only with prior written consent).
Conflict of Interest Policy for Directors.
Board Effectiveness
Engaged independent non-executive Chair of the Board.
Executive sessions of independent Directors held regularly.
Annual Board and Audit, Compensation, and Governance Committee Self-Evaluations.
Annual formal process to evaluate CEO performance and compensation.
Corporate Governance Standards and Committee charters reviewed annually.
Strong Board engagement in risk management and oversight, including a standalone Risk Committee comprised of all Directors.
Board and Committee use of outside independent advisors.
5

EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS
Set forth below is a table illustrating our sound and balanced compensation practices used to support our business strategies, align with our pay-for-performance philosophy, and exercise strong oversight to mitigate excessive risk-taking:
What We Do:	What We Don’t Do:

Pay for Performance. A significant percentage of our named executives’ total compensation is variable and at-risk and based upon our performance, ranging from 64% for Mr. Tryniski the CEO and 55% on average for the other named executives.
No “timing” of equity grants. We only grant equity awards on predetermined dates.

Evaluate and Manage Risk. The Compensation Committee reviews incentive compensation programs annually to ensure a balance of short-term and long-term incentives and that our programs do not encourage excessive risk taking.
No tax gross-ups on Perquisites. We do not provide our named executives with tax gross-ups on perquisites in any of our compensation plans or agreements.

Independent Expert Advice. The Compensation Committee engages a consultant that is independent and free of conflicts of interest to provide the Committee with expert executive compensation advice on executive compensation matters.
No tax gross-ups for Change in Controls. We do not provide our named executives with tax gross-ups for change in control benefits in any of our compensation plans or agreements.
Require Significant Stock Ownership. Our named executives are subject to robust stock ownership requirements to promote alignment with our Shareholders.
No “Single-Trigger” Change In Control Provisions. Our change in control provisions require both a change in control and a subsequent involuntary termination without “cause” or voluntary resignation for “good reason” for a named executive to be eligible to receive severance or accelerated vesting in connection with a change in control transaction.

Executives Subject to a Robust Clawback Policies. The Compensation Committee has adopted a new recoupment policy (“clawback”) that complies with the new SEC rules and NYSE listing standards for the Company’s Section 16 officers, which includes all of the named executives, for the recovery of any erroneously awarded incentive-based compensation. The Company also maintains a discretionary recoupment policy applicable to our named executives and our broader executive team that allows for recoupment of annual cash incentives and equity based compensation in the event of a financial restatement, or the event of certain acts of misconduct, including violations of law, regulation or Company policy.
No Excessive Perquisites. Our named executives are entitled to only limited perquisites.

Capped Incentives. In 2023, annual cash incentive compensation is based on the achievement of the objectives set forth in the MIP (as defined below), ranging from 0% to 162.5% based on the threshold, target, and maximum achievement levels.

Prohibit Repricing of Stock Options. Our equity incentive plan prohibits the repricing of options without Shareholder approval.

Prohibit Hedging and Pledging. We prohibit our employees, executive officers, and Directors from engaging in hedging of Company stock and derivatives. Without prior written consent, our employees, executive officers, and Directors are also prohibited from holding Company stock in a margin account or otherwise pledging our stock.

6

CULTURE, COMMUNITY AND RESPONSIBILITY
A core mission of the Company’s employees, executive leadership and Directors is active engagement with not only the Company’s customers, but the civic institutions, non-profits, schools and other organizations that comprise the communities where we live and work. As an organization that is community based, we are committed to supporting volunteerism, implementing environmentally sound practices, working with small businesses, and serving the broad financial service needs of the communities in our geographic markets. We are proud of the industry recognition we continue to receive, including being named in 2023 as the 6th Most Trustworthy Company in America by Newsweek Magazine and one of America’s Best Banks and One of the World’s Best Banks by Forbes Magazine. In addition, we recognize that the development and support of the Company’s human capital is an essential element of the Company’s success. We are focused on furthering our corporate responsibility strategy in alignment with our business and evolution of important topics across the banking industry. In 2023, we engaged a third-party advisory firm to assist the Company with its continued focus on its corporate responsibility strategy and formed a Corporate Responsibility Committee to increase emphasis on corporate responsibility and to implement certain strategies identified by the advisor and adopted by the Company’s senior management.
Recent highlights of the Company’s commitment to corporate social responsibility and support of our communities and employees include:
Highlights
Human Capital Initiatives
•
As described on page 25, the Company adopted its Culture and Diversity Strategic Pillars of culture, recruitment, learning, policy and practice, and communication to implement strategic initiatives across the enterprise in an effort to deepen the appreciation of each other’s unique contributions to the Company while creating improved individual wellbeing and organizational results.

•
The Company continued to leverage the “MyVoice” program, a Company-wide program to enhance employee satisfaction and engagement. The goal of MyVoice is to foster a culture of open communication and feedback to enhance our employee experience making Community Bank a best place to work. In 2023, the Company also repositioned its performance management review process to provide ongoing and more frequent feedback in order to achieve higher performance, engagement and commitment to improve outcomes and productivity.

•
In 2023, the Company’s Culture and Diversity Council continued its initiatives on culture and diversity across the areas of talent acquisition and retention, employee community service spotlights, and unconscious bias awareness. The Council engaged our workforce in advancing diversity initiatives and identifying future initiatives.

•
The Company developed future leaders through its leadership programs to strengthen our succession and leadership capabilities, as well as reinforce our commitment to promote from within. Over 113 leaders participated in these programs in 2023.

Supporting our Communities
•
In 2023, the Company appointed a Director of Community and Corporate Relations. This new role reflects the importance to our entire organization of investing in our communities to support the well-being and sustainability of those places where we all live, work, and raise our families.

•	In 2023, the Company donated more than $3.7 million to over 2,000 charitable organizations in the Company’s footprint.
•	Our employees volunteered 16,000 hours of their time to over 900 non-profit organizations in 2023, including those dedicated to underserved and disadvantaged communities.
•
In 2023, the Company pledged $250,000 to the Growth + Equity Fund (“G+E Fund”) at the CenterState CEO Foundation specifically earmarked to support entrepreneurs of color, women, veterans, new Americans and those with low to moderate incomes, providing them access to flexible capital with borrower-friendly terms to facilitate the growth of their businesses.

•
The Bank offers financial literacy programs geared towards students and adults, including programs offered in elementary and high schools and, in collaboration with our community partners, programs focused on adults in lower and middle income communities.

7

•
We continue to expand our digital banking services to include powerful, flexible and easy to use technology, including the addition of a complimentary credit monitoring service, in order to enhance the digital banking services provided to our customers.

•
The Company continues to participate in the Upstate Minority Economic Alliance, the only Minority Chamber of Commerce in the Upstate New York Region, and in 2023, further supported the organization through providing meeting space and holding clinics in order to strengthen its relationship with member businesses and expand the pool of diverse clients and potential vendors for the Company and its financial subsidiaries.

Environmental Sustainability Initiatives
•
The Company engaged an outside advisor to assist management in identifying corporate responsibility priorities and initiatives in order to support a healthier, more sustainable future for our stakeholders including our investors, employees, communities we serve, and customers. The Company established the Corporate Responsibility Committee lead by the Senior Vice President of Risk Management and consisting of members of the Company’s and Bank’s management team with the responsibility of executing on such priorities and initiatives.

•
The Company invested $5,000,000 in a solar tax equity fund to participate in regionally-based small- to mid-size solar projects primarily designed to promote public welfare, including the welfare of low- and moderate-income communities or families.

•
The Company analyzed HVAC systems, air quality, and energy efficient systems in connection with the build out of the Company’s new headquarters in DeWitt, New York with the goal to create an energy efficient and healthy space for our employees to work.

8

GENERAL INFORMATION FOR VOTING SHARES
Proxy Materials are Available on the Internet
The Company uses the cost-effective and environmentally-friendly “notice and access” delivery method which allows the Company to furnish proxy materials (the Proxy Statement, Form 10-K, and Annual Report) electronically via the Internet. The Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to its Shareholders, on approximately March 29, 2024, with instructions on how to access the proxy materials online or request a printed copy of the materials.
Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials electronically by email or in print by mail. The Company encourages Shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of the Meetings and reduce the Company’s printing and mailing costs.
The Annual Report of the Company for the fiscal year ended December 31, 2023, incorporating the Form 10-K filed by the Company with the SEC, is being provided to Shareholders with this Proxy Statement.
The proxy materials relating to the 2024 Annual Meeting and the 2023 Annual Report are available on the Internet at www.proxyvote.com. The Notice of Internet Availability contains the necessary codes required to access the proxy materials and to vote online or by telephone. The materials are also available on the Company’s investor relations page at: https://ir.communitybanksystem.com/financials/sec-filings-annual-report/default.aspx.
Voting Rights and Proxies
The Board has fixed the close of business on March 22, 2024 as the record date for determining which Shareholders are entitled to notice of, and to vote at, the Meeting. At the close of business on the record date, 52,761,590 shares of common stock were outstanding and entitled to vote at the Meeting, which is the Company’s only class of voting stock. Each share of outstanding common stock is entitled to one vote with respect to each proposal to come before the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a Shareholder meeting.
If shares are registered directly in a Shareholder’s name with the Company’s transfer agent, Equiniti Trust Company, LLC (“Equiniti”), then such Shareholder is the “shareholder of record” with respect to those shares. If the shares are held in an account at a bank, broker, or other holder of record, then the Shareholder is considered the “beneficial owner of shares held in street name.” As a beneficial owner, the Shareholder has the right to instruct the broker, bank, or other organization holding the shares on how to vote such shares.
Voting Procedures
There are four ways to vote:
Online before the Meeting
If a Shareholder has Internet access, he or she may vote the proxy by visiting www.proxyvote.com and entering the control number found in the Notice of Internet Availability; or if the Shareholder received a printed set of proxy materials, by following the instructions provided on the proxy card. The availability of online voting may depend on the voting procedures of the broker, bank or other organization that holds the shares.

In Person at the Meeting
Shareholders may cast their votes at the Meeting. If the Shareholder is the beneficial owner of shares held in street name and wishes to vote in person at the Meeting, he or she must also obtain a “legal proxy” from the broker, bank or other organization that holds the shares. A legal proxy is a written document that authorizes the beneficial shareholder to vote the shares held in street name at the Meeting. A Shareholder must contact the broker, bank or other organization that holds such shares for instructions prior to the Meeting to obtain a legal proxy. The beneficial shareholder must bring a copy of the legal proxy to the Meeting. In order for the vote to be counted, the beneficial shareholder must hand both the copy of the legal proxy and the completed ballot to the Inspector of Election.

Phone
If the Shareholder requested printed copies of the proxy materials by mail, he or she will receive a proxy card or voting instruction form and may vote by calling the toll free number found on the card or form. The availability of phone voting may depend on the voting procedures of the broker, bank or other organization that holds the shares.

9

Mail
If the Shareholder received a printed set of the proxy materials by mail, he or she may submit the proxy card by mail by signing the proxy card if his or her shares are registered in the Shareholder’s name or by following the instructions provided by the broker, bank or other organization for shares held beneficially in street name, and returning it in the envelope provided.

All shares represented by valid proxies received prior to the taking of the vote at the Meeting will be voted and, where a Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the Shareholder’s instructions. If the Shareholder does not specify how the shares are to be voted, the shares will be voted in the manner recommended by the Board for matters presented for a vote at the Meeting as permitted by applicable law. An abstention by a Shareholder with respect to a matter to be voted on will be counted for purposes of determining the presence of a quorum, but will not be counted as votes cast at the Meeting. Any broker non-votes will be counted as being present for purposes of determining the presence of a quorum, but will not be counted as votes cast at the Meeting. Even if you plan on attending the Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Meeting.
A Shareholder may revoke the proxy and change his or her vote at any time before the taking of the vote at the Meeting as follows:
Online before the Meeting	A Shareholder may change the vote using the online voting method described above, in which case only the latest Internet proxy submitted prior to the Meeting will be counted.
In person at the Meeting
A Shareholder may revoke a vote made prior to the Meeting and change his or her vote by attending the Meeting and voting in person. However, attendance at the Meeting will not automatically revoke the proxy unless the Shareholder properly votes at the Meeting or specifically requests that the prior proxy be revoked by delivering a written notice of revocation prior to the Meeting to the Company’s Secretary at the Company’s address set forth above.

Phone	A Shareholder may change his or her vote using the phone voting method described above, in which case only the latest telephone proxy submitted prior to the Meeting will be counted.
Mail
A Shareholder may revoke the proxy and change his or her vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only the latest proxy card or voting instruction form received prior to the Meeting will be counted.

Shareholders who have shares that are registered differently or are in more than one account will receive more than one Notice of Internet Availability. Shareholders with shares registered directly in the Shareholder’s name with the Company’s transfer agent may contact Equiniti at (877) 253-6847 to request consolidation. If the shares are held through a broker, bank or other organization, the Shareholder can contact the broker, bank or other organization to request consolidation.
Proxy Solicitation Costs
The Company will pay its costs relating to the solicitation of proxies. The Company has retained Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003 to assist in soliciting proxies for a base fee of $9,500 plus reasonable and approved out-of-pocket expenses. Proxies may be solicited by officers, directors, and staff members of the Company personally, by mail, by telephone, or by other electronic means. The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s stock.
10

PROPOSAL ONE: ELECTION OF DIRECTORS
At the Annual Meeting, twelve (12) Directors are to be elected to serve on the Company’s Board. Brian R. Ace and Mark E. Tryniski are retiring from the Board effective as of the date of the Annual Meeting. As discussed more below, the Board would like to acknowledge and thank Messrs. Ace and Tryniski for their service and contributions to the Company. All Director Nominees have indicated a willingness to serve, and the Board knows of no reason that any Nominee will decline or be unable to serve if elected. Each of the twelve (12) Nominees is expected to continue to serve on the Board until his or her one-year term expires.
The Nominees who receive the greatest number of votes “for,” represented in person or by proxy at the Meeting, will be elected Directors, subject to our majority voting standard set forth below. Abstentions and broker non-votes will not have an impact on the election of Directors. All proxies in proper form which are received prior to the election of Directors at the Meeting will be voted “FOR” the Nominees listed below, unless authority is withheld in the space provided on the proxy card. In the event any Nominee declines or is unable to serve, the proxy agents intend to vote for the election of a successor Nominee, if any, as the Board may recommend.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS DIRECTOR.
Notwithstanding the application of plurality voting in the election of Directors, under our majority voting standard policy adopted by the Board, if the election of Directors is uncontested, a Director Nominee who does not receive the votes of at least the majority of votes cast with respect to such Nominee’s election is expected to tender to the Board his or her resignation promptly following the certification of election results. The Governance Committee will make a recommendation to the Board whether to accept or reject such resignation. The Board will act on the resignation, taking into consideration the Governance Committee’s recommendation, and will publicly disclose the decision and its rationale within 90 days of the certification of the election results. If the Board does not accept the resignation, the Director will continue to serve until his or her successor is duly elected or any earlier resignation, removal or separation. If the Board accepts the Nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to the Company’s Bylaws.
DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE
In considering candidates for the Board, the Governance Committee and the Board consider the entirety of each candidate’s credentials. Factors considered include, but are not necessarily limited to, outstanding achievement in a candidate’s personal career; broad and relevant experience; integrity; sound and independent judgment; experience and knowledge of the business environment and markets in which the Company operates; business acumen; and willingness to devote adequate time to Board duties. The Governance Committee considers diversity in the context of the Board as a whole including gender, race, ethnicity, personal attributes, experience and background of Directors and Nominees to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that each Director should have an understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and our business segments in relation to our competitors. Prior to nominating an existing Director for re-election to the Board, the Board and the Governance Committee consider and review, among other relevant factors, the existing Director’s meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills, and contributions that the Director brings to the composition of our Board as a whole.
In selecting the current Director Nominees who serve on the Company’s Board, the Governance Committee considered each individual’s business experience set forth below and the foregoing qualifications. In addition, the Governance Committee considered each individual’s experience and knowledge of the banking and financial services industry, knowledge of and standing in key geographic markets in which we operate, experience and knowledge with the organization, business model and strategic plans related to our success, independence in judgment and regulatory standards, special skills relevant to overall composition of the Board, including financial and accounting expertise, service with public companies, and experience in digital technology, corporate responsibility matters, internal audit, cybersecurity, real estate and commercial finance. The Governance Committee and the Board believe that each Director and Nominee brings his or her own particular expertise, knowledge and experience that provides the Board as a whole with the appropriate mix of skills, characteristics and attributes to work together and fulfill the Board’s oversight responsibilities to the Company’s Shareholders.
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The Company’s Bylaws and Governance Guidelines provide for, among other things, (i) a mandatory retirement age of 70, (ii) advance notice prior to serving on another public company board, and (iii) review of continued Board membership in the event of a significant change in the responsibilities or job position of a Director.
The key qualifications, skills, experience and perspective that each Director Nominee brings to the Board are included in their individual biographies. The Board firmly believes that our highly-qualified Director Nominees provide the Board with a diverse complement of specific business skills, experience and perspective necessary to ensure effective oversight. The following biographies describe the Director’s age, position with the Company, when he or she started as a Director with the Company, business experience and other public company board service for the past five (5) years, and the experience and attributes held by the Director relevant to his or her qualifications to serve on the Board:

Mark J. Bolus	Director Since: 2010 Age: 58 Committees: • Compensation (Chair) • Risk • Strategic/Executive • Trust
Mark J. Bolus is the President and Chief Executive Officer of Bolus Motor Lines, Inc. and Bolus Freight Systems, Inc., a transportation company serving the Northeast, Midwest, and Mid-Atlantic regions of the United States from its headquarters in Scranton, Pennsylvania and has 30 years of management and business experience operating a freight transportation company in the Company’s market.
Mr. Bolus is a seasoned Director with extensive management and business experience and provides the Board and Committees he serves with insight into the economic and business environment in Upstate New York and Northeast Pennsylvania, key geographic markets for the Company. Mr. Bolus also has considerable experience in real estate matters.

Neil E. Fesette	Director Since: 2010 Age: 58 Committees: • Compensation • Governance • Risk • Strategic/Executive (Chair)
Neil E. Fesette is the President and Chief Executive Officer of Fesette Realty, LLC and Fesette Property Management, located in Plattsburgh, New York, specializing in residential and commercial brokerage, property management, and real estate investment, development and consultation. Mr. Fesette is also involved in the community and serves as a director of Champlain Valley Physicians Hospital and North Country Workforce Partnership, Inc.
Mr. Fesette has extensive expertise in the real estate market in Upstate New York and provides the Board and the Committees he serves with insights into these key geographic markets where the Company operates its financial service and banking businesses. Northern New York and the Capital Region are important regions and Mr. Fesette’s knowledge regarding their economic development and areas of opportunity is a substantial benefit to the Board. Mr. Fesette also provides the Board with corporate governance and human capital and succession planning expertise developed over the course of his service on the Board.

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Dimitar A. Karaivanov	Director Since: 2024 Age: 42 Committee: • Risk
Dimitar A. Karaivanov is the President and Chief Executive Officer (“CEO”) of the Company and the Bank since January 1, 2024. Mr. Karaivanov joined the Company in June 2021 and served as its Executive Vice President of Financial Services and Corporate Development and was responsible for the business and financial performance of three of the Company’s four business lines – employee benefit services, insurance services, and wealth management services. In October 2022, he was appointed Executive Vice President and Chief Operating Officer (“COO”), adding the Company’s banking business to his responsibilities. He has gained a full understanding of all areas of the Company’s operations through his service as the Company’s Executive Vice President of Financial Services and Corporate Development and COO.
Prior to joining the Company, Mr. Karaivanov served as Managing Director in Lazard’s Financial Institutions Group from June 2018 through June 2021, and has extensive experience as an investment banker for banks, other financial institutions, and fintech companies at a number of leading financial services firms. Mr. Karaivanov holds an MBA degree from The Ohio State University Max M. Fisher College of Business. He is also a graduate of the American Bankers Association’s Stonier Graduate School of Banking.
Mr. Karaivanov was appointed to the Board on January 1, 2024 in connection with his promotion to President and CEO. The Board believes that the President and CEO should be a member of the Board in order to provide the Board with insights on all aspects of the Company’s challenges, opportunities, and operations. In addition to his insights as the CEO, he brings extensive financial and business experience as an investment banker and provides the Board with in depth finance and mergers and acquisitions expertise.

Jeffery J. Knauss	Director Since: 2021 Age: 38 Committees: • Audit • Governance • Risk
Jeffery J. Knauss is the former CEO and co-founder of Digital Hyve, a digital marketing and advertising firm located in Rochester and Syracuse, New York, which was acquired in 2021 by the Butler/Till Agency. Under Mr. Knauss’ leadership, Digital Hyve was named the 52nd fastest growing private company in the United States by Inc. Magazine in 2018 and remained on Inc.’s 5,000, a list of the fastest-growing privately held companies in the United States, for the following three years. Mr. Knauss is also an investor in several businesses including food service and start-ups focused on medical research, professional networking, e-commerce platforms, and mobile payment apps. He is active in the community and is a member of the Board of Directors of the SUNY Oswego Foundation and the United Way of CNY, and formerly served as a Board member of CenterState CEO and the Loretto Foundation.
Mr. Knauss has extensive experience in digital marketing and technology development and provides the Board and the Committees he serves with insights into consumer-centric marketing, digital technology development, cybersecurity, entrepreneurship and e-commerce matters. His experience and insight enhance the Board’s assessment of its technology and digital marketing strategy. Mr. Knauss serves as a liaison to the Company’s Technology Committee.

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Kerrie D. MacPherson	Director Since: 2019 Age: 65 Committees: • Audit (Chair) • Risk • Trust
Kerrie D. MacPherson was formerly a senior partner of Ernst & Young, LLP (“EY”) where she worked with clients across a broad range of industries over the course of her 32 year career. Her work as an auditor and in leadership roles in transaction advisory services in EY’s Toronto, Canada and New York offices, developed extensive experience in the financial services sector. Ms. MacPherson is a Fellow of the Chartered Professional Accountants of Ontario, the highest distinction conferred by the organization, and has also been recognized by Consulting Magazine’s Women in Leaders in Consulting and received its 2015 Excellence in Leadership Award.
Since April 2022, Ms. MacPherson has served as a Director and Audit Committee Chair of Synechron, Inc., a digital transformation consulting firm. In August 2023, she was appointed as a Director of SpartanNash Company (NASDAQ: SPTN), a food solution business engaged in wholesale and retail grocery products. She serves on the Audit and Nominating and Governance Committees.
Ms. MacPherson previously served on the Board of Directors of City Harvest, a non-profit focused on feeding the hungry in New York City. She formerly Co-Chaired City Harvest’s Governance and Audit Committees and served as a member of the Executive Committee. She serves on the Dean’s Advisory Board and Global Advancement Board for the University of Toronto’s Rotman School.
Ms. MacPherson provides the Board and the Committee she serves with considerable accounting, finance, mergers and acquisitions, and regulatory oversight experience acquired through her years of serving as a public accountant and advising public companies. She also provides the Risk Committee expertise in connection with its oversight of the Company’s cybersecurity program and holds the Cyber-Risk Oversight Certification issued by the National Association of Corporate Directors.
The Board has deemed Ms. MacPherson an “audit committee financial expert” as defined by SEC rules.

John Parente	Director Since: 2010 Age: 57 Committees: • Governance • Risk • Strategic/Executive • Trust (Chair)
John Parente is the Chief Executive Officer of CP Media, LLC, an owner of broadcast television stations headquartered in Wilkes-Barre, Pennsylvania. Over the course of his business career, Mr. Parente has developed broad expertise by serving in various executive and management positions in a range of business ventures, including companies engaged in manufacturing, real estate, construction, banking, distribution, and media. He serves on the Board of Directors of Sordoni Construction Company, a New Jersey based construction company serving commercial clients in New Jersey and New York. Mr. Parente has developed significant banking experience through his prior involvement as a founding director of a bank located in Pennsylvania.
Mr. Parente provides the Board and the Committees he serves with significant management, business, finance, and risk management expertise and provides insights into the economic opportunities in the Northeast Pennsylvania region, which is a key geographic area for the Company. He formerly served as the Chair of the Company’s Risk Committee and Strategic/Executive Committee and as a past member of its Audit Committee and is thoroughly familiar with the challenges and risks associated with the operations of the Company and its subsidiaries.

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Raymond C. Pecor, III	Director Since: 2017 Age: 55 Committees: • Governance • Risk (Chair)
Raymond C. Pecor, III is the President of Lake Champlain Transportation Company, based in Burlington, Vermont, a key regional transportation company responsible for the ferry service for the Lake Champlain area. Mr. Pecor is active in the local community and previously served on the board of the Champlain Valley Exposition, a not-for-profit organization serving the Vermont region by promoting agriculture, education, arts and culture, commerce and entertainment activities.
Mr. Pecor has over 10 years of experience in the banking industry having served as a member of Merchants Bank’s Board of Directors from 2009 through May 2017 and a member of Merchants Bancshares, Inc. (“Merchants”) Board of Directors from 2012 through May 2017. Over the course of his tenure on Merchants’ Board of Directors, he served on its Audit, Compensation and Governance Committees, and as the Chair of its Loan Committee. Mr. Pecor has significant entrepreneurial experience developed through participation in various development projects in the Vermont and New England area.
Mr. Pecor provides the Board and the Committees he serves with business and management experience, public company experience developed through his tenure on the boards of public company financial institutions, and brings expertise with respect to commercial lending and project finance, customer service, crisis response, leadership and risk management experience, and an understanding of the Vermont market and its industries, including transportation and telecommunications.

Susan E. Skerritt	Lead Director Director Since: 2020 Age: 69 Committees: • Audit • Compensation • Risk
Susan E. Skerritt has served as the CEO of West Walk Advisors, LLC since 2018. She has also served as a Senior Advisor with Promontory Financial Group, a wholly owned subsidiary of IBM, providing consulting services to financial institutions on regulatory, governance, and risk management matters from February 2018 to June 2021. She previously served as a Senior Advisor with Boston Consulting Group providing treasury management services to the group’s clients from January 2021 to May 2022.
Over the course of the last 35 years, she has served in various executive leadership positions, including serving as Chairwoman, Chief Executive Officer and President of Deutsche Bank Trust Company Americas, Deutsche Bank’s U.S. commercial banking entity, from 2016 to 2018. Previously at Deutsche Bank, she led the transaction banking businesses in North and South America, and also led the global correspondent banking business. Prior to Deutsche Bank, Ms. Skerritt spent seven years at Bank of New York Mellon Trust Company, N.A. where she served as an Executive Vice President, and executive member of its Board of Directors.
Ms. Skerritt’s corporate board experience includes service as an independent director on the Board of Directors of the RBC U.S. Group Holdings LLC, the intermediate holding company for Royal Bank of Canada’s U.S. operations, where she served as the Chair of its Human Resources and Corporate Governance Committee, as well as a member of its Audit and Risk Committees.
Ms. Skerritt is the Board’s Lead Director and provides the Board and the Committees she serves with considerable finance, risk management, governance, financial services, mergers and acquisitions, and regulatory oversight experience acquired through her years of senior leadership positions as an executive at prominent financial institutions. Ms. Skerritt also has experience in cybersecurity matters and holds the Cyber-Risk Oversight Certification issued by the National Association of Corporate Directors.
Since 2018, Ms. Skerritt has served as a Director and member of the Audit Committee of Tanger, Inc. (NYSE: SKT) and, since 2022, has served as Chair of its Audit Committee. Since July 2021, she has served as a Director of IG Group Holdings plc (IGG:L). She served as a Director of VEREIT, Inc. (NYSE: VER) from February 2021 through November 2021. She has also served on the Board of Trustees of Hamilton College since 1994, and has been a Director of the Falcon Group since February 2020, where she serves as Chair of its Audit and Risk Committee. She was elected as a Trustee of the Village of Saltaire in June 2022. Ms. Skerritt previously served as a Director of The Brooklyn Hospital Center from 2013 to 2022.
The Board has deemed Ms. Skerritt an “audit committee financial expert” as defined by the SEC rules.

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Sally A. Steele	Director Since: 2003 Age: 68 Committee: • Compensation • Risk • Strategic/Executive
Sally A. Steele is a retired attorney from Tunkhannock, Pennsylvania and has extensive experience in her legal practice with businesses in Northern Pennsylvania and natural gas drilling in the Marcellus Shale region of Pennsylvania and the economic impact of such activities in key markets for the Company.
Ms. Steele is a frequent presenter at BankDirector conferences sharing her expertise with top executives and board members in the financial services industry on topics including board orientation and mergers and acquisitions. Ms. Steele was included in the 2019 WomenInc.’s Most Influential Corporate Directors, a listing of women executives, influencers and achievers contributing leadership to corporate boards on S&P 1000/Mid-Cap publicly held companies.
Ms. Steele previously served as Chair of the Board from January 2017 through December 2021 and its Lead Director from January 2022 through May 2023. She has developed extensive public company oversight experience gained from more than 30 years of service as a director of national banks and banking holding companies. Ms. Steele has also gained significant mergers and acquisition experience through her prior board service and has a thorough understanding of the evaluation of acquisition opportunities and issues related to evaluating potential transactions. Ms. Steele provides the Board and the Committees she serves with significant corporate governance and leadership expertise through her prior experience chairing the Company’s Governance Committee and Strategic/Executive Committee and having served as a member of Audit, Compensation, Risk, and Trust Committees.

Eric E. Stickels	Chair of the Board Director Since: 2015 Age: 62 Committees: • Risk
Eric E. Stickels was formerly the President of Oneida Financial Corp. (“Oneida Financial”) until 2015 and has over 35 years of experience in the banking industry previously serving in various leadership, operational and financial positions with Oneida Savings Bank and its bank holding company, Oneida Financial. He also served on the Board of Directors of Oneida Financial and Oneida Savings Bank and as a member of their Asset/Liability, Trust Investment, Compliance, Information Technology, Loan, and Marketing Committees.
Mr. Stickels has significant ties to the Mohawk Valley region of Central New York and is actively involved in the community serving on a variety of local organizations, including as the President of the Oneida Community Golf Club, a member of NYSARC, Inc.’s investment committee, and President and Director of the Cortland Funding Facilities for the Handicapped, Inc.
Mr. Stickels is Chair of the Board and provides the Board and the Committees he serves with significant knowledge and experience relating to bank operations, public companies and bank holding companies and their financial reporting obligations and risk management requirements. During the course of his tenure at Oneida Financial, he gained significant financial and risk management experience with direct supervision of the risk management programs at the institution and its financial subsidiaries. Mr. Stickels’ risk management experience has been a great asset to the Board and led to his selection as the Chair of the Stress Testing Subcommittee which existed from 2017 to 2019 as part of the Bank’s preparation for crossing the $10 billion in assets threshold.
The Board has deemed Mr. Stickels an “audit committee financial expert” as defined by the SEC rules.

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Michele P. Sullivan	Director Since: 2024 Age: 61 Committees: • Audit • Risk
Michele P. Sullivan is a retired partner of Crowe LLP (“Crowe”), joining the firm in 1992 and working there until her retirement on March 31, 2023. Over the last 31 years, she specialized in providing consulting services to the financial services sector and worked with top United States and global banks, as well as mid-market insurance carriers and fintech companies, providing consulting services on risk, compliance, internal audit, technology, strategic acquisitions, merger integration, and governance matters. Ms. Sullivan is a certified public accountant (CPA) and a certified risk management professional (CRMA).
Ms. Sullivan provides the Board and the Committees she serves with considerable accounting, mergers and acquisitions, financial reporting, internal audit, and regulatory oversight experience acquired through her years of serving as a CPA and advising public companies on their financial statements and related SEC filings and governance, risk and compliance matters.
The Board has deemed Ms. Sullivan an “audit committee financial expert” as defined by the SEC rules.

John F. Whipple, Jr.	Director Since: 2010 Age: 68 Committees: • Audit • Governance (Chair) • Risk
John F. Whipple, Jr. is the Chief Executive Officer of Buffamante Whipple Buttafaro, P.C., a regional certified public accounting and business advisory firm with offices in Olean, Jamestown and Orchard Park, New York. Mr. Whipple is a certified public accountant with over 40 years of experience in advising Western New York businesses and individuals on tax planning, structuring of business transactions, financing transactions and strategic planning for businesses.
Mr. Whipple provides the Board and the Committees he serves with significant management and corporate governance experience, as well as expertise with respect to corporate finance, accounting and the analysis of public company financial statements and related SEC filings.
The Board has deemed Mr. Whipple an “audit committee financial expert” as defined by the SEC rules.

RETIRING DIRECTORS
Effective as of the date of the Annual Meeting, Messrs. Ace and Tryniski will retire from the Board. Over the last 21 years, Mr. Ace has provided leadership as the Chair of the Compensation and Governance Committees and has contributed greatly to the Board with his knowledge of the Northeast Pennsylvania market, a key geographic region for the Company.

Brian R. Ace	Director Since: 2003 Age: 68 Committees: • Compensation • Risk • Trust
Brian R. Ace was formerly the owner and President of Laceyville Hardware, a household and construction supply retail business located in Laceyville, Pennsylvania. Mr. Ace brings to the Board his business experience and an understanding of the business environment in our Northeast Pennsylvania market. Prior to joining the Company, Mr. Ace had significant bank director experience with another bank headquartered in Pennsylvania.
Mr. Ace has over 25 years of experience serving as a director of a national bank and public bank holding company and has served on the Company’s Audit, Trust, and Risk Committees, and chaired its Governance and Compensation Committees in past years.
As a seasoned director, Mr. Ace is thoroughly familiar with the duties and responsibilities of public company audit, nominating and compensation committees and brings this knowledge and expertise to the Board and Committees on which he serves.

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The Company owes a tremendous debt of gratitude to Mr. Tryniski. He joined the Company in 2003 as its Chief Financial Officer and has been at the helm since 2006. Under his leadership, the Company has grown from $4.2 billion in total assets to over $15.6 billion in total assets as of December 31, 2023. Mr. Tryniski is the architect of the Company’s core values of integrity, excellence, teamwork, and humility, creating a corporate culture that embodies these values, and has assembled an executive team that is poised for continued success. Although Mr. Tryniski is retiring from the Board at this year’s Annual Shareholders Meeting, he will continue to support the transition to Mr. Karaivanov by serving as a consultant for the Company until the end of the year.

Mark E. Tryniski	Director Since: 2006 Age: 63 Committee: • Risk
Mark E. Tryniski retired as the President and Chief Executive Officer of the Company on December 31, 2023 after serving in the role since 2006. He previously served the Company in the positions of COO and Chief Financial Officer. Prior to joining the Company in 2003, Mr. Tryniski was a partner of PricewaterhouseCoopers LLP where he gained extensive experience in the financial service industry, manufacturing, and a broad array of business sectors.
Mr. Tryniski serves on the Board of Directors of the New York Bankers Association and Pursuit Lenders. From 2007-2022, he served as a director of CONMED Corporation (NYSE: CNMD), a medical technology public company where he formerly served as the Chairman of the Board of Directors.
Mr. Tryniski has served on the Board since assuming the position of President and CEO in 2006. Mr. Tryniski is familiar with all aspects of the Company’s businesses and provides the Board and the Committee he serves with insights into its operations, accounting methods, risks, personnel, opportunities, and challenges. Based on his extensive financial and business experience and his service on another public company board, Mr. Tryniski also provides the Board with a comprehensive perspective on a broad range of business issues including finance, mergers and acquisitions, risk management, regulatory oversight, and corporate governance expertise.

COMPENSATION OF DIRECTORS
The Board has a retainer-based compensation structure based on the recommendation of the Compensation Committee with input from its independent compensation consultant. The following table sets forth the annual retainer fee structure paid to the Directors for their service on the Board and the various committees on which they served in 2023:
Position	Board	Audit Committee	Compensation Committee	Risk Committee	Governance Committee	Strategic/ Executive Committee	Trust Committee
Chair	$115,000	$22,500	$15,000	$15,000	$15,000	$10,000	$10,000
Member	$60,000	$10,000	$7,000	None	$7,000	$5,000	$5,000
In addition to the retainers set forth above, the Company also pays an annual retainer of $5,000 to the Board’s representative on the Company’s Technology Committee, who in 2023 was Mr. Knauss. The Company pays the travel expenses incurred by each Director in attending meetings of the Board. Any executive officer serving on the Board does not receive compensation for attending Board and committee meetings.
Consistent with aligning director compensation with the long-term interests of Shareholders, the Directors also receive a portion of their total compensation in the form of equity grants under the Community Bank System, Inc. 2022 Long-Term Incentive Plan, as amended (the “2022 Plan”). In March 2023, the Directors received the equity component of their compensation in the form of deferred stock units. The Board believes that providing part of the Directors’ compensation in the form of an annual equity award is consistent with the Company’s overall compensation philosophy of aligning the interests of individual directors with the long-term interests of the Company’s Shareholders, and assist the Company to attract highly qualified individuals to serve on the Board.
The equity award grants reflected in the Director Compensation Table below were made under the 2022 Plan which allows for the issuance of deferred stock unit grants in an amount determined by the Compensation Committee. Directors are allowed to defer receipt of the units to a future date of up to ten years following the grant date. The value
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of the deferred stock units track the market value of the Company stock and are ultimately paid out in shares of the Company stock on the deferred payment date. The Director equity grants are designed to provide a reasonable component of total Director compensation that aligns Director compensation with the long-term interests of the Shareholders.
The following table summarizes the annual compensation paid to each non-employee Director for his or her service to the Board and its committees in 2023. The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.
DIRECTOR COMPENSATION
Name(1)	Fees Earned or Paid in Cash ($)	Deferred Stock Awards ($)(2)	Total ($)
Brian R. Ace	$72,750	$62,385	$135,135
Mark J. Bolus	$85,000	$62,385	$147,385
Jeffrey L. Davis (retired)	$31,875	$62,385	$94,260
Neil E. Fesette	$85,250	$62,385	$147,635
Jeffery J. Knauss	$78,250	$62,385	$140,635
Kerrie D. MacPherson	$82,813	$62,385	$145,198
John Parente	$79,375	$62,385	$141,760
Raymond C. Pecor, III	$82,000	$62,385	$144,385
Susan E. Skerritt	$77,000	$62,385	$139,385
Sally A. Steele	$73,875	$62,385	$136,260
Eric E. Stickels	$115,000	$62,385	$177,385
John F. Whipple, Jr.	$86,688	$62,385	$149,073
(1)	Mark E. Tryniski, the former President and CEO, did not receive any compensation for his service as a director in 2023. Mr. Tryniski’s compensation is set forth in the Summary Compensation Table.
(2)
The amounts in this column reflect the grant date fair value of deferred stock units computed in accordance with ASC Topic 718 for equity awards granted in 2023 pursuant to the 2022 Plan. The deferred stock unit award was made and vested on March 13, 2023. As of December 31, 2023, each Director had the following number of deferred stock units outstanding: Mr. Ace 7,633; Mr. Bolus 1,886; Mr. Davis (retired) 4,119; Mr. Fesette 3,436; Mr. Knauss 1,199; Ms. MacPherson 3,436; Mr. Parente 1,199; Mr. Pecor 4,169; Ms. Skerritt 2,504; Ms. Steele 1,199; Mr. Stickels 2,299; and Mr. Whipple 2,504.

Directors may elect to defer all or a portion of their cash director fees pursuant to the Company’s Deferred Compensation Plan for Directors. Directors who elect to participate in the plan designate the percentage of their director fees which they wish to defer (the “deferred fees”) and the date to which they wish to defer payment of benefits under the plan (the “distribution date”). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his or her deferred fees, the number of deferred shares of the Company’s common stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director’s account either in a lump sum or in annual installments over a three, five, or ten year period. The effect of the plan is to permit directors to invest deferred director fees in Company stock, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of the Shareholders. No earnings are deemed above-market or preferential on compensation deferred under the Deferred Compensation Plan for the Directors. Directors currently participating in the plan hold at risk share equivalent units (based on cash fees directors have deferred under the plan), which are subject to market price fluctuations in the Company’s stock in the following amounts as of December 31, 2023: Mr. Ace 3,434 units; Mr. Davis (retired), 59,301(1) units; Mr. Fesette 7,903 units; Mr. Pecor, 15,808(1) units; Ms. Steele 6,992 units; and Mr. Whipple 7,848.
(1)
Included in the units for Mr. Davis and Mr. Pecor are 53,609 and 9,340 share units, respectively, that are a result of deferred directors fees from Merchants which were converted to Company stock at the time of the merger.

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Corporate Responsibility
The Company recognizes the continuing importance of corporate responsibility and continues to further our corporate responsibility strategy, including environmental, social and human capital, and governance initiatives, in alignment with our businesses. We understand that a thoughtful, coordinated approach to our corporate responsibility obligations will support a healthier, more sustainable future for our stakeholders including our investors, employees, communities we serve, and customers. We expect to build upon our core values as a community financial institution and our core mission of serving the financial needs of our communities. We expect our developing corporate responsibility strategy will align with the nature and scale of our business in respecting the environment and the evolution of corporate responsibility principles in our industry.
In 2023, the Company formed the Corporate Responsibility Committee made up of key members of the Company’s and Bank’s senior management to formulate ways to advance the Company’s corporate responsibility goals across the enterprise. Some of our specific efforts and commitments regarding our environment, our people and our community for 2023 and 2024 are summarized below. See the section entitled Corporate Governance on page 27 for information on our governance principles.
Our Environment	Our People	Our Community
• Invested $5,000,000 in a solar tax equity fund to participate in regionally-based small- to mid-size solar projects primarily designed to promote public welfare, including the welfare of low- and moderate-income communities or families.

• Adoption of Culture and Diversity Strategic Pillars and the implementation of strategic initiatives across the enterprise in an effort to deepen the appreciation of each other’s unique contributions to the Company while creating improved individual wellbeing and organizational results.
• Appointed Director of Community and Corporate Relations in 2023 to develop priorities and strategies around the Company’s investments and volunteerism across its communities.
• Responsible waste management and recycling practices including recycling of over 66,000 pounds of electronic equipment.
• Engagement of our Culture and Diversity Council which fosters diversity and inclusion by providing a platform for an open dialogue on how to make the Company a more diverse and open workplace. Ms. MacPherson is the Board’s liaison to the Council and her participation demonstrates the Board’s commitment to the oversight of human capital management.
• We contributed over $3.7 million to 2,000 charities and our employees volunteered over 16,000 hours to approximately 900 organizations in our footprint during 2023.
• Exploring ways to incorporate energy efficiencies into the renovation of the Company’s new DeWitt, New York headquarters and the new de novo branches we plan to open in 2024 and 2025.
• Developed future leaders through the Company’s leadership programs to strengthen our succession and leadership capabilities, as well as reinforce our commitment to promote from within. Over 113 leaders participated in these programs in 2023. In 2024, the Company again included a performance objective in the Management Incentive Plan tied to advancing the Company’s executive leadership program, through providing leadership opportunities for the graduates of that program, identifying leaders in the Company and creating development plans for each.

• In 2023, the Company pledged $250,000 to the G&E Fund at the CenterState CEO Foundation specifically earmarked to support entrepreneurs of color, women, veterans, new Americans and those with low to moderate incomes, providing them access to flexible capital with borrower-friendly terms to facilitate the growth of their businesses.

• Provided $68 million in commercial credit facilities that financed projects incorporating elements of solar or energy efficient technology.
• Continued to leverage the Company-wide employee engagement survey and program called “MyVoice.” Employee engagement is an important part of our human capital focus and this program helps facilitate our progress.

• Provided a special purpose credit product in Buffalo, Rochester, and Syracuse New York to allow 107 borrowers in minority and low-to-moderate income areas to obtain residential mortgages on favorable terms and will again offer the program in 2024.

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COMMITMENT TO OUR PEOPLE- HUMAN CAPITAL INITIATIVES
We recognize that our people are essential to our success and are committed to supporting the development and well-being of each individual in a collaborative and inclusive environment.
Commitment to Our Core Values. The Company continues to commit to our set of core values to guide our employees and exemplify our commitment to each other, our customers, our Shareholders, and the communities we serve:
Core values by which we act:
Integrity	We do the right thing.
Excellence	We always bring our best.
Teamwork	We work together.
Humility	We respect everyone.
These core values represent the Company’s focus on people – our customers, our communities, our Shareholders and each other and serve as the foundation that supports and drives the corporate responsibility initiatives below.
Commitment to Culture and Diversity. The Company is committed to fostering a diverse and inclusive environment where there is a sense of purpose, belonging, and work ownership driven by our core values and service to our customers. We aspire to empower our workforce to achieve their full potential and in 2023, our Culture and Diversity Officer introduced our Culture and Diversity Strategic Pillars and Initiatives set forth below. These strategic pillars support our commitment to knowing, respecting, and leveraging each person’s unique talents, which helps to respect diversity of thought and drive impact within the organization. We have found that focusing on strengths deepens the appreciation of each other’s unique contributions and improves individual wellbeing and organizational results.
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Introduction of Culture and Diversity Strategic Pillars
Strategic Pillar	Strategic Initiatives Advancing the Pillar
Culture

The Company strives to establish a culture that prioritizes employees’ well-being and fosters inclusivity, and growth, where employees feel safe to share ideas, receive support, and take risks without fear of judgment or retaliation.

In an effort to ensure employees feel included, have a sense of belonging that helps them reach their highest potential, the Company has developed a network of Engagement Champions across all of our business areas. These Engagement Champions inspire and enable leaders and managers to improve engagement, foster collaboration, and connect employees more deeply with their managers, teams and the Company overall. This initiative has helped the Company make the necessary changes to improve work environments and engagement.

Recruitment

The Company strives to embed inclusion and diversity into hiring practices in order to build a positive reputation internally and externally by increasing shared responsibility and accountability into recruitment and selection processes.

In 2023, the Company engaged in partnership opportunities and provided resources in support of employment opportunities for Military and Veteran Military Families including engagement in the Onward to Opportunity Program and with Syracuse University & D’Aneillo Institute for Veterans & Military Families. The Company also continued its partnership with OutSolve and Circa, two of our resources that help post and identify diverse candidates in order to expand our sourcing efforts. The Company also participated in various career fairs within our Company’s footprint to broaden our candidate pipelines to include under-represented groups.

Learning (Education/Awareness) The Company strives to generate opportunities to learn about culture and diversity in order to elevate our individual and collective awareness.	Through training, employees can take steps to combat bias and create more diverse, equitable, and inclusive workplaces, based on their role within the organization.
Policy & Practices The Company strives to adopt best practices and policies to develop creative inclusive experiences.
The Company encourages employees to become involved in civic events in their communities and intends to reinforce this commitment through developing a more formal Volunteerism Policy in 2024. In 2023, our employees volunteered more than 16,000 hours of their time to over 900 non-profit organizations, including those dedicated to underserved and disadvantaged communities.

Communicate: The Company strives to increase employee engagement, through clear messaging, that promotes a healthy workplace culture.
We continue to update our internal intranet page with Culture and Diversity initiatives, display calendar celebrations and observances organized by our Culture and Diversity Council and posting other related information/resources relating to our Culture and Diversity efforts.

Alignment of Management Incentive Objectives with Goals. The Compensation Committee is responsible for the oversight of the Company’s human capital management, including regular review of the Company’s management resources, culture and diversity policies, succession planning, and talent development programs. In order to demonstrate the Board’s commitment to achieving the Company’s culture and diversity goals, the Compensation Committee, in reviewing the Company’s human capital management programs and management’s objectives for 2023, included a specific performance objective in the 2023 Management Incentive Plan tied to the acceleration of manager accountability for engagement. In 2024, the Company again included a performance objective in the Management Incentive Plan tied to advancing the Company’s executive leadership program, providing leadership opportunities for the graduates of that program, identifying emerging leaders in the Company and creating development plans for each.
Commitment to Employee Engagement – My Voice Survey. The Company is committed to creating a top tier workplace filled with highly satisfied and engaged employees. The Company believes that open and honest communication among employees, managers and executive leadership fosters an open and collaborative work environment where everyone can participate, develop, and thrive. In 2021, the Company launched the first company-wide employee engagement survey called “My Voice”. Thereafter, and continuing in 2023, the Company has made concerted efforts to make improvements, including developing a network of Engagement Champions across all of our business areas, to support our leaders and managers to further the My Voice efforts across the organization and surveying employees again in late 2023, with 77% of the Company’s employees participating, indicating that our employees feel heard and want to provide feedback to the Company.
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In January 2024, the latest survey results were reviewed with business unit leaders, managers, and employees. As leaders across the organization remain engaged, the My Voice initiative contributes to achieving higher performance, engagement, and commitment to improve outcomes and productivity.
Commitment to Fair Pay. The Company’s compensation philosophy includes elements that reinforce our values, rewards our colleagues and maximizes long-term performance. We use various measures to ensure our colleagues are paid fairly based on the job that they hold and their performance in that role. In 2023, we continued to conduct targeted workforce planning sessions across all our business areas to ensure market competitive pay and staff development actions that support our commitment to the development of our employees. In further commitment to pay transparency and fair pay, the Company, beginning in September 2023, took a proactive approach and included the minimum and maximum annual salary or hourly pay range when advertising a job, promotion, or transfer opportunity in all internal and external job postings regardless of the state or location of the position.
Commitment to Talent Management and Employee Development. The Company offers a wide range of learning and development programs that support a broad scope of the Company’s talent development initiatives, making continuous learning a part of each employee’s relationship with the Company in a growth-oriented environment. These include a tuition reimbursement program for employees who wish to further their education with college courses. In 2023, the Company invested more than $63,000 to support these employees’ educational goals. In addition, the Company has developed a college partnership program, which offers discounted credits to employees via online courses and online certifications.
Leadership and Professional Development Opportunities and Review Process. The Company offers leadership and professional development opportunities to develop its employees and strengthen its leadership pipeline, improving employee engagement, workforce effectiveness, and organizational leadership. Various growth focused learning programs include, coaching sessions to leverage individual strengths and address behavioral competencies; career-path roadmaps aligned with career goals/progression; and a cloud-based E-Learning platform to increase efficiency and effectiveness. In 2023, 113 leaders participated in one of our 11 professional development workshops that were offered. In addition to learning and development programs, in 2023, the Company also repositioned its performance management review process to provide ongoing and more frequent feedback in order to achieve higher performance, engagement and commitment to improve outcomes and productivity.
Commitment to Employee Health & Wellbeing. The Company is committed to providing tools and resources to support employees’ overall health and wellbeing. This includes offering a variety of health and welfare benefits as well as a holistic wellbeing program that offers financial incentives for participating in the wellbeing programs. In 2023, through this program, the Company provided $770,800 in discounts on employee medical plan premiums and incentive dollars that employees could redeem for items within the wellbeing program’s store.
COMMITMENT TO OUR COMMUNITY AND THE ENVIRONMENT
We continue to develop our corporate responsibility strategy and look for opportunities to integrate sustainability and corporate responsibility into our business practices with the intent to deliver community focused products and services while creating long-term sustainable value for all of our stakeholders. Set forth below are some of the environmental and community initiatives we focused on in 2023 and early 2024:
Engaged Third Party Advisor to Assist with Corporate Responsibility Strategy. In 2023, the Company engaged a third-party advisory firm to assist the Company with evaluating its corporate responsibility strategy and to focus its resources to identify and execute environmental, social, and human capital initiatives that are essential in driving success for our stakeholders, including our Shareholders, customers, employees, third-party vendors and the communities we serve.
Creation of the Corporate Responsibility Committee. In 2023, the Company’s executive management team established the Corporate Responsibility Committee, which is chaired by the Senior Vice President of Risk Management and consists of senior members of the Company’s and Bank’s management team, with the goal to identify and execute on corporate responsibility initiatives.
Appointment of Director of Community and Corporate Relations. In 2023, the Company enhanced its commitment to investing in our communities by appointing the Company’s first Director of Community and Corporate Relations. This new role reflects the importance to our entire organization of investing in our communities to support the well-being and sustainability of those places where we all live, work, and raise our families. This position will have responsibility for developing deeper priorities and strategies around how we invest in our communities, including financial support, volunteerism and other means of engagement.
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Focus on Vendor Policies and Sustainable Business Operations. The Company holds itself to a standard of integrity, professional conduct, and environmentally responsible business practices. This allows us to establish trust with our employees, customers, stakeholders, and vendors. We expect the same level of commitment and conduct from our vendors as we focus on ensuring that we are operating in a socially responsible manner. As part of its vendor management program, the Company is exploring ways to increase the pool of vendors who are minority owned or have a history of creating opportunities for minority, disadvantaged individuals or Veterans, or otherwise address the needs of underserved populations or communities. As part of this effort, the Company continues to participate in the Upstate Minority Economic Alliance, the only Minority Chamber of Commerce in the Upstate New York Region, in order to leverage partnerships to expand the pool of diverse vendors. In 2023, the Company and its financial subsidiaries further supported the organization through providing meeting space and holding clinics in order to strengthen its relationship with member businesses.
Our vendor management policy has provisions that appropriately respond to vendors where we identify that their practices do not align with our principles regarding operating in a socially responsible manner, including fair labor standards, acting responsibly with the security and confidentiality of our customer information, engaging in responsible business practices and acting consistently with our codes of conduct and ethical behavior.
Commitment to Helping Others. We remain committed to strengthening the communities we serve through employee volunteerism and corporate engagement and support with a focus on serving those who are underserved in the local communities where we do business. We do this through financial support, in-kind donations, community engagement, and volunteer service. In 2023, the Company made over $3.7 million in donations, grants and sponsorships in the Bank’s footprint of Upstate New York, Northeast Pennsylvania, Vermont and Western Massachusetts. Our employees also gave generously of their time and expertise by donating over 16,000 volunteer hours during 2023. They actively participated in over 900 causes and organizations, with employees serving on the boards and committees of over 500 community charities and organizations and supporting these organization in other ways.
In addition to volunteerism, the Bank offers programs that supports its customers and neighbors. For example, in response to various natural disasters that impact our communities, the Bank from time to time offers disaster relief programs to assist customers with repairing property, cleaning up, and getting back on their feet. In 2023 when a flooding disaster shut down entire communities in Vermont, the Company provided recovery assistance in several important forms to businesses and people in its footprint. The Company contributed $100,000 for grant purposes for businesses affected by the disaster. Additionally, the Company donated to area food banks, and provided drinking water in three of its branches in communities where access to drinking water was difficult to access.
Commitment to Community-Focused Mortgage Banking. For more than 150 years, the Bank has focused on serving the financial needs of its customers. The Bank offers several lending programs sponsored by state and federal agencies designed to encourage first time home ownership, affordable home mortgages for those in lower and moderate-income groups, and mortgages for those living in rural areas that would not be eligible for traditional mortgage products. The Bank ensures its mortgage marketing efforts extend to those who live in economically disadvantaged areas within its geographic communities. In addition, the Bank offers mortgages with up to 90% loan-to-value ratios without the requirement of mortgage insurance (typically required in loan-to-value ratios over 80%), and a “No Closing Cost” mortgage product that facilitates the ability of borrowers to attain home ownership with a product that provides for the Bank to absorb mortgage related closing costs, such as filing fees, bank legal fees, appraisal, application, and underwriting/processing fees, provided that the borrower does not prepay the mortgage within three years of the closing. The Bank also provides community development lending products such as Veteran Administration mortgages to create a broader pool of borrowers and help make home ownership possible for borrowers who may not qualify for traditional mortgages.
Commitment to Underrepresented Communities and Low and Moderate Income Households. During 2023, the Bank made $161.4 million of mortgage loans to low-and moderate-income households in order to enable sustainable homeownership which is a major vehicle for building wealth and economic opportunity. In addition, the Bank offered a special purpose credit product to underrepresented communities, including borrowers in minority and low-to-moderate income areas in Buffalo, Rochester, and Syracuse, New York that assisted 107 customers in 2023 to obtain residential mortgages on favorable terms and will again offer the program in 2024.
Financial Literacy Programs. The Bank’s staff provides financial literacy programs within the Bank’s footprint with the goal of promoting financial literacy and access to financial services and products. The Bank offers financial literacy programs in which employee volunteers present lessons to adults and children in both classrooms and with non-profit organizations focused on adults in lower and middle income communities on topics ranging from making spending decisions to budgeting and the importance of savings. In the Adirondack New York region alone, employees presented 19 types of financial literacy classes to more than 700 students in 2023.
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Commitment to Supporting Local Businesses and Communities. The Bank’s commercial lending professionals are dedicated to servicing business owners in under-served markets within the Bank’s footprint with the goal of providing access to financial services and products. The Bank continues to focus on the expansion of its Business Banking group to offer credit support up to $2,000,000 as well as a greater portfolio of small business banking services. Because small businesses are engines for our local economies by keeping money close to home and supporting neighborhoods and communities, the Bank also works with government agencies to offer lending programs to small businesses and agricultural loan products. The Bank has financed community development projects that help enrich and revitalize the communities where it operates, including financing for health care facilities, solar energy companies, farming operations, addiction counseling services, places of worship, ambulance companies, and community theaters. The goal of all of these efforts is to provide support and opportunities to cultivate robust communities for the Company’s customers, employees, and stakeholders. In addition, the Bank is a member of the Upstate Minority Economic Alliance in order to cultivate the Bank’s relationship with minority owned small businesses and provide better access to financial services and products for such businesses.
In 2023, the Company pledged $250,000 to the G+E Fund at the CenterState CEO Foundation specifically earmarked to support entrepreneurs of color, women, veterans, new Americans and those with low to moderate incomes, providing them access to flexible capital with borrower-friendly terms to facilitate the growth of their businesses.
Protecting our Customers’ Data. We are committed to providing a high level of customer care including measures to safeguard our customers’ data. The Company has developed a cybersecurity program and framework which is administered by a team of experienced professionals, including the Company’s Chief Risk Officer and Chief Information Security Officer (“CISO”), and supported by external technology and consulting services. The Company’s Risk Committee, which is made up of the entire Board of Directors, is responsible for the oversight of the cybersecurity program. Directors Ms. MacPherson and Ms. Skerritt have cybersecurity oversight experience and have received the Cybersecurity Oversight Certification issued by the National Association of Corporate Directors. In an effort to remain vigilant against cybersecurity attacks, the Company further provides annual and ongoing training to all of its employees so that they have an understanding and appreciation of the cybersecurity environment and risks and the Company’s policies to combat such risks. Such training includes annual mandatory training sessions on cybersecurity for all employees, periodic informational notices regarding emerging threats, and periodic testing to ensure employees are reporting suspicious activities and are diligent in their efforts to avoid phishing attacks and cybersecurity breaches. The CISO also conducts and participates in annual table top exercises with management and on occasion, with representatives from the Board, in order to be prepared in the event of a material cybersecurity event.
Improved Digital Banking. The Bank continues to devote significant resources to expand our digital banking services to include powerful, flexible and easy to use technology. Our customers are seeking efficient and convenient solutions to manage their finances and digital banking has emerged as a transformative force, offering a wide range of benefits to busy consumer and commercial customers. In 2023, we enhanced the consumer digital banking platform with the addition of a complimentary credit monitoring service to provide our customers a convenient way to make routine credit checks available in order to assist them with seeing where their credit stands, spotting problems that could suggest identity theft or fraud, and enabling them with information to take measures to improve their credit scores.
Ethical Business Practices and Balancing Business Risk. Our Code of Ethics and the Code of Conduct make clear our expectations for the conduct of our Directors, officers and employees. We recently amended the Code of Ethics to clarify the Company’s commitment to compliance with anti-corruption and anti-bribery laws. As of March 22, 2024, the Company has not been fined in connection with any violation of any anti-corruption or anti-bribery law. We ensure compliance with these Codes through training and monitoring so that we can maintain our track record of business success based upon the highest level of ethics and professionalism. Our banking employees are required to complete online training and testing to verify their understanding of the legal requirements, including training on unfair, deceptive or abusive acts and practices, fair lending, and anti-money laundering.
Our risk management team, with Board oversight, carefully monitors Enterprise Risk Management. The risk management process includes active engagement among different areas of the Company. This combined with oversight by various Board Committees ensures that risk management is supported by appropriate information gathering and monitoring.
Investment in Solar Tax Equity Fund. We invested $5,000,000 in a solar tax equity fund to participate in regionally-based small- to mid-size solar projects primarily designed to promote public welfare, including the welfare of low- and moderate-income communities or families.
Other Environmental Initiatives. The Company supports environmental and sustainability objectives by encouraging recycling and responsible waste management practices throughout the organization. We continue to evaluate opportunities to reduce energy consumption in areas such as facilities, equipment, and operations by moving to more efficient equipment, HVAC systems, lighting and use of technology solutions to reduce our energy usage. The Company
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is focusing on the use of improved lighting in the build out of its new DeWitt, New York headquarters and the new branch locations that it will open during 2024 and 2025. We recycle all of our electronics through appropriate channels to ensure that harmful substances do not pollute the environment, and in 2023, we recycled 66,000 pounds of electronic equipment. We continue to migrate our data to additional secure, cloud based solutions which minimize the energy use at our data and disaster recovery centers.
The Company has an ongoing initiative to eliminate paper from its work streams and move to completely digital documentation in its business activities where possible. The Bank provides and encourages the use of digital banking and e-statements to its customers, has expanded the use of online platforms for account opening, lending products, communications, remote deposit capture, and various statements and notices. We expanded the digital workflows and robotic process automation technologies in our internal operating and administrative systems, including the migration of mortgage documentation to a fully digital documentation and storage process. In 2023, the Bank saw a 13% increase in customers using its online banking platform.
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CORPORATE GOVERNANCE
We are committed to strong corporate governance policies, practices, and procedures designed to make the Board more effective in exercising its oversight role. The following section provides an overview of the Company’s corporate governance structure, including key governance documents that guide the Board and management in the performance of their duties which are regularly reviewed by the Board.
BEST PRACTICES
The Board and management regularly review best practices in corporate governance and are committed to a structure that fosters principled actions, informed and effective decision-making, and appropriate monitoring of risk, compliance, and performance. The Governance Committee is responsible for the review and oversight of the Company’s corporate governance practices and is responsible for updating the Board on best corporate governance practices.
Independent Oversight	Long-Term Alignment with Shareholders	Strong Commitment to Excellence on the Board
Strong and engaged independent Chair of the Board. Separation of the Chair of the Board and CEO roles allows the CEO to focus on leadership and management of the Company while utilizing the independent Chair’s experience and perspective.
Annual election of Directors with focus on assessment of skills and experience, refreshment and succession planning.
Addition of four new independent Directors over the last five years to enhance the Board’s ethnic and gender diversity, expertise and skill sets. If all of the Nominees are elected at the 2024 Annual Shareholders Meeting, 50% of the Board will be comprised of gender or ethnically diverse Directors. The Board will continue to consider diverse candidates as it expands and refreshes the Board.

All current Directors on the Board are independent Directors with the exception of Messrs. Karaivanov and Tryniski.	Robust stock ownership guidelines for Directors and named executives.	Annual Board and key Committee evaluations focused on improving Board and Committee performance.
Key committees (Governance, Compensation, and Audit) are fully independent.	Majority voting standard for uncontested elections of Directors provides for heightened accountability to the Company’s Shareholders.	Annual evaluation of CEO and senior management and review of succession plans.
Regular executive sessions of independent Directors. Appointment of Lead Director. Policy of regular rotation of leadership positions on Board.	Open discussions and communications with Shareholders to engage on topics.
The Company’s policies prohibit short sales, transactions in derivatives, and hedging of Company stock by Directors, executive officers and employees, and prohibits pledging of Company stock without prior written consent from the Company.

The Company is dedicated to being a financial industry leader in corporate governance and business ethics. The Board is composed of independent Directors, other than the current and former CEOs, with diverse backgrounds who bring a wealth of knowledge and business experience to the Company. The Company has significantly increased the Board’s ethnic and gender diversity and the level of identified skill sets over the last several years. We will continue to consider a diverse pool of candidates in our Director nomination process to further enhance the diversity on the Board and add appropriate skills and experience in connection with succession planning at the Board level.
From the top down, the Company is committed to fostering an effective risk management environment to serve the interests of the Company, its customers, and its Shareholders. The Board has adopted the Code of Ethics and the Code of Conduct to make clear its expectation for the conduct of our Directors, officers and employees. The Company ensures compliance with these Codes through training and monitoring so that the Company can maintain its track record of business success based upon the highest level of ethics and professionalism.
MAJORITY VOTING STANDARD POLICY
The Board has adopted a majority voting standard policy to provide Shareholders with more effective input in the direction of the Company. Under the policy, if the election of Directors is uncontested, a Director Nominee who does not receive the votes of at least the majority of votes cast with respect to such nominee’s election is expected to tender to the Board his or her resignation promptly following the certification of election results. The Governance Committee will make a recommendation to the Board that it either accept or reject such resignation based on relevant considerations. The Board will act on the resignation, taking into consideration the Governance Committee’s recommendation, and will publicly disclose its decision and the rationale behind its decision within 90 days of the certification of the election
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results. If the Board does not accept the resignation, the Director may continue to serve until his or her successor is duly elected or any earlier resignation, removal or separation. If the Board accepts the nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to the Company’s Bylaws.
DIRECTOR INDEPENDENCE
The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines require the Board to be comprised of at least a majority of independent Directors. The Board has determined that 11 of the 12 Directors nominated to serve on the Board are independent under the NYSE standards and the Company’s Corporate Governance Guidelines.
For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. To assist it in determining director independence, the Board uses standards which conform to, or are more exacting than, the NYSE independence requirements. Under these standards, absent other material relationships, transactions or interests, a Director will be deemed to be independent unless, within the preceding three years: (i) the Director was employed by the Company or received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation payments for prior service, (ii) the Director was a partner of or employed by the Company’s independent auditor, (iii) the Director is part of an interlocking directorate in which an executive officer of the Company serves on the Compensation Committee of another company that employs the Director, (iv) the Director is an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any fiscal year, exceeds the greater of one million dollars or 2% of the other company’s consolidated gross revenues, or (v) the Director had an immediate family member in any of the categories in (i) – (iv). In determining whether a Director is independent, the Board reviews the stated standards but also considers whether a Director has any direct or indirect material relationships, transactions or interests with the Company that might be viewed as interfering with the exercise of his or her independent judgment.
Based on these independence standards, the Board determined that the following individuals who served as Directors during all or part of the last fiscal year were independent Directors during such year and continue to be deemed independent by the Board: Brian R. Ace, Mark J. Bolus, Jeffrey L. Davis (retired), Neil E. Fesette, Jeffery J. Knauss, Kerrie D. MacPherson, John Parente, Raymond C. Pecor, III, Susan E. Skerritt, Sally A. Steele, Eric E. Stickels, and John F. Whipple, Jr. The Board has also evaluated and determined that Michele P. Sullivan, who joined the Board in February 2024, is deemed independent.
RELATED PERSONS TRANSACTIONS
Various Directors, executive officers and other related persons of the Company and the Bank (and members of their immediate families and corporations, trusts, and other entities with which these individuals are associated) may have loans with the Bank including business and consumer loans which are offered in the ordinary course of business by the Bank. All such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with its Directors, executive officers and other related persons on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.
The Company also has a Related Party Transaction Policy, administered by the Audit Committee, which provides procedures for the review and approval of related party transactions involving the Company’s Directors, executive officers, Director Nominees, and other related persons. In deciding whether to approve such related party transactions, the Audit Committee will consider, among other factors it deems appropriate, whether the transaction is on terms comparable to those generally available to nonaffiliated parties and is consistent with the best interests of the Company. For purposes of this policy, a “related party transaction” is a transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships in which (i) the Company or one of its subsidiaries is involved, (ii) the amount involved exceeds $120,000 in any calendar year, and (iii) a related party has a direct or indirect material interest. Related persons include executive officers, Directors, Director Nominees, beneficial owners of more than 5% of the Company’s stock, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons has a direct or indirect material interest. The Audit Committee reviews and approves all related person transactions after its determination that such transactions are performed at market terms and consistent with the best interests of the Company.
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BOARD LEADERSHIP STRUCTURE
The Company’s long-standing practice is to have a separation of the position of Board Chair and the CEO. In addition, the Company maintains a Lead Director structure to provide an additional source of independent leadership for the Board in the event the Chair of the Board is not deemed to be independent for some reason. In the event the Chair is deemed not to be an independent Director at any time, the Lead Director will preside at meetings and executive sessions of the Board.
The duties of the Lead Director include, but are not limited to, the following: (i) presiding at all meetings of the Board and at executive sessions of the Board at which the Chair is not present, (ii) serving as a liaison between the Chair and the independent Directors, (iii) authority to call meetings of the independent Directors, and (iv) serving as an independent point of contact for Shareholders wishing to communicate with the Board.
Both the Board Chair and Committee Chairs are subject to four year term rotation guidelines, unless waived by the Board, providing for continuous development of strong leadership qualities on the Board. In addition, the Company encourages Committee Chairs and Directors to participate in continuing board education opportunities and includes educational topics as a component of Board meetings over the course of each year.
EXECUTIVE SESSIONS
Pursuant to the Company’s Corporate Governance Guidelines, the independent Directors meet in executive sessions at the end of Board and Committee meetings as appropriate on a regular basis, without the Company’s management and non-independent Directors present, to facilitate full discussion of important matters.
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS
The Board conducts an annual self-evaluation that is intended to determine whether the Board, its committees, and each member of the Board are functioning effectively, and to provide Directors with an opportunity to reflect upon and improve processes and effectiveness. The Chair of the Governance Committee leads the evaluation process which includes a solicitation of Director comments on an anonymous basis and compilation of written evaluative comments to identify issues and areas of focus in a robust discussion of the Board’s performance. To ensure a robust Board evaluation process, the Board intends to engage a third party consultant to conduct its board evaluation in 2024.
The Audit, Compensation, and Governance Committees conduct their own annual self-evaluation and report the results to the Board. Such committee’s evaluation includes an assessment of the committee’s compliance with its charter and the Company’s policies and procedures, as well as ways to improve committee processes and effectiveness.
NUMBER OF BOARD MEETINGS AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS
The business of the Board is conducted at regular and special meetings of the Board and its Committees. The Board held 10 regular meetings and three special meetings during the fiscal year ended December 31, 2023. During this period, each Director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he or she served.
The Company encourages all Directors to attend each Annual Meeting of Shareholders. All of the Directors attended, either remotely or in person, the Company’s Annual Meeting of Shareholders held on May 17, 2023.
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KEY CORPORATE GOVERNANCE DOCUMENTS
Visit the Company’s Investor Relations website at https://ir.communitybanksystem.com/corporate-overview/documents/default.aspx to view the following documents:
•	Code of Ethics for Senior Executive Officers
•	Code of Ethics applicable to the Company’s Directors, executive officers and employees
•	Code of Conduct applicable to the Bank’s Directors, executive officers and employees
•	Corporate Governance Guidelines
•	Audit Committee Charter
•	Compensation Committee Charter
•	Governance Committee Charter
•	Whistleblower Policy
These documents are available free of charge on the Company’s website or by writing the Company at Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214, Attention: Board Secretary/Investor Relations to any Shareholder or interested party who requests a copy.
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CURRENT COMMITTEE COMPOSITION
Among its standing committees, the Company has an Audit Committee, Compensation Committee, Governance Committee, Risk Committee, Strategic/Executive Committee, and Trust Committee (formerly the Trust and Financial Services Committee).

Name	Audit Committee	Compensation Committee	Governance Committee	Risk Committee	Trust	Strategic/ Executive Committee
Brian R. Ace		Member		Member	Member	
Mark J. Bolus		Chair		Member	Member	Member
Neil E. Fesette		Member	Member	Member		Chair
Dimitar A. Karaivanov				Member		
Jeffery J. Knauss	Member		Member	Member		
Kerrie D. MacPherson	Chair			Member	Member	
John Parente			Member	Member	Chair	Member
Raymond C. Pecor, III			Member	Chair		
Susan E. Skerritt	Member	Member		Member		
Sally A. Steele		Member		Member		Member
Eric E. Stickels*				Member		
Michele P. Sullivan	Member			Member		
Mark E. Tryniski				Member		
John F. Whipple, Jr.	Member		Chair	Member		

Member **Chair** ***Chair of the Board**

BOARD COMMITTEES
Set forth below is a description of the primary duties of the standing committees of the Board and its members as of the date of this Proxy Statement. In addition to the standing committees listed below, the Board also has a Strategic/Executive Committee that leads the Board’s annual strategic planning process and other matters designated by the Board from time to time. Mr. Fesette is the Chair of the Strategic/Executive Committee and Messrs. Bolus and Parente and Ms. Steele are members of the Committee, all of whom are independent Directors.
Audit Committee
Committee Members: Kerrie D. MacPherson, Chair Jeffery J. Knauss Susan E. Skerritt Michele P. Sullivan John F. Whipple, Jr. Seven regular meetings during 2023
• Reviews and oversees internal and external audits of the Company and the Bank.
• Reviews the adequacy of the Company’s and the Bank’s accounting, financial, and compliance controls.
• Selects and appoints the Company’s outside independent auditors

See the Audit Committee Report contained on page 77 of this Proxy Statement.

The Board has determined that each member of the Audit Committee is independent as defined by the NYSE rules. The Board has determined that four of the Committee members are “Audit Committee Financial Experts” as defined under SEC rules and regulations.

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Compensation Committee
Committee Members: Mark J. Bolus, Chair Brian R. Ace Neil E. Fesette Sally A. Steele Susan E. Skerritt Four regular meetings and seven special meetings during 2023
• Reviews and makes recommendations to the Company’s and the Bank’s Boards regarding compensation and employee benefits matters.
• Reviews the compensation programs for employees in the aggregate, and the compensation and incentive compensation plans for executive officers.
• Reviews and monitors the Company’s objectives regarding human capital management, including oversight of talent development programs, diversity and inclusion practices, and succession planning.

See the Compensation Committee Report on page 55 and Compensation Discussions and Analysis contained on page 40 of this Proxy Statement.

The Board has determined that each member of the Compensation Committee is independent as defined by the NYSE rules.

Governance Committee
Committee Members: John F. Whipple, Jr., Chair Neil E. Fesette Jeffery J. Knauss John Parente Raymond C. Pecor, III Two regular meetings and three special meetings during 2023
• Evaluates and oversees corporate governance policies to ensure effective governance for the Board and corporate organization as a whole.
• Reviews and makes recommendations for nominees to serve as Directors on the Board and conducts new director searches to ensure selection of nominees with appropriate skills, experience, attributes, and temperament.
• Conducts annual review and evaluation of Board and Director effectiveness.

The Board has determined that each member of the Governance Committee is independent as defined by the NYSE rules.

Risk Committee
Committee Members: Raymond C. Pecor, III, Chair Entire Board Six meetings during 2023
• Monitors the quality and risk profile of the Bank’s loan portfolio and credit administration.
• Monitors the Bank’s, liquidity risk, interest rate risk, and consumer compliance program.
• Oversees the Company’s enterprise risk management functions including monitoring the risk profile and key risk indicators of the Bank and the Company’s financial service subsidiaries.
• Oversees the Company’s information security and cybersecurity functions.

Trust Committee
Members: John Parente, Chair Brian R. Ace Mark J. Bolus Kerrie D. MacPherson Four meetings during 2023
• Provides oversight in accordance with regulatory requirements for the Bank’s exercise of its trust functions.
• Oversees significant compliance matters relating to fiduciary and investment matters related to the Bank’s trust operations.

OVERSIGHT OF RISK
An integral part of Company’s risk management oversight is the role of the Board. This is reinforced by the independence and reporting structure of the Chief Risk Officer, who reports to the Board Risk Committee. Our management is responsible for managing risks in our business, including development of appropriate controls and processes to assess and monitor risks. Management does not view risk in isolation but considers risk in developing and evaluating business strategy and business decisions. The Board views its role as one of oversight and of responsibility for ensuring appropriate policies are in place and reinforcing the perspective that risk management should be properly integrated with our business strategies and culture. The Board focuses on understanding management’s risk management processes, the effectiveness of those processes and related policies, and the way in which management proactively manages risks. The Board oversees and reviews various
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aspects of the Company’s risk management efforts, either directly or through its committees, and exercises its risk oversight function in several ways. The Board oversees risk management through the reporting of the Company’s risk management and internal audit functions, the oversight of various Board committees, and reports from management.
The Board and its committees review and approve various policies that address and mitigate material risks, including credit risks, interest rate risks, investment risks, liquidity risks, operational risks, strategic risks, reputational risks, and compliance/legal risks, among other matters. With respect to cybersecurity risk, the Risk Committee oversees the Company’s efforts to manage cybersecurity risk and senior management is responsible for the day-to-day management of cybersecurity risk, and for designing and implementing policies, processes and procedures to address and mitigate this risk. The Board also reviews and monitors enterprise risks through various reports presented by management, internal and external auditors, and regulatory examiners.
While the Board has primary responsibility for the oversight of the Company’s risk management, the Board’s standing committees support the Board by regularly monitoring various risks in their respective areas of oversight. Each of the committee chairs updates the full Board at its regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee. The following table highlights the role of the Board and each committee in risk oversight:
Primary Responsibility for Risk Management
The Board
• Assesses management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks.
• Receives and reviews regular reports provided by management and others and monitors risks that have been delegated to the standing committees.
• Monitors the Company’s securities portfolio to ensure that the Company’s objectives related to diversification, asset quality, liquidity, profitability and pledging are met.
• Considers risks related to the strategy and reputation of the Company and the general industry in which it operates.

Risk Committee- consisting of the entire Board of Directors
• Committee reviews periodic reports from management, risk management personnel, and others regarding risks related to
  • regulatory compliance,
  • credit risk and lending activities and asset quality,
  • interest rate risk,
  • liquidity risk,
  • information security and cybersecurity risk,
  • other enterprise and operational risks,
  • the Company’s corporate insurance program,
  • the Company’s financial service subsidiaries, which are significant segments of the Company’s business, to ensure sound risk management practices are in place and that adequate policies, procedures, and controls have been adopted for the size and complexity of each financial services subsidiary’s business, and
  • emerging and other risks.

Audit Committee- consisting of entirely independent Directors
• Committee reviews and approves information related to
  • the engagements and periodic reports of the Company’s independent auditor and internal audit department related to the Company’s financial statements and operations, and oversees development of appropriate accounting, financial and compliance controls,
  • the Company’s major financial reporting risk exposures, and
  • the procedures and actions management has taken to monitor and control such exposures.

Compensation Committee- consisting of entirely independent Directors
• Committee reviews and considers information related to risks related to the Company’s compensation policies, including incentive plans to determine whether these plans subject the Company to excessive risks and provide for appropriate alignment of interests, and
• Committee oversees human capital management efforts and alignment, including any related risks.

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Primary Responsibility for Risk Management
Governance Committee- consisting of entirely independent Directors
• Committee conducts annual evaluations of the effectiveness of the Board and its committees, conducts new director searches, and ensures selection of nominees to the Board with appropriate skills, experience, attributes, and temperament, and ensures appropriate corporate governance policies are in place.

Trust Committee
• Committee reviews and considers information related to the Bank’s trust business to ensure sound risk management practices are in place and that adequate policies, procedures, and controls have been adopted for the size and complexity of the trust business.

STOCK OWNERSHIP GUIDELINES
The Board has adopted stock ownership guidelines for the CEO, CFO and Executive Vice Presidents (“Senior Executives”) of the Company which require (i) the CEO to own shares of Company common stock and/or share equivalents equal to at least four times his base salary, and (ii) the Chief Financial Officer and other Executive Vice Presidents to own shares of common stock and/or share equivalents equal to at least two times their base salary. Such Senior Executives are required to retain 75% of shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements. All Senior Executives are in compliance with, or exceed, the requirements of the stock ownership guidelines established by the Company.
The Board has also adopted stock ownership guidelines for Directors of the Company which require each Director to own shares of Company common stock and/or share equivalent units equal in value to at least five times the annual base Board member retainer within six years of becoming a Director. Under the guidelines, the qualifying share equivalent units consist of at risk units resulting from the Director’s deferment of cash director fees under the deferred compensation plan and annual equity grants. All Directors are in compliance, or exceed, the requirements of the stock ownership guidelines.
PROHIBITION ON SHORT SALES, HEDGING AND DERIVATIVE TRANSACTIONS
The Company’s Policy Prohibiting Insider Trading (“Insider Trading Policy”) prohibits short sales, hedging, and transactions in put options, call options, or other derivative securities in the Company’s securities for all Company personnel, including Directors, executive officers, and employees. In addition, the Insider Trading Policy also prohibits holding stock in a margin account or pledging of Company stock as collateral by Directors, executive officers, and other employees unless written pre-approval is obtained from the Compliance Officer designated in the Insider Trading Policy.
COMMUNICATION WITH DIRECTORS
Shareholders and any interested parties may communicate directly with the Board by sending correspondence to the address shown below. The receipt of any such correspondence addressed to the Board and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken. If a Shareholder or an interested party desires to communicate with a specific director, the correspondence should be addressed to that Director. Correspondence addressed to a specific director will be delivered to the Director promptly after receipt by the Company. The Director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting, so that the appropriate action, if any, may be taken.
Correspondence should be addressed to:
Community Bank System, Inc.
Attention: [Board of Directors or Specific Director]
5790 Widewaters Parkway
DeWitt, New York 13214-1883
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Brian R. Ace, Mark J. Bolus, Neil E. Fesette, Raymond C. Pecor, III, Susan E. Skerritt and Sally A. Steele served on the Compensation Committee for all or part of 2023. There were no Compensation Committee interlocks or insider (employee) participation during 2023.
CODE OF ETHICS
The Company has a Code of Ethics for its Directors, officers and employees. The Code of Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Ethics requires individuals to report illegal or unethical behavior they observe and to comply with the Foreign Corrupt Practices Act and Bribery Laws. As of March 22, 2024, the Company has not been subject to any fines for any violations of anti-corruption or anti-bribery laws.
The Company also has adopted a Code of Ethics for Senior Executive Officers that applies to its chief executive officer, chief financial officer, and other senior officers performing similar functions. This Code of Ethics for Senior Executive Officers is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws and regulations.
The text of each Code is posted on the Company’s website at https://ir.communitybanksystem.com/corporate-overview/documents/default.aspx and is available in print free of charge to any Shareholder or interested party who requests it. The Company intends to report and post on its website any amendment to or waiver from any provision in the Code of Ethics for Senior Executive Officers as required by SEC rules.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 22, 2024, by
•	Each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of the Company’s common stock;
•	Each Director;
•	Each person who was a named executive officer; and
•	All of the Company’s Directors and executive officers as a group.
The percentages shown in the following table are based upon 52,761,590 shares of common stock outstanding as of March 22, 2024. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of March 22, 2024, or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage of ownership of the person holding those options, but are not treated as if they were outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, to the Company’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by a spouse under applicable law.
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Set forth below is information about the number of shares of the Company’s common stock beneficially owned by the Directors and executive officers of the Company:
Name	Amount and Nature of Beneficial Ownership(a)(b)(c)	Percentage of Class
Directors(e)
Brian R. Ace	92,746	*
Mark J. Bolus	132,828	0.25%
Neil E. Fesette	10,687(d)	*
Dimitar A. Karaivanov	33,913	*
Jeffery J. Knauss	2,125	*
Kerrie D. MacPherson	2,662	*
John Parente	84,024	*
Raymond C. Pecor, III	19,836(d)	*
Susan E. Skerritt	380	*
Sally A. Steele	58,214(d)	*
Eric E. Stickels	49,395	*
Michele Sullivan	100(d)	*
Mark E. Tryniski	368,224	0.70%
John F. Whipple, Jr.	25,398(d)	*
Executive Officers
Joseph E. Sutaris	40,439	*
Michael N. Abdo	18,194	*
Maureen Gillan Myer	7,737	*
Jeffrey M. Levy	16,435	*
Number of shares of Company common stock beneficially owned by all Directors, persons chosen to become Directors and executive officers of the Company as a group (18 persons)	945,143	1.78%
*	Represents less than .25% of the Company’s outstanding shares.
(a)
Represents all shares as to which the named individuals possessed sole or shared voting or investment power as of March 22, 2024. Includes shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or Director.

(b)
The listed amounts include shares as to which certain Directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Abdo is the beneficial owner of 1,717 shares held by the Company’s 401(k) Plan; Mr. Ace’s wife holds 156 shares; Mr. Bolus holds 57,439 shares jointly with his wife, 8,074 shares as Trustee of the Mark Bolus Trust, 5,552 shares as Trustee of the Austin Bolus Trust, 5,552 shares as Trustee of the Noah Bolus Trust, 5,552 shares as Trustee of the Paige Bolus Trust, 5,552 shares as Trustee of the Taylor Bolus Trust; Ms. Gillan-Myer is the beneficial owner of 1,830 shares held by the Company’s 401(k) Plan; Mr. Karaivanov is the beneficial owner of 2,103 shares held by the Company’s 401(k) Plan; Mr. Levy is the beneficial owner of 4,211 shares held by the Company’s 401(k) Plan; Mr. Pecor holds 9,377 shares in trust as trustee for trusts holding Company stock for the benefit of his niece and nephew (Mr. Pecor disclaims beneficial ownership of the shares held in these trusts); Mr. Stickels’ wife is the beneficial owner of 14,507 shares held by the Company’s 401(k) Plan; Ms. Steele holds 30,107 shares jointly with her husband and 4,585 shares are owned jointly with her brother; Mr. Sutaris is the beneficial owner of 6,646 shares held by the Company’s 401(k) Plan; and Mr. Tryniski holds 98,512 shares as the Trustee of the Phyllis Tryniski Family Trust and his wife is the Trustee of the Mark Tryniski Family Trust that holds 27,264 shares.

(c)
Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 22, 2024, through exercise of stock options issued by the Company: Mr. Abdo, 11,319 shares, Mr. Ace, 20,001 shares; Mr. Bolus, 4,092 shares; Ms. Gillan-Myer, 1,909 shares. Mr. Karaivanov, 11,206 shares; Mr. Levy, 4,550 shares; Mr. Parente, 15,638 shares; Mr. Pecor, 1,194 shares; Ms. Steele, 20,001 shares; Mr. Sutaris, 21,346 shares; Mr. Tryniski, 183,386 shares; and Mr. Whipple, 19,575 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

(d)
In addition to the number of shares of common stock reported as beneficially owned, the following Directors have elected to defer cash director fees under the director deferred compensation plan resulting in such Directors holding at risk share equivalent units (“units”), which are subject to fluctuations in the market price of the Company’s stock, in the following amounts as of March 22, 2024: Mr. Fesette, 6,439 units; Mr. Pecor, 16,431 units; Ms. Steele, 3,560 units; Ms. Sullivan, 272 units; and Mr. Whipple, 7,940 units.

(e)
In addition to the number of shares of common stock reported as beneficially owned, as of March 22, 2024, each Director had the following number of deferred stock units outstanding: Mr. Ace 9,025; Mr. Bolus 3,282; Mr. Fesette 5,465; Mr. Knauss 1,395; Ms. MacPherson 4,831; Mr. Parente 1,395; Mr. Pecor 5,539; Ms. Skerritt 3,899; Ms. Steele 2,598; Mr. Stickels 3,263; Ms. Sullivan 1,395; Mr. Tryniski 1,395; and Mr. Whipple 3,899.

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Set forth below is information about the number of shares held by persons the Company knows to be the beneficial owners of more than 5% of the Company’s outstanding common stock as of March 22, 2024.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(5)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	7,595,180(1)	14.40%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,596,018(2)	12.50%
State Street Corporation State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114-2016	3,829,764(3)	7.26%
Neuberger Berman Group LLC Neuberger Berman Investment Advisors LLC 1290 Avenue of the Americas New York, NY 10104	3,157,798(4)	5.99%
(1)
The information is based on a Schedule 13G filed with the SEC on January 23, 2024 reporting the beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it has sole voting power with respect to 7,494,810 shares and sole dispositive power with respect to all shares listed.

(2)
The information is based on a Schedule 13G filed with the SEC on February 13, 2024 reporting the beneficial ownership as of December 31, 2023. The Vanguard Group, Inc. reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 6,504,229 shares.

(3)
The information is based on a Schedule 13G filed with the SEC on January 24, 2024 reporting the beneficial ownership as of December 31, 2023. State Street Corporation reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares.

(4)
The information is based on a Schedule 13G filed with the SEC on February 12, 2024 reporting the beneficial ownership as of December 31, 2023. The Vanguard Group, Inc. reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares.

(5)
The ownership percentages set forth in this column are based on the assumption that each of the beneficial shareholders continued to own the number of shares reflected in the table above on March 22, 2024.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following provides certain business experience for the past five (5) years with respect to the Company’s current executive officers. Information concerning Mr. Karaivanov, who serves as the Company’s current CEO and President, is provided in “Proposal One- The Election of Directors” above.
Executive Officers Who Are Not Directors
Name	Age	Position with the Company
Joseph E. Sutaris	56	EVP and Chief Financial Officer
Michael N. Abdo	46	EVP and General Counsel
Maureen Gillan-Myer	56	EVP and Chief Human Resources Officer
Jeffrey M. Levy	62	SVP and Chief Banking Officer
Joseph E. Sutaris currently serves as EVP and CFO. From November 2017 to June 2018, Mr. Sutaris was the SVP – Finance and Accounting. From September 2016 to November 2017, he served as the Bank’s Director of Municipal Banking. From April 2011 to September 2016, he was the SVP of the Central Region of the Bank. Prior to April 2011, Mr. Sutaris was the EVP, CFO, Treasurer and Secretary of Wilber Corp. and Wilber National Bank.
Michael N. Abdo currently serves as EVP and General Counsel since July 1, 2022. From January 2020 to July 2022, he served as SVP, Senior Associate General Counsel and September 2013 through December 2020, Associate General Counsel. Prior to joining the Company in 2013, Mr. Abdo was a senior associate at the law firm of Cadwalader, Wickersham and Taft LLP in New York, New York.
Maureen Gillan-Myer joined the Company as EVP and Chief Human Resources Officer on October 1, 2021. Prior to joining the Company, she served as the Chief Human Resources Officer of HSBC US from February 2016 through September 2021 and as its Senior Vice President- Talent Acquisition from May 2009 through February 2016.
Jeffrey M. Levy was appointed Senior Vice President and Chief Banking Officer on January 1, 2024. He served as President, Commercial Banking from January 2022 through December 31, 2023; as SVP, Commercial Banking Sales Executive from June 2021 to December 2021; as SVP, Regional President of Capital Region from June 2019 to June 2021; and as SVP, Commercial Banking Team Leader from January 2018 to June 2019. Prior to joining the Bank, he served as the EVP and President of Commercial Banking at NBT Bank, N.A. from December 2006 to August 2016.
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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides an overview of the principles and practices underlying our executive compensation program and the decisions made by the Compensation Committee of the Board related to compensation in fiscal year 2023.
This CD&A and the Executive Compensation Tables starting on page 56 provide compensation information for our “named executives” who are identified as follows:
Name	Title Held During Fiscal Year 2023
Mark E. Tryniski	President and Chief Executive Officer (“CEO”) (retired on December 31, 2023)
Dimitar A. Karaivanov	Executive Vice President and Chief Operating Officer (“COO”) (currently CEO)
Joseph E. Sutaris	Executive Vice President and Chief Financial Officer (“CFO”)
Maureen Gillan-Myer	Executive Vice President and Chief Human Resources Officer (“CHRO”)
Jeffrey M. Levy	Senior Vice President and President, Commercial Banking (currently Chief Banking Officer)
EXECUTIVE SUMMARY
The 2023 year was marked by transition and transformation. The Company successfully transitioned leadership in the CEO role from Mr. Tryniski to Mr. Karaivanov. It also focused resources and capital to ensure all four of the Company’s businesses, banking, employee benefit services, insurance services and wealth management services, were positioned for resilience and growth. This included transformational business planning through organic and inorganic investments in talent, capabilities, systems and markets. The Company’s banking business was transformed through a balance sheet repositioning, which enhanced liquidity and leveraged the talent and experience of the lending team to expand existing client relationships and forge new ones in all of its major markets, driving loan growth of over 10%. In addition, the Bank restructured its branch network to create a greater focus on growth markets by closing certain underperforming branches and approved a plan to open several de novo branches with the goal of expanding the Bank’s footprint into new areas. The Company’s wealth management business enhanced its leadership team providing a fresh perspective on market opportunities and reinvigorating strategic objectives. Organic growth and a series of small acquisitions drove over an 18% increase in insurance services revenues in 2023. In the employee benefit services business, several strategic partnerships were solidified driving plan participant counts to record levels. This transition and transformation was executed by the management team while navigating rapidly changing market conditions, high inflation and banking industry turmoil throughout 2023.
Financial Performance Highlights
Successful Year. Although earnings per share decreased in 2023, the Company was able to maintain strong regulatory capital, liquidity, loan growth, revenue performance and asset quality, while positioning the Company for future growth. In 2023, total revenues decreased $27.2 million, or 4.0%, driven by losses on the sale of investment securities during the year associated with the balance sheet repositioning. Exclusive of these losses, gain on debt extinguishment and unrealized loss on equity securities, operating revenues, a non-GAAP measure, were up $24.9 million, or 3.7% from 2022. Net interest income increased to $437.3 million, or 4.0% during 2023, and revenue in all three of the Company’s nonbanking businesses, employee benefit services, insurance services, and wealth management services, increased. Loan growth and asset quality remained strong. Ending loans outstanding increased $895.2 million, or 10.2%, during 2023 and net charge-offs / average loans remained low at 0.06%.
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	2023	2022	Percentage Change
Net Interest Income	$437.3 million	$420.6 million	4.0%
Non-interest Income	$214.8 million	$258.7 million	(17.0%)
Total Revenues	$652.1 million	$679.3 million	(4.0%)
Operating Revenues (non-GAAP)(1)	$704.8 million	$679.4 million	3.8%
Total Non-interest Expenses	$472.7 million	$424.3 million	11.4%
Net Income	$131.9 million	$188.1 million	(29.9%)
GAAP Earnings per Share	$2.45	$3.46	(29.2%)
Operating Net Income (non-GAAP)(2)	$181.3 million	$194.9 million	(7.0%)
Operating Earnings per Share (non-GAAP)(2)	$3.36	$3.58	(6.2%)
Net Charge-Offs/ Average Loans	0.06%	0.04%	+ 2 bp
Dividends Declared per Share	$1.78	$1.74	2.3%
(1)
Operating revenues, a non-GAAP measure, is defined as net interest income on a fully tax-equivalent basis, excluding acquired non purchase credit deteriorated loan accretion plus noninterest revenues, excluding loss on sales of investment securities, gain on debt extinguishment and unrealized loss on equity securities.

(2)
Excludes, net of tax, acquisition expenses, acquisition-related provision for credit losses, acquisition-related contingent consideration adjustment, restructuring expenses, loss on sales of investment securities, unrealized loss on equity securities, litigation accrual expense, and gain on debt extinguishment.

31st Consecutive Year of Dividend Increases. Reflecting the Company’s focus on sustainable long-term returns for its Shareholders, the Company increased its quarterly cash dividend to Shareholders by 2.27%, to $0.45 per share, in July 2023, marking the 31st consecutive year of annual increases in its cash dividend.
Compensation Decisions for 2023
Executive Compensation Payouts for 2023. After considering the Company’s operating performance, financial results, and achievement level of predetermined performance goals and strategic objectives, the Compensation Committee took the following actions relating to 2023 short-term and long-term incentive compensation decisions with respect to its named executives and other key employees:
•
Below Target Payouts for Cash Awards. Annual cash incentive awards were approved at the level of 62.5% of the target amount based on achievement measured against pre-established performance goals, as described on pages 48 to 50.

•	Annual Equity-Based Long-Term Incentive Grants. Equity-based long-term incentives were granted, consisting of performance- based restricted stock, time-based restricted stock, and stock options.
In March 2023, the Committee granted the named executives performance-based restricted stock.1 The performance-based restricted stock grant is subject to satisfaction of the selected performance criteria and vesting after the end of a three-year performance period. For the performance period from 2023 through 2025, the Committee continued with the same performance measures used in 2022: (1) the Company’s three-year total shareholder return as compared and ranked against the KBW Regional Bank Index (KRX) constituents (50 banks) as of January 2023, and (2) the three-year average core return on average tangible common equity (“Core ROATCE”) measured by the Company’s percentile rank of the three-year average Core ROATCE against the KRX constituents. The named executives received 50% of their total long-term equity grant in the form of performance-based restricted stock. The equity program is described in more detail on page 50-52.
In March 2023, the Company also granted stock options and time-based restricted stock awards at target levels. The time-based restricted stock is subject to a three-year incremental vesting schedule (i.e., 1/3 per year), and the stock options are subject to a five-year vesting schedule (i.e., 1/5 per year). The Compensation Committee selects stock options as one of the equity-based long-term incentives because options create close alignment with the Shareholder experience and due to their ten-year term, support the Company’s business strategy and compensation philosophy by providing a link to long-term business objectives and sustained long-term value creation. The use of restricted stock awards provides value that is directly linked to our stock price and encourages share ownership. Both of these awards align the named executives’ interests with the Shareholders’ interests by encouraging preservation of long-term stock value.
[1]
Beginning in 2022, the Committee restructured its long-term equity awards to provide an annual award for the performance-based restricted stock rather than the triennial award which it had previously used.

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Pay-for-Performance Alignment. A significant portion of executive pay is in the form of performance-based pay (annual cash incentive and equity) that promotes the achievement of the Company’s annual and long-term performance goals, placing significant weight on improvement in operating earnings per share (“EPS”), and achievement of total shareholder returns above its peer group and the KRX market index. The Company believes operating EPS reflects a strong alignment between its performance and progress towards continuously increasing Shareholder value.
Snapshot of Compensation Governance
The Company continues to implement its executive compensation program in a manner that is designed to reinforce its philosophy of aligning each named executive’s compensation with the Company’s short-term and long-term performance goals. The Company uses the following practices to align its compensation philosophy with practices generally considered to promote Shareholder value.
What We Do:	What We Don’t Do:

Pay for Performance. A significant percentage of our named executives’ total compensation is variable and at-risk and based upon our performance, ranging from 64% for Mr.Tryniski the CEO and 55% on average for the other named executives.
No “timing” of equity grants. We only grant equity awards on predetermined dates.

Evaluate and Manage Risk. The Compensation Committee reviews incentive compensation programs annually to ensure a balance of short-term and long-term incentives and that our programs do not encourage excessive risk taking.
No tax gross-ups on perquisites. We do not provide our named executives with tax gross-ups on perquisites in any of our compensation plans or agreements.

Independent Expert Advice. The Compensation Committee engages a consultant that is independent and free of conflicts of interest, to provide the Committee with expert executive compensation advice on executive compensation matters.
No tax gross-ups upon a change in control. We do not provide our named executives with tax gross-ups for change in controls benefits in any of our compensation plans or agreements.
Require Significant Stock Ownership. Our named executives are subject to robust stock ownership requirements to promote alignment with our Shareholders.
No “Single-Trigger” Change In Control Provisions. Our change in control provisions require both a change in control and a subsequent involuntary termination without “cause” or voluntary resignation for “good reason” for a named executive to be eligible to receive severance or accelerated vesting in connection with a change in control transaction.

Executives Subject to a Robust Clawback Policies. The Compensation Committee has adopted a new recoupment policy (“clawback”) that complies with the new SEC rules and NYSE listing standards for the Company’s Section 16 officers, which includes all of the named executives, for the recovery of any erroneously awarded incentive-based compensation. The Company also maintains a discretionary recoupment policy applicable to our named executives and our broader executive team that allows for recoupment of annual cash incentives and equity based compensation in the event of a financial restatement, or the event of certain acts of misconduct, including violations of law, regulation or Company policy.
No Excessive Perquisites. Our named executives are entitled to only limited perquisites.
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What We Do:	What We Don’t Do:

Capped Incentives. In 2023, annual cash incentive compensation is based on the achievement of the objectives set forth in the MIP, ranging from 0% to 162.5% based on the threshold, target, and maximum achievement levels.

No Repricing of Stock Options. Our equity incentive plan prohibits the repricing of options without Shareholder approval.

No Hedging and Pledging. We prohibit our employees, executive officers, and Directors from engaging in hedging of Company stock and derivatives. Without prior written consent, our employees, executive officers, and Directors are also prohibited from holding Company stock in a margin account or otherwise pledging our stock.

STOCKHOLDER ENGAGEMENT AND RESPONSE TO 2023 SAY-ON-PAY
As part of its oversight, the Compensation Committee considers the results of the Shareholders’ annual advisory vote on executive compensation (“say-on-pay proposal”). At our 2023 Annual Meeting of Shareholders, the say-on-pay proposal received 82% support, after receiving support above 93% support in 2022 and 2021. The Committee was disappointed by the reduced support and directed management to expand its outreach to its Shareholders to discuss their concerns regarding the Company’s practices. The Company reached out to 12 of its largest institutional Shareholders, who collectively owned approximately 40% of our shares outstanding in 2023, and engaged with all of those who expressed an interest in providing feedback regarding their concerns surrounding the 2022 compensation program. Based on discussions with our Shareholders, the decline in support was associated with what was viewed as a one-time cash severance payment made to a named executive upon retirement. To address this concern and mitigate risk of any such payment being made in the future, the Company has eliminated employment agreements for named executives, except for the President and Chief Executive Officer, and adopted an Executive Severance Plan (described on page 63), which, among other things, provides that no severance payments shall be paid upon a covered executive’s retirement. We will continue to monitor feedback and engage with major Shareholders in recognition of the value this engagement adds to our process.
CEO TRANSITION
In July 2023, the Company announced the retirement of Mr. Tryniski as CEO and the selection of Mr. Karaivanov, the Company’s Executive Vice President and COO, to succeed Mr. Tryniski as the Company’s CEO effective January 1, 2024.
Mr. Karaivanov brings a significant amount of experience in the financial service industry to his role as CEO. Prior to joining the Company, Mr. Karaivanov served as Managing Director in Lazard’s Financial Institutions Group and has extensive banking, financial services, and fintech experience. When he joined the Company in June 2021 as its Executive Vice President of Financial Services and Corporate Development, he was responsible for the business and financial performance of three of the Company’s four business lines – employee benefit services, insurance services, and wealth management. When he assumed the COO role, in October 2022, he acquired responsibility for the Company’s banking business. Through his service as the EVP of Financial Services and Corporate Development and then COO, he has gained a tremendous amount of insight in all areas of the Company’s operations and its people and has positioned himself to lead the Company into the future and to execute on the Company’s objective to deliver above average returns with below average risk.
The successful transition of leadership from Mr. Tryniski, who has served as CEO since August 2006, to Mr. Karaivanov has served as a significant milestone in a transformational year for the Company. To continue to support this transition, after Mr. Tryniski’s term as a Director ends at this year’s Annual Shareholders Meeting, he will continue as a consultant to the Company until December 31, 2024 in order to ensure a successful transition. Under the terms of the consulting arrangement, Mr. Tryniski will receive a monthly consulting payment of $5,000.
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OUR COMPENSATION PHILOSOPHY
The Compensation Committee reviews and administers the Company’s compensation policies and practices for the executive officers of the Company, including the named executives. The Company is focused on rewarding long-term sustained performance. We strive to consistently maintain strong financial performance while balancing a relatively conservative risk profile to deliver financial returns to our Shareholders. In administering compensation policies and practices, the Committee seeks to achieve the following compensation objectives:
Our Compensation Objectives include:
Linking the named executives’ compensation program with the Company’s performance to ensure that a significant portion of their total compensation is variable and tied to the Company’s performance.
Aligning the named executives’ interests with those of the Company’s Shareholders.
Attracting and retaining talented leadership to sustain competitive advantage.
Providing a framework that encourages strong financial results and positive shareholder returns consistent with our risk profile.
The Committee achieves these objectives by using a combination of base salary, incentive-based cash awards, and equity award components. Compensation consists of the following four elements:
•
Base Salary. The Company targets base salaries to be market competitive and compares its named executives’ base salaries with corresponding executives in the Peer Group (as defined below) selected by our independent compensation consultant and affirmed by the Committee. The named executives’ base salaries are the foundation for other performance-based pay programs to the extent they are expressed as percentages of base salary and as a result, the Committee carefully considers the appropriate base salary amounts to ensure proper pay mix and positioning.

•
Annual Cash Incentive Pursuant to the Management Incentive Plan (“MIP”). The Company’s annual cash incentive program is a variable, at-risk component of the named executives’ compensation that is directly tied to achieving specific performance metrics and strategic goals. The Committee establishes pre-determined goals and achievement levels each year, which are approved by the Board, to focus the efforts of the named executives and management on objectives which will drive the growth and sustainability of the organization. The Compensation Committee may exercise its discretion to modify payout amounts in certain situations, as appropriate.

•
Equity-Based Long-term Incentives. The Committee uses a combination of time-based restricted stock, performance-based restricted stock, and stock options. Each year, the program provides grants of performance-based restricted stock awards that have a three-year performance period, stock options that vest over five years, and time-based restricted stock that vests over three years. The Committee believes this approach provides a meaningful portion of awards at risk based on performance. In addition, equity based compensation also aligns the interests of the named executives with the interests of the Company’s Shareholders and helps retain a high-performing executive team over the longer term through vesting schedules that generally require continuous service over a three to five-year vesting period.

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Design of Equity-Based Long-Term Incentives
Equity Award	Percentage of Equity- Based Long-Term Incentive Grant	Vesting Period	Performance Features
Performance-based restricted stock awards	50%	Three-Year Cliff Vesting
Rewards achievement of financial goals measured over a three-year performance period (January 2023- December 2025) and puts appropriate focus on long-term alignment of pay and performance.

 • Half of the target opportunity is based on three-year total shareholder return measured against the constituents of the KBW Regional Bank Index (“KRX”).

 • Half of the target opportunity is based on the three-year average core return on average tangible common equity (“Core ROATCE”) measured against the performance of the KRX constituents.

The potential payout range is from 0% to 200% and will be determined on the achievement of both performance goals independently.

Stock Options	25%	Five Year Pro-Rata
Stock options align our executives’ interests with those of the Shareholders by providing value only if the Company’s stock price increases from the date that the stock option is granted, they provide a long-term incentive for strong Shareholder returns to produce any value.

Time- Based Restricted Stock	25%	Three Year Pro-Rata	To provide a focus on sustainable long-term Shareholder value creation, align the named executives’ interest with Shareholders, and retain executives.
•
Benefits. The Company offers the named executives its standard benefits, nonqualified retirement savings and same benefit opportunities as our general employee base, and certain perquisites common to other public company executive management teams.

The Company’s ability to attract and retain talented employees and executives with the skills and experience to develop and execute business opportunities is essential to its success and providing value to its Shareholders. The Company seeks to provide fair and competitive compensation to its employees by structuring compensation principally around two general parameters:
•	Total target compensation is intended to be within the competitive market range (derived from the custom Peer Group and supplemented by industry survey data as needed).
•
When the Company’s performance exceeds its performance goals and the performance of the KRX constituents, the Company’s total compensation program is designed to reward executives with pay above their target level. Similarly, if the Company’s performance does not meet its goals or falls below the KRX constituents’ performance, the Company’s compensation is designed to pay below that target level.

To support this pay-performance alignment, a significant amount of the Company’s named executives’ total compensation is variable and incentive based, and tied to the achievement of Company performance goals and long-term Shareholder value. The Company believes pay-performance alignment should be evaluated over a multiple year period since much of its pay is related to longer-term performance results.
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ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANTS AND EXECUTIVE OFFICERS
The Compensation Committee is responsible for oversight of the Company’s human capital, including the development, oversight and administration of the Company’s compensation and benefits programs. The Compensation Committee currently consists of five members of the Board of Directors, each of whom is an independent, non-employee Director. In carrying out its duties, the Committee reviews and approves the Company’s goals and objectives with respect to the CEO and other named executives and seeks to align compensation with the Company’s business objectives and performance. The Compensation Committee evaluates the performance of the CEO and the other named executives in light of such goals and objectives and determines compensation levels based on such evaluation. The Committee oversees the administration of broad-based compensation plans for the Company and its subsidiary entities and the review and approval of executive-level employment agreements. The Committee, in conjunction with the entire Board, also oversees succession planning for key positions, talent development, and diversity and inclusion practices.
The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent compensation consultant with respect to executive and Board compensation. Meridian’s work has included a review and refreshment of the Company’s Peer Group and a comprehensive assessment of the Company’s executive compensation programs and pay levels for the named executives compared to the market, including advice and counsel related to market trends and best practices regarding the structure and governance of our executive compensation programs. The Committee has assessed Meridian’s independence pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent advisor to the Committee. Meridian provided no services to the Company or its management other than services related to the Company’s compensation programs.
Although the Compensation Committee makes independent determinations on all matters related to the compensation of the named executives utilizing executive sessions without management present, certain members of management are requested to attend and provide input to the Committee throughout the year. The Compensation Committee receives input from Company management, including the CEO, CFO, COO, CHRO, General Counsel and others as needed to ensure that it has the information and perspective needed to carry out its duties.
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PEER GROUP AND BENCHMARKING
Benchmarking Process
Understanding the industry’s landscape is essential to establishing the Company’s program targets and making compensation decisions. The Company regularly reviews competitive market data and compares executive pay and performance to ensure alignment. It has been the Committee’s practice to benchmark the named executives’ compensation periodically against a peer group and market data. In 2022, the Compensation Committee engaged Meridian to develop the appropriate peer group to reflect the Company’s growth and changes in the banking industry landscape as well as conduct a benchmarking study. The Committee targets total compensation to be competitive with the market as reflected through peer group and industry surveys. The Compensation Committee uses the peer group information and additional market data to determine the base salaries and other compensation elements for the named executives. In 2024, Meridian will review the Company’s peer group and conduct a benchmarking study.
Peer Group Reviews
In July 2022, Meridian updated the Company’s peer group using objective selection criteria including size, geography, and business model to position the Company close to the median for asset size and revenue. This resulted in minor adjustments in the peer group, with the removal of peer companies who had been acquired or no longer fit the peer group criteria and the addition of peer companies that fit the criteria. Meridian used this updated peer group to compare the Company’s target pay program, including base salary, incentives, and total direct compensation, to the market and provide a reference for discussing potential pay decisions and changes to the compensation structure.
The Committee adopted the following peer group presented by Meridian (the “Peer Group”) to conduct benchmarking and assess our executive compensation program for 2023 compensation decisions:
Updated Peer Group used for 2022-2024 Compensation Decisions
Atlantic Union Bankshares Corporation	Berkshire Hills Bancorp Inc.	Eastern Bankshares, Inc.
First Busey Corp.	First Commonwealth Financial Corporation	First Financial Bancorp.
First Merchants Corporation	F.N.B. Corporation	Fulton Financial Corporation
Independent Bank Corp.	NBT Bancorp, Inc.	Northwest Bancshares, Inc.
Old National Bancorp	Park National Corporation	Provident Financial Services, Inc.
Sandy Springs Bancorp, Inc.	United Bankshares, Inc.	WesBanco, Inc.
WSFS Financial Corporation
Industry comparisons are only one element of the Compensation Committee’s holistic review of our executive compensation programs. As described above, although the Compensation Committee views market data as an essential element in its compensation determination process, it believes that market data should be used in conjunction with the Compensation Committee’s overall review and analysis of the Company’s and its named executives’ performance as well as the Company’s business and retention needs in making compensation decisions.
2023 COMPENSATION PROGRAM AND PAY DECISIONS
The compensation program for executives is built around our pay-for-performance philosophy. The Company’s compensation program consists of three primary elements:
•	base salary;
•	annual cash incentive pursuant to the MIP; and
•	equity-based long-term incentives.
These compensation elements and 2023 pay decisions are described in more detail below.
Base Salary
The Company uses the base salary to provide the foundation of a fair and competitive compensation opportunity for each named executive. The Compensation Committee reviews the base salaries of our named executives annually to determine whether any adjustments are advisable based on market analysis, individual performance and contributions, and the Company’s performance and retention needs. Base salaries are generally intended to be competitive with corresponding executives in the Peer Group. The Committee recognizes that base salaries are the foundation for the
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other performance-based pay programs to the extent they are expressed as percentages of base salary (e.g., the target cash incentive under the MIP is a percentage of the executive’s base salary). As a result, the Committee carefully considers the appropriate base salary amounts to ensure a proper pay mix and positioning.
In December 2022, based upon the results of the updated analysis of the Peer Group, the Compensation Committee approved a 14.3% base salary increase for Mr. Levy and a 3.3% base salary increase for the other named executives, as follows:
Name	2022 Base Salary	% Increase	2023 Base Salary
Mark E. Tryniski	$887,337	3.3%	$916,619
Joseph E. Sutaris	$460,000	3.3%	$475,180
Dimitar A. Karaivanov	$525,000	3.3%	$542,325
Maureen Gillan-Myer	$386,250	3.3%	$398,996
Jeffrey M. Levy(1)	$350,000	14.3%	$400,000
(1)	Mr. Levy’s salary increase reflects market adjustments.
Following the announcement of Mr. Tryniski’s retirement, in July of 2023, the Company made various leadership changes to support the successful transition of the CEO role, including the appointment of Mr. Karaivanov, as CEO, effective January 1, 2024, as well as the appointment of Mr. Levy as Chief Banking Officer effective as of January 1, 2024. Mr. Levy has over 25 years of experience running retail and commercial operations for national banks. The appointment of Mr. Levy to Chief Banking Officer provides the Company with a seasoned banker positioned to lead the Bank as it expands its core operations through the opening of several de novo branches in 2024 and 2025.
In December 2023, the Compensation Committee approved increases in base salaries, effective January 1, 2024, for Mr. Karaivanov and Mr. Levy, consistent with their new roles, as well as base salary increases of 3% for the remaining named executives. The salaries for 2024 are as follows:
Name	2023 Base Salary	% Increase	Current Base Salary
Dimitar A. Karaivanov(1)	$542,325	66%	$900,000
Joseph E. Sutaris	$475,180	3%	$489,435
Maureen Gillan-Myer	$398,996	3%	$410,966
Jeffrey M. Levy	$400,000	12.5%	$450,000
(1)	Mr. Karaivanov’s salary is consistent with the terms of his Employment Agreement.
Annual Incentive Payments under the Management Incentive Plan (“MIP”)
Annual incentives under the MIP are designed to reward performance achievements relative to specified, pre-determined Company performance goals. The goals are set to focus on strategic and tactical priorities in the operation of the Company.
Each of our named executives is assigned a target incentive opportunity under the MIP, defined as a percentage of base salary. The Compensation Committee periodically reviews target incentives to ensure they remain appropriate based on market analysis, individual performance and contributions, and the Company’s performance and retention needs. Based on this review, the target amounts were increased from fiscal 2022 to fiscal 2023 as set forth in the table below:
Name	2022 Target Incentive (as a percentage of Base Salary)	2023 Target Incentive (as a percentage of Base Salary)
Mark E. Tryniski	70%	75%
Joseph E. Sutaris	50%	55%
Dimitar A. Karaivanov	55%	55%
Maureen Gillan-Myer	50%	50%
Jeffrey M. Levy	40%	50%
At the beginning of each fiscal year, the Compensation Committee establishes annual corporate performance goals. Corporate goals are proposed by the CEO, reviewed and approved by the Committee, and approved by the Board. The Committee considers and assigns a relative weight to each goal to reflect relative importance to enhance Shareholder value. The Company’s corporate goals under the 2023 MIP are summarized in the table below, including each goal’s
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(i) weight, (ii) threshold, target, and maximum levels of achievement, (iii) achievement level in 2023, and (iv) weighted attainment percentage based on 2023 performance. The final weighted achievement level, if any, determined by the Compensation Committee is identified by check mark in the Payout Level column.
Achievement Levels
Goal	Weight	Performance Level	Performance Goal	Payout Level	Actual Achievement in 2023	Weighted Attainment Percentage in 2023
Operating EPS Growth(1)	25%	Threshold	1%	50%	(14.5%)	0%
		Target	3%	100%
		Maximum	> 6%	200%
Operating Efficiency Ratio(2)	10%	Threshold	64%	50%	63.5%	0%
		Target	62%	100%
		Maximum	< 60%	150%
Retail Banking Objectives(3)	15%	Threshold	Achievement of 3 Objectives	50%	All Objectives Attained	22.5%
		Target	Achievement of 4 Objectives	100%
		Maximum	Achievement of All 5 Objectives	150%
Strategic Objectives(4)	10%	Threshold	Achievement of 3 Objectives	50%	Four Objectives Attained	10%
		Target	Achievement of 4 Objectives	100%
		Maximum	Achievement of 5 Objectives	150%
Commercial Banking(5) Growth	15%	Threshold	Achievement of 1 Objective	50%	Two objectives Attained	15%
		Target	Achievement of 2 Objectives	100%
		Maximum	Achievement of 3 Objectives	150%
Net Charge-Off Ratio(6)	10%	Threshold	0.35%	50%	0.06%	15%
		Target	0.25%	100%
		Maximum	< 0.15%	150%
Growth in Pre-Tax Operating Earnings of Financial Services Business(7)	15%	Threshold	2%	50%	0.34%	0%
		Target	4%	100%
		Maximum	> 8%	150%
Total Weighted Attainment Percentage						62.5%
(1)
Operating EPS Growth means the increase in 2023 operating earnings per share over 2022 operating earnings per share (expressed as a percentage). The Operating EPS Growth result was adjusted for MIP measurement purposes by the Committee in response to the Company’s completion of the balance sheet repositioning that was completed in January 2023. The repositioning transaction favorably impacted Operating EPS Growth and the Committee adjusted the result for MIP measurement purposes by deducting $.30 per share from the actual achievement. The MIP adjusted Operating EPS was $3.06 as compared to $3.36 of actual operating EPS (Non-GAAP) and the Company did not satisfy this objective.

(2)
Operating Efficiency Ratio as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Committee selected the same maximum, target and threshold achievement levels for the operating efficiency ratio for 2023 MIP, even though the Company’s operating efficiency ratio for 2022 was 59.53%, because operating at the selected maximum level of efficiency is considered a stretch goal for the Company to achieve year-over-year. The Committee believes that lowering the maximum level to an amount less than 60% could encourage the named executives to make decisions that exceed the Company’s risk tolerance levels. Similar to the Operating EPS Growth objective, the Operating Efficiency Ratio was also impacted favorably by the balance sheet repositioning. The Committee adjusted this result by deducting $21.5 million from the Operating Revenues used to calculate the Operating Efficiency Ratio. The MIP adjusted Operating Efficiency Ratio used for this objective was 65.6% and the Company did not satisfy this objective.

(3)
Retail Banking Objectives for fiscal 2023 included (i) improvement of the performance of the New England and Capital District retail business; (ii) increase in mortgage and home equity balances of at least 5%; (iii) consumer installment growth of at least 5%; (iv) evaluate retail branch organizational structure and roles; and (v) optimization of the various banking channels. Actual achievement was as follows: (a) improved the performance of the New England and Capital District retail business; (b) increase in mortgage and home equity balance was 8.3%; (c) consumer installment growth was 7.6%, (d) execution of retail branch organizational structure and roles with the closure of 10 branches and reduction in staff to align current branch transactions, and regional realignment to better position the Bank for future growth; and (e) completion of project to optimize delivery of banking service via the Bank’s mobile platform.

(4)
Commercial Banking Objectives for fiscal 2023 included (i) Increase commercial deposit and deposit sweep by 3.0%; (ii) Increase commercial loan balance by 4.0%; and (iii) implementation of business banking initiative. Actual achievement was as follows: (a) commercial deposit and deposit sweep was (3.9%); (b) commercial loan balances increased by 12.0% and (c) commercial banking successfully completed implementation of business banking initiatives.

(5)
Strategic Objectives for fiscal 2023 included five objectives related to implementation of business banking, manager engagement and accountability, regional realignment, deposit product evolution, and growth of municipal funding. Four out of the five objectives were attained.

(6)
Net Charge-Off Ratio as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Committee set the maximum achievement level to less than 0.15% for 2023, the same level that was established for the 2022 MIP. The Company’s actual net charge-off ratio for 2022 was 0.04%, but 0.15% was set as the 2023 goal because achieving net charge-offs of less than 0.15% was determined by the Committee to be an appropriate measurement of a well-managed lending portfolio under industry standards that appropriately balances loan portfolio growth objectives and the underlying risks. The Committee does not believe that setting the maximum level at a lower amount would be an appropriate stretch goal based on industry standards and the Committee’s balancing of the Company’s risk tolerance and loan growth objectives.

(7)
Growth in Pre-Tax Operating Earnings of Financial Services Business is measured as the year-over-year increase in pre-tax operating earnings of the Company’s Employee Benefits and All Other segments (expressed as a percentage).

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The weighted attainment percentage for each corporate goal as shown in the table above is calculated by the following formula:
Weight	X	Percentage Achieved	=	Weighted Attainment Percentage
The weighted attainment percentages for each corporate goal are summed to yield a “Total Weighted Attainment Percentage,” which was 62.5% for fiscal 2023 as shown in the table above. If the Company were to achieve the target for all of the established goals, the Total Weighted Attainment Percentage would be 100%. The maximum possible total weighted attainment percentage in fiscal 2023 was 162.5%. Performance is not interpolated for achievement between the threshold and target or target and maximum levels described above. For the 2023 MIP payments, which are paid in 2024, each named executive is eligible to receive a payout equal to the 62.5% Total Weighted Attainment Percentage multiplied by their target incentive amount set forth in the following table:
Name	Applicable Base Salary(1)	Total Weighted Attainment Percentage	2023 Target Incentive (as percentage of Base Salary)	2023 Actual Incentive (as percentage of Applicable Base Salary)	2023 Management Incentive Plan Payment
Mark E. Tryniski	$916,619	62.5%	75%	46.87%	$429,665
Joseph E. Sutaris	$489,435	62.5%	55%	34.37%	$168,243
Dimitar A. Karaivanov	$558,595	62.5%	55%	34.37%	$192,011
Maureen Gillan-Myer	$410,966	62.5%	50%	31.25%	$128,427
Jeffrey M. Levy(2)	$412,000	62.5%	50%	31.25%	$128,745
(1)
Except for Messrs. Karaivanov and Levy whose 2024 base salaries were increased in connection with their promotions, the incentive payments were calculated, consistent with past practice, using the named executive’s salary as of January 1, 2024. For Messrs. Karaivanov and Levy, base salaries of $558,595 and $412,000, respectively, were used to calculate the incentive payments which represents their 2023 base salary increased by 3% to reflect the 3% base salary increase received by the other named executives in 2024.

In December 2023, the Compensation Committee established the 2024 target opportunities for the named executives as set forth below:
Name	2023 Target Incentive (as percentage of Base Salary)	2024 Target Incentive (as percentage of Base Salary)
Dimitar A. Karaivanov (1)	55%	75%
Joseph E. Sutaris	55%	55%
Maureen Gillan-Myer	50%	50%
Jeffrey M. Levy (2)	50%	55%
(1)	Mr. Karaivanov’s target management incentive percentage was increased to 75% in connection with his new role as President and CEO.
(2)	Mr. Levy’s target management incentive percentage was increased to 55% in connection with his new role as Chief Banking Officer.
The Committee refined the 2024 MIP corporate goals to reflect the Company’s operating philosophy of delivering above-average returns to its Shareholders with below-average risk. The new goals will drive Shareholder returns: (a) pre-provision net revenue from banking operations (25%); (b) operating earnings from the Company’s financial subsidiaries (15%); (c) operating core return on assets relative to KRX constituents (10%); (d) achievement of preset thresholds based upon the Company’s capital, net charge offs, and liquidity (30%); and (e) achievement of various strategic priorities, including, but not limited to, development of the Company’s top leaders, development of written strategic data plans across all of the Company’s key businesses, and substantial progress in connection with the Company’s initiative to open new branches in 2024 (20%).
Long-Term Incentive Compensation
The Compensation Committee believes that the interests of the Company’s Shareholders are best served when a significant portion of executive compensation is provided in equity-based long-term incentives. Accordingly, the Compensation Committee makes annual grants of equity-based long-term incentives to the named executives and other key employees, which are designed to align with long-term performance.
In 2022, the Committee redesigned the equity-based long-term incentive program to provide all three equity components on an annual basis and increase the portion of the performance-based awards; previously performance-
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based equity was granted every three years. Since March 2022, and in response to Shareholder feedback, the annual equity grants were structured to be comprised of (i) 50% performance-based restricted stock, (ii) 25% stock options, and (iii) 25% time-based restricted stock grants, so that 75% of the annual equity awards were performance-based awards dependent the Company’s performance:

Three components of our long-term equity awards are described as follows:
1.
Performance-Based Restricted Stock Grant- 50% of Annual Equity Grant. The performance-based restricted stock awards will vest after a three-year performance period based on achievement of certain performance criteria. For the performance period from 2023 through 2025, performance will be measured based on two performance metrics: (1) 3-year total shareholder return and (2) 3-year average core return on average tangible common equity (“Core ROATCE”). The performance metrics will be measured against the performance of the KRX constituents.

2.
Stock Option Grants- 25% of Annual Equity Grant. The Committee believes that stock options are inherently performance-based because they only deliver value when the Company stock price appreciates above the exercise price and provide strong shareholder alignment. Stock options will vest annually over 5 years.

3.
Time Vested Restricted Stock Grant- 25% of Annual Equity Grant. Time-vested restricted stock will vest annually over three years. Time-vested restricted stock encourages stock ownership, provides retention, and aligns executives with shareholder interests.

The 2023 performance metrics for the performance-based restricted stock awards are key drivers of Shareholder value creation and are aligned with the Company’s strategic plan. We use core results to measure management’s performance against our operating plan more accurately. Core results adjust our GAAP results for net tax effect and certain nonrecurring revenue and expenses. Below are the performance metrics for the 2023-2025 performance cycle for the performance grants:
Performance Measures	Weight	Threshold	Target	Maximum
Three-year TSR Rank – Relative to the population of KRX constituents	50%	25th Percentile	50th Percentile	100th Percentile
Three-year Average Core ROATCE – Relative to the population of KRX constituents	50%	25th Percentile	50th Percentile	100th Percentile
Payout Range (% of Target)		50%	100%	200%
Corporate performance results between threshold and target and between target and maximum are calculated using a straight-line interpolation. The potential payout range is from 0% to 200% and will be determined on the achievement of both performance goals independently. When TSR is negative, the payout cannot exceed 100% of target for the entire performance-based equity grant regardless of the actual performance results.
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The Compensation Committee sets target award opportunities for equity grants to be competitive with the market and consistent with the named executive’s position and performance. Following the 2022 benchmarking analysis performed by Meridian, the Committee adjusted the 2023 target incentive opportunities considering market competitiveness as well as individual and corporate performance. The table below provides the annual target equity award opportunities for each of the named executives in 2022 and 2023:
Name	2022 Target Equity Grant (as percentage of Base Salary)	2023 Target Equity Grant (as percentage of Base Salary)
Mark E. Tryniski	90%	105%
Joseph E. Sutaris	60%	70%
Dimitar A. Karaivanov	90%	90%
Maureen Gillan-Myer	50%	60%
Jeffrey M. Levy	40%	60%
Please see the Summary Compensation Table and the Grants of Plan-Based Awards Table presented on pages 56 to 57 and the accompanying narrative disclosure for more information regarding the stock options, performance-based restricted stock, and time-vested restricted stock received by each of the named executives in connection with the 2023 annual equity awards.
In December 2023, the Compensation Committee established the following 2024 target equity award opportunities for current named executives. These amounts were established after a review of the market data provided by Meridian to competitively align compensation with the target award opportunities for similar executives and to also account for the promotions of Messrs. Karaivanov and Levy.
Name	2024 Target Equity Grant (as percentage of Base Salary)
Dimitar A. Karaivanov	105%
Joseph E. Sutaris	70%
Maureen Gillan-Myer	60%
Jeffrey M. Levy	65%
For the 2024 performance grants (for the performance period from 2024 through 2026), the Committee approved and adopted the same performance metrics used for the 2023 performance grants.
Retirement and Other Benefits
Pension Plan and 401(k) Plan Benefits. The Company provides retirement benefits through a combination of the tax-qualified Community Bank System, Inc. Pension Plan (the “Pension Plan”) and a 401(k) plan for most of its regular employees, including the named executives. The Pension Plan is more fully described under the section entitled “Retirement Plan Benefits” starting on page 59. The Pension Plan is available to all of the Company’s employees after one year of service. The 401(k) Employee Stock Ownership Plan (the “401(k) Plan”) allows employees to contribute up to 90 percent of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code (the “Code”). The Company provided a matching contribution (in Company common stock) up to 4.5 percent of the contributing participant’s salary in 2023 subject to various limits imposed by the Internal Revenue Service (“IRS”).
Mr. Tryniski is also covered by an individual supplemental retirement agreement that generally provides for non-qualified retirement benefits that cannot be provided to the named executives under the Pension Plan due to the Code’s limitations. His supplemental retirement agreement is described under the section entitled “Retirement Plan Benefits.”
The Company offers the named executives and certain other senior level executives the ability to participate in the Deferred Compensation Plan for Certain Executive Employees of Community Bank System, Inc. (the “Deferred Compensation Plan”). The named executives may elect to defer cash compensation into the Deferred Compensation Plan as described under the section entitled “Nonqualified Deferred Compensation Plan.” The Company does not make contributions to the Deferred Compensation Plan for participants in the plan.
Effective June 1, 2018, the Board adopted the Community Bank System, Inc. Restoration Plan (the “Restoration Plan”). The Restoration Plan is an unfunded, non-qualified deferred compensation plan which covers named executives who are not covered by a supplemental retirement plan agreement, including Messrs. Sutaris, Karaivanov, Levy and Ms. Gillan-
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Myer. Mr. Tryniski is not covered by the Restoration Plan because he has a separate supplemental retirement agreement. The Restoration Plan is designed to provide credits that cannot be provided to eligible executives under the Pension Plan and 401(k) Plan as a result of the Code’s limit on annual compensation that may be taken into account under those plans. The compensation limit in effect in 2023 was $330,000. A participant’s benefit in the Restoration Plan is expressed as an individual (bookkeeping) account balance that is increased annually by an amount generally designed to equal the credit and contribution that cannot be provided to the participant under the tax-qualified plans as a result of the compensation limit. A participant’s account balance is credited with interest annually until distributed and will be paid to the participant following his or her separation from service subject to the terms of the Restoration Plan.
Other Benefits. Although other personal benefits are not a key element of the Company’s compensation program, the Company’s named executives, along with certain other senior level executives, are provided a limited number of benefits for the purpose of supporting those executives in their business functions. The Company provides the following benefits to the named executives, as quantified in the Summary Compensation Table:
•
local club memberships to enable named executives to interact and foster business relationships with customers and the local business and community leaders. Memberships do not exceed $11,400 for each named executive;

•
a housing allowance, car allowance or use of a Company-owned vehicle for those named executives responsible for managing geographic territories which span the Company’s market from Northeastern Pennsylvania to the Canadian border and throughout Vermont and into Western Massachusetts; and

•	group term life insurance coverage in excess of limits generally available to employees.
Please see the Summary Compensation Table and accompanying narrative disclosures presented on pages 56 to 57 for more information on personal benefits the Company provides to the named executives.
MISCELLANEOUS COMPENSATION PRACTICES
Tax Considerations
Section 162(m) of the Code generally limits to $1 million the tax deduction available to public companies for compensation paid to “covered employees,” which, for taxable years after December 31, 2017, includes a company’s chief executive officer, chief financial officer, the three other most highly compensated executive officers, and anyone who is (or was) a covered employee for any taxable year beginning after December 31, 2016. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, this limitation did not apply to compensation that was considered “qualified performance-based compensation” under the rules of Section 162(m); however, the Tax Cuts and Jobs Act eliminated that exception and, as a result, compensation paid to our covered employees in excess of $1 million per year will generally not be deductible. Because corporate objectives may not always be consistent with the requirements of tax deductibility, the Committee is prepared, when it deems it appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m). Thus, deductibility will be only one of many factors considered by the Committee in ascertaining appropriate levels or modes of compensation.
Compensation Recovery
The Company maintains robust policies governing the recoupment of incentive compensation. First, in accordance with SEC rules and NYSE listing requirements, the Company adopted a recoupment policy, effective on October 2, 2023, which mandates the recovery of certain erroneously paid incentive-based compensation that may have been received by the Company’s Section 16 officers (which includes all of the named executives) on or after the policy’s effective date, if the Company has a qualifying financial restatement during the three completed fiscal years immediately prior to the restatement date, subject to limited exceptions.
In addition, the Company’s continues to maintain its original clawback policy which provides for the recoupment of any incentive-based compensation received by an officer if such individual has (i) engaged in recklessness, gross negligence, fraud or intentional misconduct that caused or otherwise contributed to the need for a material restatement to the Company’s financial results, or (ii) engaged in intentional misconduct, fraud or knowingly violated any law, regulation or Company policy in connection with his or her employment that results in significant reputational or financial harm to the Company. In such event, the Board will determine the impact of the restatement or the legal, regulatory or compliance violation and will seek an appropriate recoupment of incentive-based compensation received by such individual. The Company may recoup cash compensation, time based equity grants, and/or performance-based awards. Any recoupment under the clawback policy will be in addition to any other disciplinary action the Board may determine, including the termination of employment.
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Stock Ownership Guidelines
Our stock ownership guidelines for senior executives of the Company require (i) the CEO to own shares of Company common stock and/or share equivalents equal to at least four times his base salary, and (ii) the CFO and other Executive Vice Presidents to own shares of common stock and/or share equivalents equal to at least two times their base salary. These senior executive officers are required to retain 75% of the shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements. As of March 22, 2024, all senior executive officers are in compliance with, or exceed, the requirements of the stock ownership guidelines established by the Board.
Policy Regarding Derivatives, Pledging and Hedging
The Company has adopted a policy that prohibits all of its Directors and employees, including the named executives, from engaging in short sale transactions, trading in derivative securities of the Company’s common stock, or engaging in the purchase or sale of any other financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s common stock. Named executives are prohibited from pledging shares on margin without the prior written consent of the Compliance Officer designated in the Insider Trading Policy.
Risk Considerations
In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. See the section entitled “Oversight of Risk” on page 32 for an additional discussion of risk considerations.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon its review and discussion with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Mark J. Bolus, Chair
Brian R. Ace
Neil E. Fesette
Susan E. Skerritt
Sally A. Steele
55

EXECUTIVE COMPENSATION DISCLOSURE TABLES
The following table summarizes the compensation of the named executives for the fiscal years ended December 31, 2023, 2022, and 2021. For 2023, the named executives are the Company’s CEO, CFO, and the three other most highly compensated executive officers ranked by their total compensation in the table below. Effective December 31, 2023, Mr. Tryniski retired as the Company’s President and CEO. The material terms of the employment agreements, if any, with the named executives are set forth under the section entitled “Employment Agreements.” In the table below, the “Adjusted SEC Total” is a column that is not required by the SEC’s requirements; however, the Compensation Committee believes it is a more accurate depiction of the compensation decisions that it has made for the applicable years, as more fully described in footnote 6 to the table.
SUMMARY COMPENSATION TABLE for Fiscal Years Ended December 31, 2023, 2022 and 2021
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	SEC Total ($)	Adjusted SEC Total(6)
Mark E. Tryniski President, Chief Executive Officer and Director (retired 12/31/2023)	2023	$916,619	$749,442	$252,093	$429,665	$66,605	$102,699	$2,517,123	$2,450,518
	2022	$887,337	$592,902	$197,657	$529,347	($1,896,547)	$38,923	$349,619	$2,246,166
	2021	$861,492	$290,759	$290,752	$753,806	$921,103	$37,057	$3,154,969	$2,233,866
Joseph E. Sutaris, EVP and Chief Financial Officer	2023	$475,180	$258,966	$87,117	$168,243	$114,238	$26,104	$1,129,848	$1,015,610
	2022	$434,003	$187,167	$62,403	$196,012	($64,865)	$30,589	$845,309	$910,174
	2021	$408,000	$91,768	$91,800	$255,000	$52,778	$14,019	$913,365	$860,587
Dimitar A. Karaivanov(7) EVP and Chief Operating Officer (CEO as of 1/1/2024)	2023	$542,325	$380,034	$127,846	$192,011	$63,275	$24,821	$1,330,312	$1,267,037
	2022	$501,461	$330,368	$110,125	$246,080	$5,875	$29,058	$1,222,967	$1,217,092
	2021	$269,538	$1,086,004	$216,006	$330,000	$1,135	$10,895	$1,913,578	$1,912,443
Maureen Gillan-Myer EVP and Chief Human Resources Officer	2023	$398,996	$186,444	$62,691	$128,427	$22,499	$49,385	$848,442	$825,943
	2022	$386,250	$143,380	$47,793	$164,586	$3,286	$42,121	$787,416	$784,130
Jeffrey M. Levy SVP and President, Commercial Banking (Chief Banking Officer as of 1/1/2024)	2023	$400,000	$186,848	$62,855	$128,745	$33,060	$31,303	$842,811	$809,751
	2022	$347,486	$103,974	$34,648	$160,000	$21,449	$29,956	$697,513	$676,064
(1)
The amounts in this column reflect the grant date fair value of restricted stock awards issued pursuant to the Company’s 2022 and 2014 Incentive Plans computed in accordance with FASB ASC Topic 718. Additional information about the Company’s accounting for stock-based compensation arrangements is contained in footnote K to the Company’s audited financial statements for the fiscal year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2024. Included in the 2022 and 2023 awards are performance restricted stock awards granted pursuant to the 2022 Incentive Plan. These long-term equity awards will vest based upon the achievement of two sets of performance criteria based on the individual award; (1) based on the Company’s cumulative three year Relative Total Shareholder Return (“TSR”) ranking compared to the constituents of the KBW Regional Bank Index, and continued employment weighted at 50%; and (2) three year Average Relative Return on Average Core Tangible Common Equity (“Core ROATCE”) Relative Total Performance Goal weighted at 50% over the three-year measurement period of 2022-2024 and 2023-2025, respectively. Depending on the achievement level of the three year performance goals, the named executives may receive the maximum, target, or no shares from these awards.

(2)
The amounts in this column reflect the grant date fair value of stock option awards in the applicable year pursuant to the 2022 and 2014 Incentive Plans, computed in accordance with FASB ASC Topic 718. These amounts are based on the Black-Scholes option pricing model, which may not be reflective of the current intrinsic value of the options. Assumptions used in the calculation of these amounts are included in footnote K to the Company’s audited financial statements for the fiscal year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K which was filed with the SEC on February 29, 2024.

(3)
For all named executives, the amounts shown in this column reflect amounts earned under the Company’s MIP, an annual cash award plan based on performance and designed to provide incentives for employees. Cash payments are typically paid in the subsequent year. The awards for the 2023, 2022, and 2021 plan year (paid in 2024, 2023, and 2022) were approximately 62.5%, 82.5%, and 125%, respectively, of the target amount, subject to adjustment for individual performance.

(4)
The amounts shown in this column include the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Company’s Pension Plan, the Company’s Restoration Plan and the named executive’s individual supplemental executive retirement agreements (collectively, the “Company Retirement Plans”). Such amounts will vary year to year due to changes in the Company Retirement Plan discount rates and accrued service costs. There were no changes in the terms of the Company Retirement Plans or level of benefits provided to the named executives under the Company Retirement Plans in 2023. No earnings are deemed above-market or preferential on compensation deferred under the Company’s non-qualified Deferred Compensation Plan for Executives (the “Executive Deferred Comp Plan”), and all amounts in the Executive Deferred Comp Plan are funded solely from the executive’s elective deferral of their compensation and the Company makes no contributions other than to the Company’s Pension and Restoration Plans.

(5)
The amounts in this column include: (a) the reportable value of the personal use Company-owned vehicles amounting to $17,320 for Mr. Tryniski, $6,600 for Mr. Sutaris, $8,831 for Mr. Karaivanov, $12,015 for Ms. Gillan-Myer, and $5,424 for Mr. Levy; (b) includes the reportable value of transferring Mr. Tryniski Company-owned vehicle in connection with his retirement and consulting arrangement amounting to $57,250; (c) the value of group term life and long

56

term disability insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Ms. Gillan-Myer received $3,860 and Messrs. Tryniski, Sutaris, Karaivanov, and Levy, received $1,980, $4,654, $1,140, and $6,039, in 2023 respectively; (d) the Company’s contributions to the 401(k) Plan, a defined contribution plan, amounting to $14,850 for Mr. Tryniski, Mr. Sutaris, Mr. Karaivanov, Ms. Gillan-Myer, and Mr. Levy; (e) the Company’s payment for country and/or social club memberships amounting to $11,389 for Mr. Tryniski, and $4,990 for Mr. Levy; (f) the reportable value of cell phone allowances amounting to $660 for Ms. Gillan-Myer; (g) the reportable value of housing allowances amounting to $18,000 for Ms. Gillan-Myer.
(6)
We are providing this supplemental column entitled “Adjusted SEC Total” to show how the Compensation Committee views the named executives’ annual compensation. This column adjusts the amounts reported in the SEC Total column by subtracting the change in pension value under the Company’s Retirement Plans reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column to show how year-over-year changes in pension value impact total compensation. The amounts reported in this column differ substantially from, and are not a substitute for, the amounts reported in the SEC Total column.

(7)
Mr. Karaivanov joined the Company on June 4, 2021 and received a signing bonus of 10,826 shares of restricted stock with a three-year vesting period, 2,700 shares of restricted stock with a five-year vesting period, and 11,714 stock options with an exercise price of $80.01 that vest over five years. The value of these grants are reflected in Mr. Karaivanov’s 2021 compensation.

The following Grants of Plan-Based Awards Table provides information about equity and non-equity incentive plan awards granted to the named executives in connection with the year ended December 31, 2023. All equity awards are made under the terms of the 2022 Incentive Plan and the non-equity awards are made under the terms of the Company’s MIP. The MIP awards were subject to the satisfaction of 2023 performance objectives and were paid in 2024.
GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities Underlying options (#)	Exercise or base price of options awards	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark E. Tryniski		$0	$687,464	$1,117,129
	3/14/23								16,885(2)	$54.06	$252,093
	3/14/23							4,631(3)			$250,352
	3/14/23				4,817	9,263	18,526				$499,090
Joseph E. Sutaris		$0	$269,189	$437,433
	3/14/23								5,835(2)	$54.06	$87,117
	3/14/23							1,600(3)			$86,496
	3/14/23				1,665	3,201	6,402				$172,470
Dimitar A. Karaivanov		$0	$307,227	$499,244
	3/14/23								8,563(2)	$54.06	$127,846
	3/14/23							2,348(3)			$126,933
	3/14/23				2,443	4,698	9,395				$253,101
Maureen Gillan-Myer		$0	$205,483	$333,910
	3/14/23								4,199(2)	$54.06	$62,691
	3/14/23							1,152(3)			$62,277
	3/14/23				1,198	2,305	4,609				$124,167
Jeffrey M. Levy		$0	$206,000	$334,750
	3/14/23								4,210(2)	$54.06	$62,855
	3/14/23							1,154(3)			$62,385
	3/14/23				1,201	2,310	4,620				$124,463
(1)
The amounts in this column represent target awards under the MIP, which equal a specified percentage of base salary in effect on December 31 of the year before payment is made. The actual awards for the 2023 plan year (paid in 2024) were approximately 62.5% of the target amount set forth in this table due to the performance levels achieved for 2023 being below target by 37.5%. The MIP awards could be increased for above targeted performance and reduced for less than targeted performance based upon the corporate goals described under the section entitled “Annual Incentive Payments under the Management Incentive Plan” and personal performance. The MIP awards earned by the named executives in 2023 and paid in 2024 are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.” These amounts were determined based upon the satisfaction of the 2023 MIP performance objectives.

(2)
The stock options are granted pursuant to the 2022 Incentive Plan. The options are subject to time vesting requirements. The options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on March 14, 2024, 2025, 2026, 2027 and 2028. Upon the named executive’s termination, the named executive generally has three months to exercise any vested options. Except for employees retiring in good standing or certain termination events set forth in an employment agreement or Severance Plan, all unvested options at the date of termination are forfeited. For employees who retire in good standing or are entitled to accelerated vesting under an employment agreement or Severance Plan, all unvested options will become vested as of the retirement date. Such individuals may exercise the options before the expiration date. In the event of a change of control or qualifying termination, the terms of the applicable employment agreement or the Severance Plan will govern.

(3)
The shares of restricted stock are granted pursuant to the 2022 Incentive Plan. The restricted stock vests ratably over three years and are subject to forfeiture upon termination of employment, except for employees retiring in good standing or certain termination events set forth in an employment agreement or Severance Plan. Upon retirement in good standing, all unvested restricted stock will become vested as of the retirement date. In the event of a change of control or qualifying termination, the terms of the applicable employment agreement or the Severance Plan will govern. During the vesting period, the named executive has all of the rights of a shareholder including the right to vote such shares at any meeting of the Shareholders and the right to receive all dividends. Nonvested shares are subject to forfeiture and may not be sold, exchanged or otherwise transferred.

(4)
The performance restricted stock are granted pursuant to the 2022 Incentive Plan. This long-term equity award has a three-year cliff vesting schedule tied to the satisfaction of long-term performance goals over that three year period. During the vesting period, the named executives shall have the right to vote all of the performance restricted shares at any meeting of the Shareholders and will upon vesting receive shares of the Company stock equivalent to the dividends paid on such stock during the term of restriction. Nonvested shares may not be sold, exchanged or otherwise transferred. Depending upon the achievement level of the three-year long-term performance goals as determined by the Board of Directors at December 31 of the final year in the performance period, the named executives may receive the maximum, target or no shares from this award.

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The following table summarizes the equity awards the Company has made to the named executives which are outstanding as of December 31, 2023.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity incentive plan awards: number of unearned shares, unit or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Mark E. Tryniski	26,761	0	$35.36	3/18/2025	11,817	$615,784	29,540	$1,539,329
	28,863	0	$38.02	3/16/2026
	16,845	0	$57.12	3/15/2027
	21,176	0	$55.92	3/20/2028
	15,812	3,953	$59.41	3/20/2029
	15,748	10,500	$51.64	3/17/2030
	6,310	9,466	$79.66	3/16/2031
	2,213	8,854	$71.78	3/15/2032
	0	16,885	$54.06	3/14/2033
Joseph E. Sutaris	2,061	0	$38.02	3/16/2026	3,700	$192,807	9,879	$514,795
	1,503	0	$57.12	3/15/2027
	1,559	0	$55.92	3/20/2028
	4,117	1,030	$59.41	3/20/2029
	4,143	2,763	$51.64	3/17/2030
	1,992	2,989	$79.66	3/16/2031
	698	2,796	$71.78	3/15/2032
	0	5,835	$54.06	3/14/2033
Dimitar A. Karaivanov	4,685	7,029	$80.01	6/09/2031	8,598	$448,042	15,532	$809,373
	1,233	4,933	$71.78	3/15/2032
	0	8,563	$54.06	3/14/2033
Maureen Gillan-Myer	535	2,141	$71.78	3/15/2032	2,084	$108,597	7,272	$378,944
	0	4,199	$54.06	3/14/2033
Jeffrey M. Levy	386	386	$59.41	3/20/2029	2,046	$106,617	6,551	$341,373
	568	1,137	$51.64	3/17/2030
	683	1,025	$79.66	3/16/2031
	388	1,552	$71.78	3/15/2032
	0	4,210	$54.06	3/14/2033
(1)	Stock options and restricted stock are not transferable.
(2)
Employee stock options generally vest in five equal installments on the anniversary of the grant date over a five year period. For each grant listed above, the vesting date for the final portion of the stock options is the fifth anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for options expiring on March 1, 2023, the final portion of the award vested on March 1, 2018).

(3)
Employee restricted stock granted prior to 2022 generally vests in five equal installments over a five year period on March 1 of each year and restricted stock granted in 2022 and thereafter generally vests in three equal installments over a three year period on March 1 of each year. The restricted stock reflected in this column was granted on March 20, 2019, March 17, 2020, March 16, 2021, March 15, 2022, and March 14, 2023; however, for 2021 Mr. Karaivanov’s restricted stock was granted on June 10, 2021 and 10,826 shares of his restricted stock vest in three equal installments over a three year period and 2,700 shares vest in five equal installments over a five year period and Ms. Gillan-Myer’s restricted stock was granted on October 1, 2021 and 1,467 shares of her restricted stock vest in three equal installments over a three year period.

(4)	Based on the closing market value of the Company’s common stock on December 29, 2023 of $52.11 per share, as reported on the NYSE for the last trading day of the year.
(5)
These shares are performance-based restricted stock granted to the named executives in March 2022 and 2023. The amount shown represents the maximum amount of shares that may be issued to the named executives upon achievement of the maximum performance criteria set forth on page 51. The actual amount of restricted shares that may vest depends upon the satisfaction of the performance criteria which will be determined following the completion of the end of the three-year performance period ending on December 31, 2024 and December 31, 2025. The market value of this award was based on the closing market value of the Company’s common stock on December 29, 2023 of $52.11 per share, as reported on the NYSE for the last trading day of the year.

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The following Option Exercises and Stock Vested table provides additional information about the value realized to the named executives on option awards exercised and stock awards vested during the year ended December 31, 2023.
OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark E. Tryniski	0	$0	4,720	$288,156
Joseph E. Sutaris	0	$0	1,135	$69,292
Dimitar A. Karaivanov	0	$0	4,660	$255,629
Maureen Gillan-Myer	0	$0	711	$34,213
Jeffrey M. Levy	0	$0	453	$27,656
(1)	The value realized equals the fair market value of the shares on the date of exercise less the exercise price.
(2)	The value realized on the restricted stock is the fair market value on the date of vesting.
RETIREMENT PLAN BENEFITS
The table below shows the present value of accumulated benefits payable to the named executives, including the number of years of service credited to each named executive, under the Pension Plan and named executives’ individual supplemental retirement agreements. Such amounts were determined by using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.
PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mark E. Tryniski	Community Bank System, Inc. Pension Plan	21	$3,608,950	$0
	Supplemental Executive Retirement Agreement	21	$7,282,891	$0
Joseph E. Sutaris	Community Bank System, Inc. Pension Plan	13	$1,270,348	$0
	Community Bank System, Inc. Restoration Plan	6	$61,657	$0
Dimitar A. Karaivanov	Community Bank System, Inc. Pension Plan	3	$89,454	$0
	Community Bank System, Inc. Restoration Plan	3	$41,631	$0
Maureen Gillan-Myer	Community Bank System, Inc. Pension Plan	2	$5,213	$0
	Community Bank System, Inc. Restoration Plan	2	$20,572	$0
Jeffrey M. Levy	Community Bank System, Inc. Pension Plan	6	$59,609	$0
	Community Bank System, Inc. Restoration Plan	5	$20,627	$0
Pension Plan
The named executives participate in the Company’s Pension Plan, as do the other salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan with the participants’ benefits calculated under a cash balance formula rather than a traditional defined benefits formula.
Under the cash balance formula, benefits are expressed in the form of a hypothetical account balance. Each year a participant’s cash balance account is increased by (i) service credits based on the participant’s covered compensation and compensation in excess of the Social Security taxable wage base for that year, and (ii) interest credits based on the participant’s account balance as of the end of the prior year. Service credits accrue at a rate between 5% and 6.10%, based on the participant’s age and date of participation. Effective March 1, 2010, cash balance plan participants accrue their pension benefits under a plan design called WRAP (“Worker Retirement Accumulation Plan”). Under this amended plan design, service credits are earned as described above under the pre-amendment plan formula. Interest credits are no longer contributed to the cash balance plan but instead are contributed to each participants’ account in the Company’s 401(k) Plan. Interest rates are determined each year and are not less than the yield on the 30-year Treasury Notes as of November of the prior year, nor more than 6%. Pension benefits earned under the cash balance formula may be distributed as a lump sum or as an annuity.
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Supplemental Retirement Agreement. In addition to the Pension Plan, Mr. Tryniski is covered by an individual supplemental retirement agreement (“SERP”) that generally provides for non-qualified retirement benefits that cannot be provided to the named executives under the Pension Plan due to the Code’s limitations. Under Mr. Tryniski’s SERP, the Company has agreed to provide Mr. Tryniski with an annual SERP benefit equal to the product of (i) 3% (and 3.75% for years of service earned after 2017) times (ii) Mr. Tryniski’s years of service with the Company, times (iii) his final five-year average compensation. The benefit payable under this formula is capped at 60% of Mr. Tryniski’s final five-year average compensation and is then reduced by the amount of other Company provided retirement benefits, including benefits under the Pension Plan and Company contributions to the Company’s 401(k) Plan. Mr. Tryniski’s SERP benefit is payable beginning on the first day of the seventh month that follows separation from service with the Company. Unless Mr. Tryniski elects payment in another equivalent life annuity form, the benefit is payable in the form of an actuarially equivalent joint and 100% survivor annuity.
Restoration Plan. Effective June 1, 2018, the Company began to provide certain select executives, including, Ms. Gillan-Myer and Messrs. Sutaris, Karaivanov, and Levy, with benefits under the Restoration Plan. The Restoration Plan is an unfunded, non-qualified deferred compensation plan designed to provide benefits and contributions that cannot be provided to eligible executives under the Company’s Pension Plan and 401(k) Plan as a result of the Code’s limit on annual compensation that may be taken into account under those plans for benefit and contribution purposes. For 2023, the compensation limit in effect under the Code was $330,000. A participant’s benefit in the Restoration Plan will be expressed as an individual (bookkeeping) account balance that will be increased annually by an amount generally designed to equal the credit and contribution that cannot be provided to the participant under the tax-qualified plans as a result of the compensation limit. A participant’s account balance will be credited with interest annually until distributed and will be paid to the participant following his or her separation from service subject to the terms of the Restoration Plan.
Nonqualified Deferred Compensation Plan
The following table shows the executive contributions, earnings and account balances for the named executives in the Deferred Compensation Plan for Executive Employees of the Company. The Company does not make any contributions to the Plan on behalf of the named executives.
NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last FYE ($)
Mark E. Tryniski	Community Bank System, Inc. Deferred Compensation Plan	$0	$0	$90,099	$0	$618,307
Joseph E. Sutaris	Community Bank System, Inc. Deferred Compensation Plan	$144,039	$0	$153,484	$0	$271,671
	Wilber National Bank Deferred Compensation Plan	$0	$0	$3,682	$0	$29,025
Dimitar A. Karaivanov	Community Bank System, Inc. Deferred Compensation Plan	$54,232	$0	$18,276	$0	$76,001
Maureen Gillan-Myer	Community Bank System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0
Jeffrey M. Levy	Community Bank System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0
(1)	The amount in this column was also reported as “Salary” in the Summary Compensation Table.
(2)
Amounts in this column reflect transfers to the Supplemental Account Balances in the Company’s Pension Plan from an individual participant’s voluntary contributions to the Deferred Compensation Plan. The account balances in the table have been reduced by the amount transferred. The earnings credited in the Deferred Compensation Plan are based on the account balance prior to the transfers.

Potential Payment on Termination or Change in Control
The Company has entered into employment agreements that provide severance benefits to certain named executives. In absence of an individual employment agreement, the terms of the Executive Severance Plan, dated July 28, 2023, will apply. Under the terms of the respective named executive’s agreement and the Executive Severance Plan, the executives are entitled to post-termination payments in the event that they are no longer employed by the Company because of death, disability, involuntary termination, or a change in control. The triggers for post-termination payments under the respective employment agreements and the Executive Severance Plan are set forth in the descriptions of such
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document under the section entitled “Employment Agreements.” In addition to the employment agreements and the Executive Severance Plan, Mr. Tryniski’s SERP agreement provides for post-termination benefits (notwithstanding the retirement benefits intended to be conferred in the SERP agreement) in certain situations in the event of death, disability, and a change in control.
The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executives would be entitled upon termination of employment, assuming a December 31, 2023 termination date under the agreements and plans in effect as of December 31, 2023.
Name	Expected Post- Termination Payments ($)	Incremental pension benefit (present value) ($)(1)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration of Equity Awards ($)(2)	Total Termination Benefits ($)(3)
Mark E. Tryniski
• Retirement (in good standing)	$0	$0	$0	$986,445	$986,445
Joseph E. Sutaris
• Death	$118,795	$0	$0	$311,535	430,330
• Disability	237,590	0	0	311,535	549,125
• Retirement (in good standing)	0	0	0	311,535	311,535
• Involuntary termination without cause	1,174,586	0	0	311,535	1,486,121
• Involuntary or good reason termination after CIC	2,013,576	66,283	66,585	728,401	2,874,845
Dimitar A. Karaivanov
• Death	$135,581	$0	$0	$644,783	$780,364
• Disability	271,163	0	0	644,783	915,946
• Retirement (in good standing)	0	0	0	644,783	644,783
• Involuntary Termination without cause	1,379,709	0	0	644,783	2,024,492
• Involuntary or good reason termination after CIC	2,365,215	26,513	65,060	1,289,276	3,746,064
Maureen Gillan-Myer
• Death	$305,232	$0	$0	$198,869	$504,101
• Disability	404,981	0	0	198,869	603,850
• Retirement (in good standing)	0	0	0	198,869	198,869
• Involuntary termination without cause	986,269	0	0	198,869	1,185,138
• Involuntary or good reason termination after CIC	1,690,747	0	58,473	502,081	2,251,301
Jeffrey M. Levy
• Death	$306,000	$0	$0	$183,889	$489,889
• Disability	406,000	0	0	183,889	589,889
• Retirement (in good standing)	0	0	0	183,889	183,889
• Involuntary termination without cause	560,000	0	0	183,889	743,889
• Involuntary or good reason termination after CIC	1,120,000	0	38,984	460,783	1,619,767
(1)
The amounts set forth in this column reflect the present value of an additional three years of accumulated benefits under the Company’s Pension Plan. There would be no additional benefits accrued under the individual supplemental executive retirement agreements.

(2)
The amounts set forth in this column reflect the value (based on the closing market price of the Company’s common stock on December 29, 2023 of $52.11 per share) of any unvested shares of restricted stock that would become vested upon termination and the intrinsic value of unvested stock options based on the closing market price of the Company’s common stock on December 29, 2023 of $52.11 per share that would become vested upon termination. The amounts for Mr. Tryniski reflect the actual value realized for the acceleration of restricted stock awards (based on the closing market price of the Company’s common stock on December 29, 2023 of $52.11) due to his retirement from the Company.

(3)	The Company is not obligated to pay any excise tax gross-up amounts under any employment agreements.
The amounts shown in the table above do not include other payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay, regular pension benefits under the Company’s Pension Plan, and distribution of plan balances under the Company’s 401(k) Plan.
Treatment of Mr. Tryniski’s Equity Awards upon Retirement. As described above, Mr. Tryniski retired as the President and CEO of the Company and the Bank effective December 31, 2023. Mr. Tryniski did not receive any special termination or severance plan benefits in conjunction with his retirement. All performance-based restricted stock, stock options and restricted stock grants include qualifying retirement provisions applicable to all employees who retire in good standing.
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Under such retirement provisions, after the participant attains the age of 55 and completes 10 years of service, time-based restrictions lapse, performance-based shares are delivered on a pro-rata basis at target performance and stock options become exercisable. Upon his retirement, Mr. Tryniski had over 21 years of service with the Company.
In connection with the succession of Mr. Karaivanov to CEO, after Mr. Tryniski’s term as a Director ends at this year’s Annual Shareholders Meeting, he will continue as a consultant to the Company until December 31, 2024 in order to ensure a successful transition. Under the terms of the consulting arrangement, Mr. Tryniski will receive a monthly consulting payment of $5,000.
EMPLOYMENT AGREEMENTS
The Company has entered into employment agreements, severance plans, or change in control agreements with certain named executives as set forth and summarized below. In 2023, the Compensation Committee redesigned its severance arrangements with certain named executives to eliminate employment and change in control agreements and instituted a new Severance Plan. The Company will continue to have an employment agreement with its President and CEO. The employment agreements and executive severance plan provide for payments, as set forth in the chart above, upon termination in certain situations as further described below.
Current Employment Agreement and Severance Plan
Dimitar A. Karaivanov. On July 5, 2023, the Company entered into a new Employment Agreement providing for Mr. Karaivanov’s employment as the President and CEO of the Company and the Bank during the period from January 1, 2024 through December 31, 2026. The agreement provides for severance pay in the event of a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Karaivanov for good reason, equal to the greater of (i) 200% of the sum of Mr. Karaivanov’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Karaivanov through the unexpired term of his employment agreement. In addition, all of Mr. Karaivanov’s unvested stock options would vest, all restrictions on his restricted stock would be waived, and all performance-based stock would be granted on a pro rata basis based upon the portion of the performance period completed and the actual performance level achieved (and if the performance cannot be measured, granted at target). Mr. Karaivanov is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Karaivanov for good reason) or to solicit customers or employees of the Company or Bank for two years following termination of employment.
Upon Mr. Karaivanov’s termination of employment because of death or disability, all of his unvested stock options would vest, all restrictions on his restricted stock would be waived, and all performance-based stock would be granted on a pro rata basis based upon the portion of the performance period completed and the actual performance level achieved (and if the performance cannot be measured, granted at target). In the case of death, Mr. Karaivanov’s estate would be entitled to continued payment of Mr. Karaivanov’s base salary for 90 days. In the event Mr. Karaivanov’s disability, he would be entitled to 26 weeks of base salary, reduced by all other income replacement benefits supplied by the Company. The Employment Agreement does not provide a benefit upon voluntary retirement or voluntary termination of employment except for good reason.
Change in Control Provision. If Mr. Karaivanov’s employment is terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Karaivanov voluntarily resigns during this period for good reason, Mr. Karaivanov will be entitled to the payment of the greater of (i) 300% of the sum of Mr. Karaivanov’s current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, or (ii) the amount of base salary and expected payment under the MIP at target, that otherwise would have been payable under the unexpired term; will provide the cash equivalent of fringe benefits for a 36 month period, will waive all restrictions on any restricted stock previously granted to him, his stock options will become fully exercisable and all performance-based stock would be granted on a pro rata basis based upon the portion of the performance period completed and the actual performance level achieved (and if the performance cannot be measured, granted at target).
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Executive Severance Plan. Effective as of July 18, 2023, Mr. Levy and Ms. Gillan-Myer became a participant in the Company’s Severance Plan (the “Severance Plan”). Effective as of January 1, 2024, upon the expiration of Mr. Sutaris’ Employment Agreement, Mr. Sutaris also became a participant in the Severance Plan. The Severance Plan provides certain executive officers of the Company and its subsidiaries with severance benefits in the event they are terminated in certain circumstances in order to retain such executives and to ensure their continued dedication in the event of a change in control. The benefits to be paid to the covered executives vary based upon the nature of the termination and his or her level of management. The Compensation Committee has established the following “Severance Multiple” to use in the event of a “Qualifying Termination” or change in control for the named executives covered by the Severance Plan:
Named Executive	Severance Multiple for Qualifying Termination	Severance Multiplier for Change in Control
Mr. Sutaris	1.75x	3x
Ms. Gillan-Myer	1.75x	3x
Mr. Levy	1x	2x
The Severance Plan provides for certain severance payments in the event of one of the following termination events deemed to be a “Qualifying Termination”: (i) death or disability; (ii) the executive is terminated by the Company for reasons other than cause; or (iii) the executive terminates his or her employment for good reason. The Severance Plan also pays a severance benefit if the executive is terminated without cause by the Company or the executive terminates his or her employment with good reason within two years following a change in control. The Severance Plan does not provide a benefit for an executive who retires or voluntarily terminates employment except for good reason. All payments are subject to the executive’s execution and non-revocation of a release, compliance with the restrictive covenants and other terms and conditions set forth in the Severance Plan, and the reduction of benefits to the extent it results in a duplication of benefits under any other Company plan.
If a covered executive is terminated as result of his or her death, the executive will be entitled to the pro rata portion, calculated at target, of the annual incentive awards that are payable with respect to the year during which the termination occurs and the Company will continue to pay such covered executive’s base salary for a period of 90 days following death. If a covered executive is terminated as result of his or her disability, the covered executive will be entitled to the pro rata portion, calculated at target, of the annual incentive awards that are payable with respect to the year during which the termination occurs, and the Company will continue to pay 100% of base salary for 26 weeks, reduced by all other income replacement benefits supplied by the Company.
If the covered executive’s employment is terminated without cause by the Company or by the executive for good reason within two years following a change in control, then the executive shall receive: (i) the result of the annual base salary multiplied by the Severance Multiple for a change in control; (ii) the MIP for the immediately preceding fiscal year multiplied by the executive’s Severance Multiple for a change in control; (iii) treat as immediately vested all restricted stock held by the executive; (iv) treat as immediately exercisable all unexpired options; (v) treat as immediately vested any performance-based equity grants previously granted, on a pro rata basis, at the actual level of the performance measures that have been achieved (and if the performance cannot be measured, granted as target); (vi) payment of any earned but unpaid obligations under any other benefit plan; (vii) a payment of the cash equivalents of the Company’s yearly contribution for any medical, dental, vision, and Company-paid group life insurance benefits in which the executive was participating in immediately prior to termination multiplied by the Severance Multiple for a change in control; and (viii) payment of any earned but unpaid obligations under any other benefit plan.
If, prior to or more than two years following a change in control, a covered executive’s employment is terminated under circumstances that constitute a Qualifying Termination, the executive shall receive: (i) the result of the annual base salary multiplied by the executive’s Severance Multiple for a Qualifying Termination; (ii) the result of the covered executive’s payment under the MIP for the immediately preceding fiscal year multiplied by the Severance Multiple for a Qualifying Termination; (iii) treat as immediately vested all restricted stock held by the executive; (iv) treat as immediately exercisable all unexpired options; (v) treat as immediately vested any performance-based equity grants previously granted, on a pro rata basis, at the actual level of the performance measures that have been achieved (and if the performance cannot be measured, granted at target); and (vi) payment of any earned but unpaid obligations under any other benefit plan.
Prior Employment and Change of Control Agreements
Mark E. Tryniski. The Company had an employment agreement with Mr. Tryniski that provided for his employment as the President and CEO of the Company and the Bank during the period from January 1, 2021 to December 31, 2023. The agreement provided for severance pay in the event of a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Tryniski for good reason, equal to the greater of (i) 200% of the sum of Mr. Tryniski’s annual base salary at the time of termination and the most recent payment to him under the Company’s
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MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Tryniski through the unexpired term of his employment agreement. In addition, all of Mr. Tryniski’s unvested stock options would vest and all restrictions on his restricted stock would be waived. Mr. Tryniski is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Tryniski for good reason) or to solicit customers or employees of the Company or the Bank for two years following termination of employment.
Upon Mr. Tryniski’s termination of employment because of death or disability, all of his unvested stock options would vest and all restrictions on his restricted stock would be waived. In the case of death, Mr. Tryniski’s estate would be entitled to continued payment of Mr. Tryniski’s base salary for 90 days.
Change in Control Provision. If Mr. Tryniski’s employment was terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Tryniski voluntarily resigned during this period for good reason, the Company was obligated pay him an amount equal to three times the sum of his then current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, provide fringe benefits for a 36 month period, waive all restrictions on any restricted stock previously granted to him and his stock options would become fully exercisable.
Joseph E. Sutaris. The Company had an employment agreement with Mr. Sutaris that provided for his employment as the Executive Vice President and CFO of the Company and the Bank during the period from January 1, 2021 to December 31, 2023. The agreement provided for severance pay in the event of a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Sutaris for good reason, equal to the greater of (i) 175% of the sum of Mr. Sutaris’ annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Sutaris through the unexpired term of his employment agreement. In addition, all of Mr. Sutaris’ unvested stock options would vest and all restrictions on his restricted stock would be waived. Under this agreement, Mr. Sutaris was subject to non-compete provisions which restricted his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Sutaris for good reason) or to solicit customers or employees of the Company or Bank for two years following termination of employment.
Upon Mr. Sutaris’ termination of employment because of death or disability, all of his unvested stock options would vest and all restrictions on his restricted stock would be waived. In the case of death, Mr. Sutaris’ estate would be entitled to continued payment of Mr. Sutaris’ base salary for 90 days. In the event Mr. Sutaris’ disability, he would be entitled to 26 weeks of base salary, reduced by all other income replacement benefits supplied by the Company.
Change in Control Provision. If Mr. Sutaris’ employment was terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Sutaris voluntarily resigned during this period for good reason, the Company was obligated to pay him an amount equal to three times the sum of his then current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, provide fringe benefits for a 36 month period, waive all restrictions on any restricted stock previously granted to him and his stock options would become fully exercisable. This employment agreement was not renewed in light of the adoption of the Severance Plan.
Dimitar A. Karaivanov The Company had an employment agreement, as amended on August 24, 2022, with Mr. Karaivanov that provided for his employment as the Executive Vice President and Chief Operating Officer of the Company and the Bank during the period from January 1, 2021 through December 31, 2023. The agreement provided for severance pay in the event of a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Karaivanov for good reason, equal to the greater of (i) 175% of the sum of Mr. Karaivanov’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Karaivanov through the unexpired term of his employment agreement. In addition, all of Mr. Karaivanov’s unvested stock options would vest and all restrictions on his restricted stock would be waived. Mr. Karaivanov was subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Karaivanov for good reason) or to solicit customers or employees of the Company or Bank for two years following termination of employment.
Upon Mr. Karaivanov’s termination of employment because of death or disability, all of his unvested stock options would vest and all restrictions on his restricted stock would be waived. In the case of death, Mr. Karaivanov’s estate would be entitled to continued payment of Mr. Karaivanov’s base salary for 90 days. In the event Mr. Karaivanov’s disability, he would be entitled to 26 weeks of base salary, reduced by all other income replacement benefits supplied by the Company.
Change in Control Provision. If Mr. Karaivanov’s employment was terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Karaivanov voluntarily resigned during
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this period for good reason, the Company was obligated to pay him an amount equal to three times the sum of his then current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, provide fringe benefits for a 36 month period, waive all restrictions on any restricted stock previously granted to him and his stock options would become fully exercisable.
Maureen Gillan-Myer. Prior to the adoption of the Severance Plan, Ms. Gillan-Myer had a change of control agreement with the Company that provided that in the event her employment is terminated by the Company for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Ms. Gillan-Myer voluntarily resigned during this period for good reason, the Company would pay her an amount equal to 24 months of her then current base salary plus all amounts payable to her under the MIP during the 12 months immediately preceding the change in control, provide fringe benefits for a 24 month period, waive all restrictions on any restricted stock previously granted to her and her stock options would become fully exercisable. This change of control agreement was terminated upon the adoption of the Severance Plan.
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PAY RATIO
As required by the Dodd-Frank Act (as defined below), the Company is providing the following information about the relationship of the annual total compensation of its median employee and the annual total compensation of Mr. Tryniski, the Company’s retired President and CEO. For 2023, the annual total compensation of the median employee of the Company (other than the CEO) was $43,107 and the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 56, was $2,517,123. Based on this information, the ratio of the annual total compensation of the CEO to the annual total compensation of the Company’s median employee for 2023 was 58 to 1.
To determine the median employee, the Company considered all employees of the Company on December 31, 2023, the determination date. The Company determined the median employee by: (i) collecting the 2023 base salary information contained in its payroll records (base salary of employees hired during the year was annualized) for each such employee, (ii) ranking such base salary of all such employees except for the CEO from lowest to highest, and identifying the employee with the median base salary and (iii) confirming that the median employee’s compensation did not contain any anomalous characteristics which would have a significant impact on the pay ratio. It is important to note that the pay ratio is a number the Company is required to calculate and disclose pursuant to SEC regulations, but it is not a number it uses to determine compensation for any of its employees. The Company cautions Shareholders from using the ratio as a comparison among different companies because the methodology used to determine the median employee by companies may differ and the results will vary based on each company’s industry, geographic location of its workforce, size, and compensation structure.
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PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), and Item 402(v) of Regulation S-K, the Company is providing the following information about the relationship between executive “compensation actually paid” (as computed in accordance with Item 402(v)) and certain financial performance of the Company. The Compensation Committee did not consider this Pay versus Performance disclosure in making its pay decisions for any of the years shown. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis- Our Compensation Philosophy.”
Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Based On Value of Initial Fixed $100 Investment:		Net Income (thousands)[7]	Fully Diluted Operating EPS[8]
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$2,517,123	$1,778,133	$1,037,853	$818,007	$102.55	$143.30	$131,924	$3.36
2022	$349,619	$2,077,067	$793,121	$811,479	$132.83	$118.71	$188,081	$3.58
2021	$3,154,969	$3,271,781	$1,195,097	$1,177,734	$152.95	$127.53	$189,694	$3.49
2020	$5,186,791	$2,166,297	$939,963	$637,487	$125.09	$93.33	$164,676	$3.24
2019	$5,160,027	$4,108,305	$1,365,783	$1,681,224	$138.48	$102.20	$169,063	$3.29
[1]
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Tryniski (the Company’s CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation Disclosure Tables – Summary Compensation Table.” Mr. Tryniski retired from his position as President and CEO, effective December 31, 2023.

[2]
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Tryniski, as computed in accordance with Item 402(v) of Regulation S-K. The amounts set forth in this column do not reflect the amount of compensation earned by or paid to Mr. Tryniski during the applicable year but are calculated in accordance with Item 402(v) as required. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Tryniski’s total compensation as set forth in the Summary Compensation Table for each year to determine the compensation actually paid under Item 402(v):

Adjustments Made to Calculate Compensation Actually Paid to CEO
Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2023	$2,517,123	($1,001,535)	$306,050	($66,605)	$23,100	$1,778,133
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for year 2023.
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(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Adjustments Made to Calculate Value of Equity Awards Paid to CEO
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$853,519	($438,535)	$—	($129,889)	$—	$20,955	$306,050
(c)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Tryniski during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. Pursuant to the terms of his Supplemental Executive Retirement Plan Agreement, Mr. Tryniski ceased accruing service credits effective January 1, 2022. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Adjustments Made to Calculate Value of Pension Benefits Paid to CEO
Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2023	$23,100	$—	$23,100
[3]
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Tryniski, who has served as our CEO from 2006 through December 31, 2023) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Tryniski) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Ms. Gillan-Myer and Messrs, Sutaris, Karaivanov, and Levy; (ii) for 2022, Ms. Gillan-Myer and Messrs, Sutaris, Karaivanov, Levy, George J. Getman, the Company’s former Executive Vice President and General Counsel, and Joseph F. Serbun, the Company’s former President of Retail Banking; (iii) for 2021, Messrs. Sutaris, Karaivanov, Getman and Serbun; (iv) for 2020, Messrs. Sutaris, Getman, Serbun, and Joseph J. Lemchak, the Company’s former Senior Vice President and Chief Investment Officer; and (v) for 2019, Messrs. Sutaris, Getman, Serbun, and Scott A. Kingsley, the Company’s former Executive Vice President and COO.

[4]
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Tryniski), as computed in accordance with Item 402(v) of Regulation S-K. The amounts set forth in this column do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Tryniski) during the applicable year but are calculated in accordance with Item 402(v). In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Tryniski) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Adjustments Made to Calculate Compensation Actually Paid to Other NEOs
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,037,853	($338,200)	$138,547	($58,268)	$38,075	$818,007
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(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Adjustments Made to Calculate Value of Equity Awards Paid to Other NEOs
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$280,829	($120,776)	$—	($29,412)	$—	$7,906	$138,547
(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:
Adjustments Made to Calculate Value of Pension Benefits Paid to Other NEOs
Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2023	$38,075	$—	$38,075
[5]
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[6]
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: KBW Regional Banking Index.

[7]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
[8]
The Company’s fully-diluted operating earnings per share (“Operating EPS”) (non-GAAP) is defined as the Company’s fully-diluted GAAP earnings per share adjusted for, net of tax effect, acquisition expenses, acquisition-related contingent consideration, acquisition-related provision for credit losses, gains (losses) on sales of investment securities, unrealized (gain) loss on equity securities, restructuring expenses, litigation accrual and gain on debt extinguishment (see page 75 of the Company’s Form 10-K filed with the SEC on February 29, 2024 for additional details regarding the calculation of Operating EPS).

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis- Our Compensation Philosophy,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both its long-term and short-term incentive awards are selected based on an objective of incentivizing the NEOs to increase the value of the Company for its Shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Operating Earnings Per Share Growth
•	Three-Year TSR Rank Relative to KRX
•	Three-Year Average Return on Average Tangible Common Equity
•	Pre-tax Operating Earnings Growth of Financial Subsidiaries
•	Operating Efficiency and Asset Quality
•	Commercial Banking Goals
•	Retail Banking Goals
Each of the above performance measures are components of either the Company’s MIP, the Company's short-term incentive compensation program, or its performance-based restricted stock and non-qualified stock option equity awards.
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Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis- Our Compensation Philosophy,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy that aligns the NEOs compensation with measures determined by the Compensation Committee to drive long-term value for the Shareholders. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore the Company’s performance measures may not specifically align with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following disclosure and, pursuant to SEC rules, the information in this Pay versus Performance section shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, unless expressly incorporated by specific reference in such filing.
Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between amount of compensation actually paid to Mr. Tryniski, the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding Mr. Tryniski), and the Company’s cumulative TSR value over the five years presented in the table.

Compensation Actually Paid and Net Income
The following graph sets forth the relationship between the amount of compensation actually paid to Mr. Tryniski, the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding Mr. Tryniski), and the Company’s net income over the five years presented in the table.

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Compensation Actually Paid and Operating Earnings Per Share
The following graph sets forth the relationship between the amount of compensation actually paid to Mr. Tryniski, the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding Mr. Tryniski), and the Company’s Operating EPS over the five years presented in the table.

Compensation Actually Paid vs. Operating EPS
Compensation Actually Paid
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Company Operating EPS
$3.70
$3.60
$3.50
$3.40
$3.30
$3.20
$3.10
$3.00
$3.29
$3.24
$3.49
$3.58
$3.36
2019
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Operating EPS

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph compares the Company’s cumulative TSR over the five year period to that of KBW Regional Banking Index during the same period (assumes reinvestment of dividends).

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PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company is seeking a non-binding advisory vote from the Shareholders to approve the compensation of the named executives as disclosed in this Proxy Statement pursuant to SEC rules. The compensation of the Company’s named executives is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the other related tables and narrative disclosure contained on pages 40 to 55 of this Proxy Statement. As discussed in those sections, the Board believes that the Company’s pay for performance philosophy and programs provide a strong link between executive compensation and the Company’s short and long-term performance and creation of shareholder value.
As noted in the Compensation Discussion and Analysis beginning on page 40, the Company delivered solid growth in operating revenues in 2023, despite rapidly changing market conditions, high inflation and other banking industry-specific challenges including a few high profile bank closures. The growth in operating revenues was accomplished while the Company continued to maintain robust regulatory capital, strong liquidity, and very strong asset quality.
Other 2023 milestone includes the increase in the Company’s quarterly cash dividend to Shareholders by 2.3%, to $0.45 per share, marking the 31stconsecutive year of annual increases.
The Company’s Compensation Committee considered the Company’s overall achievement levels of performance objectives set forth in the Compensation Discussion and Analysis, including the performance factors noted above, and the achievement levels obtained under the pre-determined short and long term objectives set in the Company’s incentive compensation plans for 2023.
The Company is asking the Shareholders to indicate their support for its executive pay program and policies as described in this Proxy Statement. This Proposal, commonly known as a “Say-on-Pay” proposal, gives you as a Shareholder the opportunity to endorse or not endorse the Company’s executive pay program and policies through a non-binding advisory vote on the following resolution:
RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the Company’s named executives, as described in the Compensation Discussion and Analysis, the compensation tables and the other related tables and narrative disclosures contained in this Proxy Statement.
The vote on this Proposal is advisory and non-binding. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Last year, at the Annual Meeting of Shareholders held in May 2023, the Shareholders approved the Say-on-Pay proposal with approximately 82% of the votes cast voting in favor of the Company’s executive compensation programs. This level of support was a significant decline from the 2022 vote, in which approximately 96.9% of votes were cast in favor of this proposal. In connection with this decline, the Company expanded its outreach to its Shareholders and discussed their concerns surrounding the 2022 compensation program and previewed the enhancements the Compensation Committee was adopting for the 2023 compensation program. Based on discussions with our Shareholders, the decline in support was associated with what was viewed as a one-time cash severance payment made to a named executive upon retirement. To address their concern and mitigate risk of any such payment being made in the future, the Company has eliminated employment agreements for named executives, except for the President and CEO, and adopted an Executive Severance Plan, which, among other things, provides that no severance payments shall be paid upon a covered executive’s retirement. We will continue to monitor feedback and engage with major Shareholders in recognition of the value this engagement adds to our process.
Vote Required
A majority of the votes present in person or represented by proxy at the Meeting is required to approve this Proposal No. 2. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the vote for this Proposal. If no voting instructions are given, the proxy will be voted in favor of this Proposal No. 2.
Board Recommendation
The Board unanimously recommends a vote “FOR” this Proposal No. 2 to approve, on a non-binding advisory basis, the named executives’ compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any related information contained in this Proxy Statement.
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PROPOSAL THREE: APPROVAL OF 2022 LONG-TERM INCENTIVE PLAN, AS AMENDED
The Company currently provides equity-based awards to employees pursuant to the Community Bank System, Inc. 2022 Long-Term Incentive Plan (“2022 Plan”) that provides for grants to employees and non-employee Directors. The Company is asking the Shareholders to approve an amendment to the 2022 Plan to increase the number of shares authorized for issuance by an additional 1,100,000 shares. Upon the recommendation of the Compensation Committee (the “Committee”), the Board unanimously adopted at its March 20, 2024 meeting, subject to Shareholder approval, the amendment and restatement of the 2022 Plan to increase the number of shares of common stock of the Company authorized for issuance under the 2022 Plan by 1,100,000. A summary of the 2022 Plan is attached to this Proxy Statement as Exhibit A and the entire text of the 2022 Plan, as amended, is attached hereto as Exhibit B.
REASONS FOR THE 2022 PLAN
The 2022 Plan is intended to promote the interests of the Company and its Shareholders by offering competitive long-term incentives to those employees responsible for the Company’s long-term profitable growth as well as to the Company’s non-employee Directors. The Board believes the interests of the Company and its Shareholders are advanced if the Company can continue to offer eligible employees and Directors the opportunity to acquire or increase their proprietary interest in the Company through equity awards made under the 2022 Plan.
The Company’s ability to attract, retain and motivate high-caliber qualified personnel and Directors is vital to our efforts to implement changes in our business development strategies that we believe are necessary to create consistent and sustainable growth and profitability. The Compensation Committee believes that it is in the Company’s best interests to provide additional shares of common stock for grant under the 2022 Plan. The Company’s continued use of equity compensation allows it to offer market competitive compensation packages that effectively align employee and Director incentives with the success of our business development efforts and Shareholder interests.
The Company has a long track record of managing its equity spending conservatively and effectively (see below the Factors Considered in Setting Size of Requested Share Reserve Increase). In particular, the shares granted under the 2022 Plan have been used in connection with the Company’s redesigned equity-based long-term incentive program adopted in 2022 in response to Shareholder feedback. See the Compensation Discussion and Analysis for a discussion of the Company’s use of equity-based long-term incentives. The program is comprised of 50% performance-based restricted stock, 25% stock options, and 25% time-based restricted stock grants.
As of March 22, 2024, the number of shares of common stock available to be issued under the 2022 Plan is 121,152 shares of common stock, plus any shares of common stock subject to outstanding awards under the 2022 Plan and the Company’s predecessor 2004 Long Term Incentive Plan (the “2004 Plan”) and 2014 Long Term Incentive Plan (the “2014 Plan”) that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock). Without shares of common stock available for grants to our employees and nonemployee Directors, our ability to offer competitive compensation packages to existing employees and Directors and to attract additional talented employees and Directors will be compromised.
Accordingly, on March 19, 2024, the Compensation Committee recommended to the Board and the Board on March 20, 2024 approved an increase of 1,100,000 shares to the 2022 Plan, subject to Shareholder approval, with the number of shares of common stock available for issuance under the 2022 Plan equal to the sum of (i) the number of shares of common stock currently available for grant under the 2022 Plan, (ii) 1,100,000 additional shares of common stock subject to the approval of the Shareholders, and (iii) any shares of common stock subject to any Awards (as defined below) granted under the 2022 Plan, 2014 Plan and 2004 Plan that return to the share reserve due to lapse, forfeiture, expiration, termination or cancellation.
Providing a significant portion of the Company’s employee compensation and non-employee Director compensation in the form of equity directly aligns the interests of those employees and Directors with the interests of the Company’s shareholders. The Company offers a broad based plan and 79.49% of its annual equity grants are made to individuals who are not serving as the Company’s named executives. Through conservative but effective use of equity awards, the Company believes it is managing its incentive program in a manner that rewards performance and enhances Shareholder value. If the 2022 Plan as amended is approved by the Shareholders, the Company will be able to continue granting equity-based long-term incentives that foster this alignment between its employees and non-employee Directors and its Shareholders.
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FACTORS CONSIDERED IN SETTING SIZE OF REQUESTED SHARE RESERVE INCREASE
In setting the proposed increase in the number of shares reserved and issuable under the 2022 Plan, the Compensation Committee and the Board considered a number of factors. These factors included:
•
The Company’s three-year average burn rate. Our three-year average “burn rate” was 0.53% for fiscal years 2021 through 2023. We define burn rate as the total number of shares subject to Awards (as defined below) granted to plan participants in a single year expressed as a percent of our weighted average shares outstanding. We believe our historical burn rate is reasonable for a company of our size in our industry.

•
Estimated duration of shares available for issuance under the 2022 Plan, as amended. Based on the requested increase in the number of shares to be reserved under the 2022 Plan, we expect that the share reserve will cover Awards for approximately three years. We believe the expected life of the share reserve is reasonable and will ensure sufficient funding for equity awards for a reasonable number of years.

•
Expected dilution. As of March 22, 2024, our estimated existing overhang as it relates to the 2022 Plan was 4.31%. We define existing overhang as the sum of the following items expressed as a percentage of our weighted average shares outstanding during 2023: (i) the total number of shares subject to outstanding Awards and (ii) the total number of shares of common stock available for future grants. Our total overhang as of that same date would be 6.39% based on including the additional 1,100,000 shares that would be available for issuance under the 2022 Plan upon its approval by the Shareholders. We believe that the expected dilution that will result from the 2022 Plan is reasonable for a company of our size in our industry.

Information on Equity Compensation Plans as of March 22, 2024
As of March 22, 2024
Total number of stock options outstanding(1)	1,876,373
Weighted-average exercise price of stock options outstanding	$46.50
Weighted-average remaining duration of stock options outstanding	6.02
Total number of full value awards outstanding (includes restricted stock)	269,667
Shares available for grant under the 2022 Plan(2)	121,152
Total shares of common stock outstanding as of the record date	52,761,590
(1)	No stock appreciation rights were outstanding as of March 22, 2024.
(2)	There are no shares available from prior or other plans.
PRINCIPAL FEATURES OF THE 2022 PLAN
The material terms of the 2022 Plan are set forth in the Summary Description of 2022 Plan attached as Exhibit A. The shareholder-friendly features of the 2022 Plan include:
A broad range of equity awards. The 2022 Plan allows the Company to grant the following types of awards: stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, dividend equivalents, and other stock-based awards (collectively referred to herein as “Awards”). We believe that the breadth of Awards available under the 2022 Plan will provide the Compensation Committee the flexibility to structure appropriate incentives and respond to market-competitive changes in compensation practices.
A fixed reserve of shares of our common stock. The 2022 Plan provides for a fixed reserve of shares of our common stock to fund Awards. The 2022 Plan does not contain an evergreen provision; accordingly, any additional increase in the share reserve requires Shareholder approval.
Conservative share-counting provisions. For purposes of determining the number of shares of common stock remaining available for issuance under the 2022 Plan, we may not add back shares of common stock (i) repurchased on the open market with proceeds from the exercise of a stock option, (ii) tendered or withheld to pay the exercise price of a stock option or grant price, if applicable, of a SAR, (iii) tendered or withheld to pay withholding tax, and (iv) that are not issued in connection with the stock settlement of a SAR.
Limits on dividends and dividend equivalents. The 2022 Plan prohibits the issuance of dividends and dividend equivalents on stock options and SARs; and prohibits the current payment of dividends or dividend equivalents on any Awards subject to performance-based vesting criteria until all applicable performance objectives have been achieved.
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Limits on the duration of stock options and SARs. The 2022 Plan sets ten (10) years as the maximum term for stock options and SARs.
No stock option repricing. The 2022 Plan prohibits the repricing of stock options and SARs without prior Shareholder approval.
No discounted stock options or SARs. The 2022 Plan requires the exercise price of stock options and the grant price of SARs to be not less than the fair market value of a share of common stock on the date of grant.
Compensation recoupment policy. Awards (including any shares subject to an Award) are subject to any Company policy providing for recovery, recoupment, clawback and/or other forfeiture.
Limits on Equity Grants to Nonemployee Directors. The 2022 Plan generally provides that “fair value” of annual equity awards granted to each nonemployee Director may not exceed $150,000. For this purpose, the Committee determines fair value under applicable financial accounting standards.
Limited term. The 2022 Plan terminates on May 18, 2032, ten (10) years from the date it was approved by the Company’s Shareholders.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2023 with respect to shares of common stock that may be issued under the Company’s equity compensation plans:
Plan Category	Number of Securities to be Issued upon the Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2004 Long-Term Incentive Plan	114,389	$32.62	0
2014 Long-Term Incentive Plan	1,309,002	$51.77	0
2022 Long-Term Incentive Plan	368,164	$36.31	580,938
Equity compensation plans not approved by security holders	0	0	0
Total	1,872,555	$47.58	580,938
(1)
The number of securities includes 230,701 shares of unvested restricted stock, including performance award restricted stock, comprised of 110,533 shares associated with the 2014 Plan and 120,168 shares associated with the 2022 Plan.

(2)
Excluding the impact of unvested restricted stock, including performance award restricted stock, the total weighted-average exercise price is $54.27, the weighted-average exercise price associated with the 2014 Plan is $56.24 and the weighted-average exercise price associated with the 2022 Plan is $54.06.

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In order to provide Shareholders with updated information with respect to the number of shares of common stock that may be issued under the Company’s equity plans, the following table provides information as of March 22, 2024:
Plan Category	Number of Securities to be Issued upon the Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2004 Long-Term Incentive Plan	42,023	$23.75	0
2014 Long-Term Incentive Plan	1,322,587	$54.15	0
2022 Long-Term Incentive Plan	781,430	$34.77	121,152
Equity compensation plans not approved by security holders	0	0	0
Total	2,146,040	$46.50	121,152
(1)
The number of securities includes 269,667 shares of unvested restricted stock, including performance award restricted stock, comprised of [55,205] shares associated with the 2014 Plan and 221,713 shares associated with the 2022 Plan.

(2)
As of March 22, 2024, under the 2014 Plan and the 2022 Plan, options to purchase 1,834,350 shares of common stock and 269,667 shares of restricted stock, including performance award restricted stock, were outstanding, with a weighted average exercise price of $46.95 and a weighted average remaining term of 6.09 years.

EXISTING PLAN BENEFITS
The following table sets forth, with respect to each of the individuals and groups indicated, the total number of shares of common stock subject to equity awards that have been granted (even if not currently outstanding) under the 2022 Plan since May 18, 2022 (the date the 2022 Plan became effective) through March 22, 2024.
Name and Position	Number of Shares Underlying Deferred Stock Units Since Adoption of the 2022 Plan	Number of Shares Underlying Options Granted Since Adoption of the 2022 Plan	Number of Restricted Shares Granted Since Adoption of the 2022 Plan	Number of Shares Underlying Performance- Based Awards Granted Since Adoption of the 2022 Plan
Mark E. Tryniski (Retired President and CEO; current Director)	1,395	16,885	4,631	18,526
Dimitar A. Karaivanov (President, CEO and Director)	—	27,677	7,680	30,727
Joseph E. Sutaris (EVP and CFO)	—	12,764	3,533	14,136
Maureen Gillan-Myer (EVP and Chief Human Resources Officer)	—	9,186	2,543	10,175
Jeffrey M. Levy (EVP and Chief Banking Officer)	—	10,126	2,804	11,222
All current executive officers as a group (1)	1,395	76,638	21,191	84,786
All directors (who are not officers) as a group	30,588	—	—	—
Each nominee for election as a director	26,885	—	—	—
All employees, including all current officers who are not executive officers, as a group (248 persons)	—	492,140	137,261	28,160
(1)	All current reporting officers under Section 16(a) of the Exchange Act
Vote Required
The approval of the 2022 Plan, as amended, requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Abstentions and broker non-votes are not treated as votes cast and will have no effect on this Proposal No. 3.
Board Recommendation
The Board recommends that Shareholders vote “FOR” this Proposal No. 3 to approve the 2022 Plan, as amended. Proxies solicited by the Board will be voted in favor of Proposal No. 3 unless Shareholders specify otherwise.
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AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the Bank. A copy of the Committee Charter, which more fully describes the role of the Committee, is available at the Company’s website at https://ir.communitybanksystem.com/corporate-overview/documents/default.aspx and in print to any Shareholder or interested party who requests it. The Company’s management has responsibility for establishing and maintaining adequate internal controls, preparing the financial statements and the public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2023, is responsible for expressing opinions on these financial statements and on the Company’s internal controls over financial reporting based on their integrated audits performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company’s and the Bank’s accounting, financial, and internal controls, and selects the Company’s independent registered public accounting firm (subject to ratification by the Shareholders).
The Audit Committee is currently comprised of five directors, each of whom the Board has determined to be independent as defined by the SEC Rules and the NYSE Rules. Each member of the Committee is financially literate and meets the NYSE standard of having “accounting or related financial management expertise.” In addition, the Board has determined that Ms. MacPherson, Ms. Skerritt, Ms. Sullivan, and Mr. Whipple qualify as “audit committee financial experts” as defined by the SEC Rules.
In discharging its oversight responsibilities, the Committee has reviewed and discussed the Company’s 2023 audited consolidated financial statements with management of the Company and its independent registered public accounting firm and has discussed with the Company’s independent registered public accounting firm all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Committee regularly holds separate executive sessions at its meetings with the Company’s independent registered public accounting firm, the chief risk officer, and the director of internal audit.
The Committee has also received the written disclosures from PricewaterhouseCoopers LLP as required by applicable requirements of the PCAOB and has discussed with PricewaterhouseCoopers LLP its independence. In concluding that PricewaterhouseCoopers LLP is independent, the Committee considered, among other factors, the non-audit services provided by PricewaterhouseCoopers LLP as described in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.” The Committee reviews its performance on an annual basis pursuant to its Committee Charter, as well as reviewing the performance of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
Based on the reviews and discussions with management referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
Kerrie D. MacPherson, Chair
Jeffery J. Knauss
Susan E. Skerritt
Michele P. Sullivan
John F. Whipple, Jr.
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PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee engaged the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2023. PricewaterhouseCoopers LLP performed the 2023 integrated audit of the consolidated financial statements and internal controls over financial reporting of the Company and its subsidiaries, and advised the Company in connection with various other matters as described below in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.”
Following a review and assessment of the auditor’s performance, independence, fees and other factors, the Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1984. In reviewing the auditor’s performance, the Committee reviews and discusses the auditor’s most recent PCAOB inspection report and its system of quality control. The Committee also reviews and discusses proposed staffing levels and the selection of the lead engagement partner from the independent registered public accounting firm.
Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given the opportunity to make a statement, if the representatives desire, and will be available to respond to appropriate questions from Shareholders.
Vote Required
The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the vote for this Proposal No. 4.
Board Recommendation
The Board recommends that Shareholders vote “FOR” this Proposal No. 4 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board will be voted in favor of Proposal No. 4 unless Shareholders specify otherwise.
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FEES PAID TO PRICEWATERHOUSECOOPERS LLP
The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2023 and 2022.
	2023	2022
Audit Fees(1)	$1,621,553	$1,697,880
Audit Related Fees(2)	166,244	162,400
Tax Fees(3)	57,200	268,377
All Other Fees(4)	50,972	12,582
(1)
Includes fees incurred in connection with the audits of Community Bank System, Inc. and its subsidiaries Northeast Retirement Services, LLC and Global Trust Company, Inc. as well as $136,900 and $361,300 for 2023 and 2022, respectively, of incremental audit efforts.

(2)
Includes fees related to the Uniform Single Attestation Program for Mortgage Bankers and compliance with the requirements of the Consolidated Audit Guide for Audits of HUD Programs for 2023 and 2022 and the filing of a Form S-8 registration statement in 2022.

(3)
Includes tax preparation and compliance fees of $48,200 and $255,000 for 2023 and 2022, respectively and fees incurred in connection with tax consultation related to acquisitions, state tax planning and other matters of $9,000 and $13,000 for 2023 and 2022, respectively.

(4)
Includes a license fee to Disclosure Checklist in 2023 and 2022, a product of PwC Product Sales, LLC, a subsidiary of PricewaterhouseCoopers LLP and a subscription fee to Viewpoint in 2022, a PricewaterhouseCoopers LLP trademarked product. 2023 includes fees associated with an executive ransomware simulation.

Pursuant to the Audit Committee Charter, the Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from its independent auditors to the extent required by applicable law. In accordance with this pre-approval policy, the Audit Committee pre-approved all audit and non-audit services for fiscal 2022 and fiscal 2023.
In addition to the services described above, PricewaterhouseCoopers LLP provides audit, non-audit and tax compliance services to certain collective investment trusts for which Global Trust Company, Inc. (a wholly owned subsidiary of the Company) is the Trustee. The collective investment trusts are not part of the Company’s consolidated financial statements. All of the fees for such services are paid by the collective investment trusts (not by Global Trust Company, Inc.) and are not included in the table above. PricewaterhouseCoopers LLP directly billed the collective investment trusts a total of $4.7 million and $4.4 million, for these professional services rendered for the fiscal years ended December 31, 2023 and 2022, respectively.
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OTHER MATTERS
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If a Shareholder would like to receive future proxy materials electronically via e-mail or the Internet, he or she can choose to sign up for electronic delivery by following the instructions to vote using the Internet and, when prompted, indicate that he or she agrees to receive or access proxy materials electronically in future years.
ELIMINATION OF DUPLICATE MAILINGS
The Company has adopted a procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice of Internet Availability and, if requested printed versions by mail, of this Proxy Statement and the Annual Report to multiple Shareholders who share the same address, unless the Company has received contrary instructions from one or more of the Shareholders. This procedure reduces the environmental impact of the annual meetings and reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards and voting forms. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice of Internet Availability or this Proxy Statement and the Annual Report to any Shareholder that elects not to participate in householding.
To receive, free of charge, a separate copy of the Notice of Internet Availability or this Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement, or annual report, registered Shareholders may call Broadridge Investor Communication Solutions, Inc. at (866) 540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and the Company will deliver a separate copy promptly.
A Shareholder who holds shares through a broker, bank, or other organization can participate in householding by contacting the broker, bank, or other organization that holds such shares to request information about eliminating duplicate mailings.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of the Reporting Persons with respect to the fiscal year ended December 31, 2023, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2023.
SHAREHOLDER PROPOSALS
If Shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company’s Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the SEC for Shareholder proposals. Shareholder proposals seeking inclusion in the proxy statement for the Company’s 2025 Annual Meeting of Shareholders will not be deemed to be timely submitted pursuant to Rule 14a-8 unless they are received by the Company at its principal executive offices no later than November 29, 2024.
The Company’s Bylaws establish advance notice procedures with regard to Shareholder nominations to the Board and other Shareholder proposals that are not submitted for inclusion in the proxy statement, but that a Shareholder instead wishes to present directly at an annual meeting. With respect to director nominees, any nominations must be delivered to the Secretary of the Company not less than 60 days or more than 90 days prior to the annual meeting (provided, however, if the Company delivers the notice for the annual meeting with less than 60 days’ notice, the Shareholder’s written nomination must be received no later than the close of business on the 10th day following the date on which the Company’s notice is mailed) in order for the nomination to be considered timely, and the nomination must contain the information set forth in the Bylaws. Written notice of such other Shareholder proposals that are to be presented at an annual meeting must be received by the Secretary of the Company no later than 45 days prior to the date of the annual meeting (provided, however, if the Company delivers the notice for the annual meeting with less than 60 days’ notice, the Shareholder’s written notice must be received no later than the close of business on the 15th day following the date on which the Company’s notice is mailed) in order to be considered timely, and must contain the information set forth in the Bylaws.
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These advance notice provisions are in addition to, and separate from, the requirements that a Shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a Shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance notice Bylaw provisions, subject to applicable rules of the SEC. Shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company at its principal executive offices. Shareholders submitting director nominations and proposals are urged to submit their nominations and proposals by certified mail, return receipt requested.
EXPLANATION OF NON-GAAP FINANCIAL MEASURES
Information on how the Company calculates and reconciles the Operating Earnings per Share and Operating Net Income measures (presented on page 41 is disclosed in the “Reconciliation of GAAP to Non-GAAP Measures” section of the Company’s Annual Report on Form 10-K for 2023 filed with the SEC on February 29, 2024.
OTHER BUSINESS
The Board of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.
Date: March 29, 2024
By Order of the Board of Directors

Danielle M. Cima
Secretary
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EXHIBIT A Summary Description of 2022 Plan, As Amended
SUMMARY DESCRIPTION OF 2022 PLAN
The following is a summary of the principal features of the 2022 Plan, as amended. The summary is not a complete description of all the terms of the 2022 Plan and is qualified in its entirety by reference to the complete text of the 2022 Plan which is attached to this Proxy Statement as Exhibit B. To the extent there is a conflict between this summary and the actual terms of the 2022 Plan, the terms of the 2022 Plan will govern. Awards to be made under the 2022 Plan will be entirely in the discretion of the Compensation Committee and are therefore not currently determinable.
ADMINISTRATION
The Compensation Committee will have the exclusive authority to administer the 2022 Plan with respect to Awards made to our non-employee Directors, executive officers and other eligible employees. The Compensation Committee may at any time appoint a secondary committee of one or more Directors to have separate but concurrent authority with the Committee to make Awards to such other eligible individuals. The Compensation Committee may also delegate authority to one or more officers of the Company with respect to Awards granted to other eligible employees who are not officers of the Company.
The term “plan administrator,” as used in this summary, shall refer to the Compensation Committee and any delegates with respect to Awards granted to our employees, shall refer to all non-management Directors with respect to Awards granted to Directors, and shall refer to the entire Board with respect to Awards that may be granted to advisors.
ELIGIBILITY
All employees, non-employee Directors, and certain advisors of the Company and its subsidiaries will be eligible to participate in the 2022 Plan. Approximately 240 employees, including the current 10 executive officers, and 13 non-employee Directors could be eligible to participate in the 2022 Plan. The plan administrator has not made a determination as to which of these eligible individuals will receive Awards under the 2022 Plan.
SHARE RESERVE
Subject to capitalization adjustments described below after the approval of the amendment, 1.7 million shares of common stock will have been reserved for issuance under the 2022 Plan. The shares of common stock issuable under the 2022 Plan may be drawn from shares of our authorized but unissued common stock or from treasury shares (including shares of our common stock that we purchase on the open market or in private transactions).
SHARE COUNTING RULES
Any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestation) by a 2022 Plan participant (i) to pay the exercise price of a stock option or (ii) to satisfy tax withholding obligations associated with an Award, will not be added back to the share reserve and will not become available for future grants under the 2022 Plan.
Any shares of common stock that were subject to a SAR or stock option granted under the 2022 Plan that were not issued upon the exercise of such SAR or option will not be added back to the share reserve and will not become available for future grants under the 2022 Plan.
Any shares of common stock that were purchased by the Company on the open market with the proceeds from the exercise of a stock option will not be added back to the share reserve and will not become available for future grants under the 2022 Plan.
Any shares of common stock related to an Award granted under the 2022 Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of such shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of such shares, for Awards not involving shares of common stock will be added back to the share reserve and will be available again for future grants under the 2022 Plan.
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ONE-YEAR MINIMUM VESTING STANDARD
Any Award granted under the 2022 Plan will be subject to a minimum vesting period of at least one year. However, (i) the Compensation Committee may permit and authorize acceleration of vesting of Awards in accordance with the provision of the 2022 Plan, (ii) the Committee may grant Awards covering up to five percent (5%) of the total number of shares reserved under the 2022 Plan without respect to the one-year minimum vesting period, and (iii) Substitute Awards (as defined in the 2022 Plan) are not subject to the minimum vesting period.
AWARDS
Under the 2022 Plan, participants may be granted stock options, SARs, restricted stock, restricted stock units, performance share units, performance units and other stock-based Awards. The plan administrator will have complete discretion to determine which eligible individuals are to receive Awards, the type of Awards to be granted, the time or times when those Awards are to be granted, the number of shares subject to each Award, the vesting and issuance schedule (if any) to be in effect for the Award, the exercise price or other consideration for the shares of common stock subject to the Award, the maximum term for which stock options or SARs are to remain outstanding, and the status of any stock option as either an incentive stock option or a non-qualified option under the federal tax laws.
A detailed description of each type of Award follows.
•	Stock Options
Under the 2022 Plan, the plan administrator may grant Awards in the form of an option to purchase shares of common stock (“Stock Options”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (the “Code”) (referred to as “Incentive Stock Options”) and other Stock Options that do not meet such requirements (referred to as “Non-Qualified Stock Options”). The applicable Award agreement will specify whether a stock option is an Incentive Stock Option or Non-Qualified Stock Option. A Stock Option will grant the holder the right to purchase a specific number of shares of common stock at a fixed price (“Option Price”) over a period not to exceed ten (10) years from the date of the grant.
The exercise price per share may not be less than one hundred (100) percent of the fair market value of a share of common stock on the date a Stock Option is granted.
No grant of an Incentive Stock Option may be made more than ten (10) years after the adoption of the 2022 Plan by the Board.
Each Stock Option will be evidenced by an Award Agreement that specifies the (i) exercise price, (ii) number of shares of common stock on which the Stock Option is based, (iii) exercise period, (iv) vesting and forfeiture conditions, (v) term, (vi) the impact of a holder’s termination of service with the Company, and (vii) other conditions and provisions determined by the plan administrator.
The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the exercise of a stock option as it determines advisable.
•	Stock Appreciation Rights
Under the 2022 Plan, the plan administrator may grant Awards in the form of a SAR. A SAR will allow the holder to exercise that right as to a specific number of shares of common stock over a period not to exceed ten (10) years to receive the appreciated value of such shares. The appreciated value is equal to the excess of (i) the fair market value of the shares of common stock as to which the right is exercised (determined as of the date of exercise) over (ii) the aggregate grant price for those shares. The applicable Award Agreement will specify whether this value will be paid in cash, shares of common stock, or a combination of both.
The grant price per share may not be less than one hundred (100) percent of the fair market value per share of common stock on the date the SAR is granted.
Each SAR will be evidenced by an Award Agreement that specifies the (i) grant price, (ii) number of shares of common stock on which the SAR is based, (iii) exercise period, (iv) vesting and forfeiture conditions, (v) term, (vi) the impact of a holder’s termination of service with the Company, and (vii) other conditions and provisions determined by the plan administrator.
The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the exercise of a SAR as it determines advisable.
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•	Repricing/Cash-Out
The plan administrator may not implement any of the following repricing or cash-out programs without obtaining Shareholder approval: (i) a reduction in the exercise price or grant price of any previously granted Stock Option or SAR, (ii) a cancellation of any previously granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower exercise price or grant price, respectively, or (iii) a cancellation of any previously granted Stock Option or SAR in exchange for cash or another Award if the exercise price of the Stock Option or the grant price of the SAR exceeds the fair market value of a share of the Company’s common stock on the date of such cancellation, in each case other than in connection with a change in control or the capitalization adjustment provisions in the 2022 Plan.
•	Restricted Stock and Restricted Stock Units
Under the 2022 Plan, the plan administrator may grant Awards denominated in shares of common stock (“Restricted Stock”) or stock units (“Restricted Stock Units” or “RSUs”) subject to a period in which such shares or units are subject to forfeiture based on discontinued service, the failure to achieve performance criteria, and/or the occurrence of other events as determined by the plan administrator. Each RSU corresponds in value to a single share of common stock. Restricted Stock Units may be paid in cash, shares of common stock or a combination of the two as determined by the plan administrator and set forth in the applicable Award Agreement. Restricted Stock Awards are settled in shares of common stock.
The plan administrator may impose such conditions or restrictions on Restricted Stock or RSUs as it deems advisable. Holders of Restricted Stock will have the same voting rights and dividend rights as holders of shares of common stock unless such rights are expressly limited by the plan administrator in the applicable Award Agreement. No RSU will confer any voting rights. The plan administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of RSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends or dividend equivalents will be paid on performance-based Restricted Stock and RSUs unless the applicable performance goals are satisfied.
Each grant of Restricted Stock and RSUs will be evidenced by an Award Agreement that specifies the (i) number of shares of common stock on which the Restricted Stock or RSU is based, (ii) vesting and forfeiture conditions, (iii) the impact of a holder’s termination of service with the Company, (iv) timing and form of settlement, and (v) other conditions and provisions determined by the plan administrator.
The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of Restricted Stock and RSUs as it determines advisable.
•	Performance Share Units and Performance Units
Under the 2022 Plan, the plan administrator may grant an Award denominated in shares of common stock (“Performance Share Units” or “PSUs”) or denominated in dollar units (“Performance Units” or “PUs”) that are earned based on the achievement of one or more performance goals over a specified performance period. The number of PSUs or PUs earned over a performance period may vary based on the level of achieved performance.
Each PSU will have a value that corresponds to the fair market value of a share of common stock. Each PU will have an initial dollar value as determined in the discretion of the plan administrator. The dollar value of PUs may vary based on the level of achieved performance over the applicable performance period. PSUs and PUs may payable in the form of cash, shares of common stock, or a combination of the two as determined by the plan administrator and set forth in the applicable Award Agreement.
The plan administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of PSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends equivalents will be paid on PSUs unless the applicable performance goals are satisfied.
Each grant of PSUs and PUs will be evidenced by an Award Agreement that specifies the: (i) number of PSUs and PUs granted, (ii) nominal dollar value of each Performance Unit, (iii) performance period, (iv) performance goal(s), (v) payout amounts at various levels of achieved performance, (vi) forfeiture conditions, (vii) the impact of a holder’s termination of service with the Company, (viii) timing, and form of settlement, and (ix) other conditions and provisions determined by the plan administrator.
The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of PSUs and PUs as it determines advisable.
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•	Other Stock-Based Awards
Under the 2022 Plan, the plan administrator may grant Awards, not otherwise described by the terms of the 2022 Plan, that are denominated in stock (“Other Stock-Based Awards”). The plan administrator will determine the terms and conditions applicable to each Other Stock-Based Award which may include a vesting requirement based on the completion of a service period with the Company or achievement of a specified performance goal(s) and form of payment in shares of common stock, cash, or a combination of the two.
Each grant of Other Stock-Based Award will be evidenced by an Award Agreement that specifies the (i) initial value or number of such Award, (ii) applicable vesting requirements, (iii), forfeiture conditions, (iv) the impact of a holder’s termination of service with the Company, (v) timing, and form of settlement, and (vi) other conditions and provisions determined by the plan administrator.
The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of Other Stock-Based Awards as it determines advisable.
•	Performance Measures
The plan administrator may grant Awards that are intended to provide compensation solely on account of the attainment of one or more pre-established, objective performance criteria. The vesting, level of payout, or value of such Awards will be determined by the attainment of one or more goals based on one or more of the performance measures (“Performance Measures”), which include, but are not limited to, the following:
–	Net earnings or net income (before or after taxes);
–	Earnings per share;
–	Earnings before or after taxes, depreciation, and/or amortization;
–	Net sales or revenue growth (whether in general or by type of product or service or by type of customer);
–	Revenues or sales;
–	Net operating profit;
–	Net operating income or net operating earnings per share (excluding acquisition expenses and other non-recurring charges);
–	Return measures (including, but not limited to, GAAP, operating, core or adjusted return on assets, regulatory capital, capital, tangible capital, invested capital, equity, sales, or revenue);
–	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
–	Gross or operating margins;
–	Productivity and financial performance ratios;
–	Share price (including, but not limited to, growth measures and total shareholder return);
–	Expense targets and operating expenses;
–	Margins (including, but not limited to, net interest margin);
–	Completion of acquisitions of business or companies;
–	Completion of divestitures or asset sales;
–	Asset quality metrics;
–	Achievement of business operational objectives;
–	Operating efficiency;
–	Deposit market share;
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–	Customer satisfaction;
–	Working capital targets and change in working capital;
–	Customer account growth and new account openings; and
–	Any one or a combination of any of the foregoing business criteria.
Any Performance Measure(s) may be used to measure the performance of the Company, subsidiary, and/or any affiliate of the Company as a whole or any business unit of the Company, subsidiary, and/or affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures.
The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses.
CHANGE IN CONTROL AND VESTING ACCELERATION
The following paragraphs describe how Awards under the 2022 Plan would be affected in the event of a change in control (as defined below), except as otherwise provided in the Award Agreement or other agreement or severance plan in effect between the individual and the Company.
•
Definition of Change in Control. A “Change in Control” will be deemed to occur if (i) there are certain changes in the composition of our Board of Directors, (ii) any person or group of related persons becomes directly or indirectly the beneficial owner of more than thirty (30) percent of the total combined voting power of the Company’s then outstanding voting securities, (iii) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing thirty (30) percent or more of the combined voting power of the Company’s then outstanding voting securities, (iv) we are acquired in a merger, consolidation, reorganization or similar transaction, or (v) we sell substantially all of our assets to an unrelated third party.

•
Vesting Acceleration. Upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with the paragraphs below, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a participant and the Company. However, such immediate vesting shall not apply to the extent that another award meeting the requirements of a “Replacement Award”, as determined by the plan administrator is provided to the participant.

–	All outstanding Stock Options and SARs will become fully vested and immediately exercisable upon a Change in Control.
–
All Awards, other than Stock Options and SARs, that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the holder shall become fully vested upon a Change in Control and will be paid in the form specified in the applicable Award Agreement within thirty (30) days following the effective date of the Change in Control.

–
All Awards, other than Stock Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied as if target performance was achieved (or as otherwise set forth in the Award Agreement) and will be paid in the form specified in the applicable Award Agreement, within thirty (30) days following the effective date of a Change in Control.

–	All other Awards not covered by the foregoing will vest and be paid as determined by the plan administrator unless otherwise provided in the applicable Award Agreement.
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CHANGES IN CAPITALIZATION
If an equity restructuring causes the per share value of the Company’s common stock to change, such as by reason of a stock dividend, extraordinary cash dividend, stock split, spinoff, rights offering, recapitalization or otherwise, equitable adjustments will be made to the number of shares available for issuance under the 2022 Plan and to the terms of outstanding Awards in a manner designed to preclude any dilution or enlargement of the 2022 Plan and any outstanding Awards.
FAIR MARKET VALUE
For any Award made pursuant to the 2022 Plan, the fair market value per share of the Company’s common stock as of any date will be deemed to be equal to the closing price of the Company’s common stock as reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on such date, or determined pursuant to such other method as may be selected by the plan administrator.
SHAREHOLDER RIGHTS AND TRANSFERABILITY
No participant will have any shareholder rights with respect to the shares subject to a Stock Option or SAR until such participant has exercised the Stock Option or SAR and paid the exercise price for the purchased shares (in the case of Stock Options), and any related withholding taxes. Subject to the terms of the applicable Award Agreement, a participant will have full shareholder rights with respect to any shares of common stock issued under the 2022 Plan, whether or not the participant’s interest in those shares is vested. A participant will not have any shareholder rights with respect to the shares of common stock subject to a RSU, PSU, PU or Other Stock-Based Award until that Award vests and shares of common stock are actually issued under such Awards.
Awards are not transferable other than by will or the laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order entered into by a court of competent jurisdiction. However, the plan administrator may, in its discretion, determine that any or all Awards may be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the plan administrator may deem appropriate; provided, however, no Award may be transferred for value without Shareholder approval.
WITHHOLDING
The plan administrator may provide holders of Awards with the right to have the Company withhold cash or a portion of the shares otherwise issuable to such individuals in satisfaction of any applicable withholding taxes to which they become subject in connection with the exercise, vesting or settlement of their Awards. Alternatively, the plan administrator may allow such individuals to deliver cash or previously acquired shares of our common stock in payment of such withholding tax liability.
DEFERRAL PROGRAMS
The plan administrator may structure one or more Awards so that the participants may be provided with an election to defer the payment of the compensation associated with those Awards for federal income tax purposes.
CLAWBACK AND FORFEITURES FOR CAUSE
All Awards will be subject to the Company’s policies on the recoupment of incentive-based compensation. In addition, the plan administrator may specify in an Award Agreement that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award. Upon a participant’s termination of service for cause, the participant will forfeit, as of the date immediately preceding such termination of service, outstanding and exercisable Stock Options and SARs and any outstanding and unvested Restricted Stock, RSUs, PSUs, PUs, and Other Stock-Based Awards previously granted to the participant.
AMENDMENT AND TERMINATION
The Board may, at any time, amend, suspend, or terminate the 2022 Plan in whole or in part. No amendment of the 2022 Plan may result in the “repricing” of any outstanding Stock Options or SARs without Shareholder approval. To the extent necessary under any applicable law, regulation, or exchange requirement, no amendment will be effective unless approved by the Shareholders of the Company. No termination, amendment, or suspension of the 2022 Plan may adversely affect in any material way any Award previously granted under the 2022 Plan without the written consent of
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the Award recipient subject to certain exceptions. These exceptions permit the Board or plan administrator to amend outstanding Awards to adjust for the occurrence of certain unusual or non-recurring events and to conform to legal requirements without the written consent of the Award recipient.
SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF AWARDS GRANTED UNDER THE 2022 PLAN
The following is a summary of the United States Federal income tax treatment applicable to the Company and the participants who receive Awards under the 2022 Plan. This discussion does not address all aspects of the United States Federal income tax consequences of participating in the 2022 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2022 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States Federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any Awards.
Stock Options
Options granted under the 2022 Plan may be either Incentive Stock Options which satisfy the requirements of Section 422 of the Code or Non-Qualified Stock Options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:
Incentive Stock Options. No taxable income is recognized by the participant upon the grant of an Incentive Stock Option, and no taxable income is recognized for regular tax purposes at the time the Incentive Stock Option is exercised, although taxable income may arise upon exercise for alternative minimum tax purposes. The participant will recognize taxable income in the year in which the shares of common stock acquired upon the exercise of an Incentive Stock Option are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the related Incentive Stock Option was granted and more than one (1) year after the date such Incentive Stock Option was exercised for those shares. If the sale or disposition occurs before both of these two periods are satisfied, then a disqualifying disposition will result.
Upon a qualifying disposition, the participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the acquired shares of common stock over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the acquired shares of common stock, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the participant. Any additional gain recognized upon the disposition will be a capital gain. We will not be entitled to any income tax deduction if the participant makes a qualifying disposition of the shares.
If the participant makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the disqualifying disposition.
Non-Qualified Options. No taxable income is recognized by a participant upon the grant of a Non-Qualified Stock Option. The participant will recognize ordinary income in the year in which the Non-Qualified Stock Option is exercised, equal to the excess of the fair market value of the shares of common stock acquired upon the exercise of the Non-Qualified Stock Option on the exercise date over the exercise price paid for the shares (and subject to any applicable income tax withholding). Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to an exercised Non-Qualified Stock Option.
Stock Appreciation Rights
No taxable income is recognized by a participant upon the grant of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the fair market value of the shares of common stock issued to the participant upon the exercise of the SAR (or the amount of the cash payment made to the participant upon the exercise of the SAR) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to an exercised SAR.
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Restricted Stock
No taxable income is recognized by a participant upon the grant of Restricted Stock, unless the participant makes an election to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of common stock subject to such grant at such time over the amount, if any, paid for those shares.
If the participant does not make an election to be taxed at the time of grant, the participant will recognize ordinary income when shares of common stock subject to the grant subsequently vest in an amount equal to the excess of the fair market value of the shares on the vesting date over the amount, if any, paid for the shares (and subject to any applicable income tax withholding). Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant in connection with the vesting of a Restricted Stock Award.
In addition, a participant receiving dividends with respect to Restricted Stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in an amount equal to the dividends paid and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.
Restricted Stock Units
No taxable income is recognized by a participant upon the grant of RSUs. The participant will recognize ordinary income in the year in which the RSU grant is settled and paid in an amount equal to the fair market value of the shares of common stock issued to the participant upon the settlement of the RSUs (or the amount of the cash payment made to the participant upon the settlement of the RSUs) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the RSU is settled and paid.
In addition, a participant eligible to receive dividend equivalents with respect to a grant of RSUs will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment if made in cash (or, if such payment is made in shares of common stock, then the fair market value of such shares on the date of payment). Subject to the deductibility limitations of Code Section 162(m), we will be entitled to a corresponding deduction.
Performance Share Units
No taxable income is recognized by a participant upon the grant of PSUs. The participant will recognize ordinary income in the year in which the PSU grant is settled and paid in an amount equal to the fair market value of the shares of common stock issued to the participant upon the settlement of the PSUs (or cash paid to the participant upon the settlement of the PSUs) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the PSU is settled and paid.
In addition, a participant eligible to receive dividend equivalents with respect to a grant of PSUs will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment (or, if such payment is made in shares of common stock, then the fair market value of such shares on the date of payment). Subject to the deductibility limitations of Code Section 162(m), we will be entitled to a corresponding deduction.
Performance Units
No taxable income is recognized by a participant upon the grant of PUs. The participant will recognize ordinary income in the year in which the PUs are settled and paid in an amount equal to the cash payment made to the participant upon the settlement of the PUs (or the fair market value of the shares of common stock issued to the participant upon the settlement of the PU) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the PUs are settled and paid.
Other Stock-Based Awards
The Company may grant Other Stock-Based Awards to participants that are not otherwise described by the above Awards. No taxable income is recognized by a participant upon the grant of such Awards unless at the time of grant any shares of common stock issued or cash paid to the participant is fully vested and non-forfeitable. In this case, the participant would recognize ordinary income equal to the fair market value of the shares of common stock issued to the
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participant at the time of grant or the amount of the cash payment made to the participant at the time of grant and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the Award is settled and paid. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.
Other Stock-Based Awards may be subject to vesting and forfeiture provisions. In this case, a participant will not recognize taxable income upon the grant of such Awards but will recognize ordinary income in the year in which such Awards are settled and paid in an amount equal to the fair market value of the shares of common stock issued to the participant upon the settlement of such Awards and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such Awards are settled and paid.
The number of future Awards to be made pursuant to the 2022 Plan is subject to the discretion of the Compensation Committee and therefore cannot be determined with certainty at this time. However, the Company anticipates that the Compensation Committee will continue in future years to make annual equity awards as described above. Under the 2022 Plan during fiscal year 2023, a total of (i) 252,974 stock options were awarded, (ii) 70,338 shares of restricted stock were awarded, (iii) 13,848 shares of deferred stock were awarded, and (iv) 52,588 performance shares (at maximum) were awarded.
On March 22, 2024, the closing price of our common stock on the NYSE was $45.45.
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EXHIBIT B COMMUNITY BANK SYSTEM, INC. 2022 LONG-TERM INCENTIVE PLAN, AS AMENDED
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COMMUNITY BANK SYSTEM, INC. 2022 Long-Term Incentive Plan, as Amended
1. Establishment. Community Bank System, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as Community Bank System, Inc. 2022 Long-Term Incentive Plan (“Plan”), as set forth in this document. The Plan permits the grant of various forms of equity-based awards. The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect until the tenth anniversary of the Effective Date. The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the shareholders of the Company.
2. Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by providing current and future directors, officers, key employees and advisors with an equity or equity-based interest in the Company, so that the interests of such directors, officers, employees and advisors will be closely associated with the interests of shareholders by reinforcing the relationship between shareholder gains and compensation. Rights granted pursuant to this Plan, which include stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, deferred stock awards, performance shares, performance share units, performance units and other stock-based awards may also be used to attract, retain and motivate eligible individuals.
3. Eligibility. Directors, officers, and key employees of the Company and its Subsidiaries, and Advisors to the Company or the Board of Directors shall be eligible to participate in the Plan to the extent determined by the Committee in its sole discretion. Employee participants shall be selected by the Committee based upon such factors as the employee’s past and potential contributions to the success, profitability, and growth of the Company.
4. Definitions. As used in this Plan,
(a) “Advisor” shall mean any natural person who is engaged to render bona fide consulting or advisory services to the Company or the Board of Directors, other than a person who provides such services in connection with the offer or sale of securities in a capital-raising transaction.
(b) “Award” shall mean, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Awards, Performance Shares, Performance Share Units, Performance Units or Other Stock-Based Awards, in each case subject to the terms of this Plan.
(c) “Award Agreement” shall mean either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
(d) “Board of Directors” shall mean the Board of Directors of the Company.
(e) “Change in Control Price” shall mean the price per share of Common Stock on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash, and if the entire offered price is payable only in cash, then it shall mean such cash amount per share of Common Stock.
(f) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
(g) “Committee” shall mean the committee appointed by the Board of Directors to administer the Plan in accordance with Paragraph 21.
(h) “Common Stock” shall mean the Common Stock, par value $1.00, of the Company.
(i) “Company” shall mean Community Bank System, Inc.
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(j) “Deferred Stock Award” shall mean an award of Common Stock to an Eligible Employee, Director or Advisor that is subject to the restrictions described in Paragraph 12.
(k) “Director” shall mean a member of the Board of Directors.
(l) “Eligible Employees” shall mean persons treated by the Company for payroll and employment tax purposes as common law employees of the Company or a Subsidiary and described in Paragraph 3.
(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
(n) “Exercise Price” shall means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option Right.
(o) “Fair Market Value” shall mean a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a share of Common Stock on the most recent date on which shares of Common Stock were publicly traded. In the event shares of Common Stock are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.
(p) “Grant Price” shall mean the price established at the time of grant of a Stock Appreciation Right pursuant to Paragraph 9, and used to determine whether these is any payment due upon exercise of the Stock Appreciation Right.
(q) “Incentive Stock Option” shall mean the right granted to an Eligible Employee to purchase Common Stock under this Plan, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Code Section 422.
(r) “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board of Directors in accordance with Section 16 of the Exchange Act.
(s) “Nonqualified Stock Option” shall mean the right granted to an Eligible Employee, Director or Advisor to purchase Common Stock under this Plan, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Code Section 422.
(t) “Optionee” shall mean the Eligible Employee, Director or Advisor to whom an Option Right is granted pursuant to an Award Agreement evidencing an outstanding Incentive Stock Option or Nonqualified Stock Option.
(u) “Option Right” shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Nonqualified Stock Option.
(v) “Other Stock-Based Award” shall mean an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Paragraph 14.
(w) “Participant” shall mean any Eligible Employee, Director or Advisor to whom an Award is granted and remains outstanding.
(x) “Performance Measures” shall mean measures as described in Paragraph 16.
(y) “Performance Period” shall mean the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
(z) “Performance Share” shall mean a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until attainment of the specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.
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(aa) “Performance Share Unit” shall mean a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.
(bb) “Performance Unit” shall mean a Participant’s contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.
(cc) “Prior Plan” shall mean the Community Bank System, Inc. 2014 Long-term Incentive Plan.
(dd) “Restricted Stock Award” shall mean an award of Common Stock to an Eligible Employee or Advisor that is subject to the restrictions and vesting conditions described in Paragraph 10 and subject to tax under Code Section 83.
(ee) “Restricted Stock Unit Award” shall mean the right to receive one or more payments described in Paragraph 11. Restricted Stock Units represent a contingent right to receive a payment in the future; Restricted Stock Units are not subject to tax under Code Section 83 (because Restricted Stock Units are not property).
(ff) “Stock Appreciation Right” shall mean the right to receive one or more payments described in Paragraph 9.
(gg) “Subsidiary” shall mean any corporation in which (at the time of determination) the Company owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.
(hh) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company, Subsidiary or any Affiliate or with which the Company, Subsidiary or any Affiliate combines.
5. Shares Available Under the Plan.
(a) The shares of Common Stock which may be made the subject of awards granted pursuant to this Plan may be either (i) shares of original issue, (ii) treasury shares, (iii) shares held in a grantor trust maintained by the Company, or (iv) a combination of the foregoing.
(b) Subject to adjustments in accordance with Paragraph 18 of this Plan, the maximum number of shares of Common Stock available for issuance to Participants under this Plan shall be equal to the sum of (i) 1,700,000 shares of Common Stock authorized by the shareholders of the Company with the shareholders’ approval of this Plan as of the Effective Date) and (ii) any shares of Common Stock available for grant under the Prior Plan that are transferred to the Plan as of the Effective Date and (iii) any shares of Common Stock subject to any awards granted under the Prior Plans that are outstanding on the Effective Date and that return to the share reserve in accordance with Paragraph 5(d).
(c) From the total shares of Common Stock available for awards as described in subparagraph 5(b), and subject to adjustments in accordance with Paragraph 18 of this Plan, the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan shall not exceed an aggregate of 1.5 million shares of Common Stock.
(d) Notwithstanding any other term or provision of the Plan, if any shares of Common Stock covered by an Award granted under the Plan or Prior Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock (or with the forfeiture of shares of Common Stock in connection with a Restricted Stock Award), is settled in cash in lieu of Shares or is exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award not involving Shares shall become available again for grant under the Plan.
(e) The full number of Option Rights and Stock Appreciation Rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the number of shares of Common Stock
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available for award under the Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Option Rights or Stock Appreciation Rights. In addition, any shares of Common Stock withheld to satisfy tax withholding obligations on an Award issued under the Plan, shares of Common Stock tendered to pay the exercise price of an Award under the Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option Right exercise will not be eligible to be again available for grant under this Plan
(f) Shares of Common Stock subject to Substitute Awards shall not be counted against the share reserve specified in Paragraph 5(b).
(g) The Committee shall approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement. The maximum aggregate value of equity Awards granted to any Nonemployee Director during any calendar year shall not exceed $150,000. The value of an equity-based Award shall be based on the Award’s grant date fair value as determined under applicable accounting standards.
(h) Any Award granted under this Plan shall be subject to a minimum vesting period of at least one year. Notwithstanding the immediately preceding sentence, (i) the Committee may permit and authorize acceleration of vesting of Awards pursuant to Paragraph 21(b)(vi) of this Plan, (ii) the Committee may grant Awards covering up to five percent (5%) of the total number of Shares authorized under this Plan without respect to the minimum vesting standards set forth in this Paragraph 5(h), and (iii) Substitute Awards shall not be subject to the minimum vesting period.
6. Grants of Option Rights Generally. The Committee, or the full Board of Directors, may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Option Rights to Directors, Eligible Employees or Advisors. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
(a) Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Nonqualified Stock Options.
(b) Each grant shall specify the number of shares of Common Stock to which it pertains.
(c) Each grant shall specify an Exercise Price not less than 100 percent of the Fair Market Value per share of Common Stock on the date the Option Right is granted.
(d) Successive grants may be made to the same Optionee whether or not any Option Rights previously granted to such Optionee remain unexercised.
(e) The period of each Option Right by its terms shall be not more than ten years from the date the Option Right is granted as specified by the Committee.
(f) Upon exercise of an Option Right, the entire Exercise Price shall be payable (i) in cash, (ii) by the transfer to the Company by the Optionee of shares of Common Stock with a value (Fair Market Value per share times the number of shares) equal to the total Exercise Price, (iii) by a combination of such methods of payment described in (i) and (ii) above, or (iv) any other lawful means of payment acceptable to the Committee. Payment may not be made with Common Stock issued to the Optionee by the Company upon his or her prior exercise of an Incentive Stock Option under this Plan or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.
(g) Each grant of Option Rights shall be evidenced by an Award Agreement executed on behalf of the Company by any officer designated by the Committee for this purpose and delivered to and accepted by the Optionee and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.
7. Special Rules for Grants of Incentive Stock Options.
(a) As provided in Paragraph 6(c), the Exercise Price of an Incentive Stock Option shall not be less than 100 percent of the Fair Market Value per share of Common Stock on the date of the grant of the option; provided, however, that, if an Incentive Stock Option is granted to any Eligible Employee who, immediately after such option is granted, is considered to own stock possessing more than ten percent of
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the combined voting power of all classes of stock of the Company, or any of its subsidiaries, the Exercise Price per share shall be not less than 110 percent of the Fair Market Value per share of Common Stock on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.
(b) The period of each Incentive Stock Option by its terms shall be not more than ten years from the date the Option Right is granted as specified by the Committee.
(c) The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than ten years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Committee.
(d) Except as provided in Paragraph 19, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee’s termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death, disability, or retirement in good standing, and for a period of one year following a termination due to death, disability, or retirement in good standing. However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may be specified in the Option Right.
(e) No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000.
8. Special Rules for Grants of Nonqualified Stock Options.
(a) Except as provided in Paragraph 19, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee’s termination of employment due to death, disability, or retirement in good standing, rights to exercise Nonqualified Stock Options that are exercisable as of the date of termination shall remain exercisable for two years following termination, (ii) in the event of the Optionee’s termination of employment due to any other reason, the rights to exercise Nonqualified Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Nonqualified Stock Options that are not exercisable as of the date of termination shall be forfeited.
(b) The Company shall not create any record or evidence of Common Stock ownership for an Optionee who exercises a Nonqualified Stock Option, unless payment of the required lawful withholding taxes has been made to the Company by check, payroll deduction or other arrangements satisfactory to the Committee.
9. Stock Appreciation Rights.
(a) Upon such conditions and limitations it deems advisable, the Committee may authorize the grant of Stock Appreciation Rights with respect to one or more shares of Common Stock. Upon the valid exercise of a vested Stock Appreciation Right, the holder of such Stock Appreciation Right shall receive a lump sum payment for each applicable share of Common Stock equal to the excess (if any) of (i) the Fair Market Value of one share of Common Stock on the date of exercise, over (ii) the Stock Appreciation Right’s Grant Price.
(b) Each Stock Appreciation Right shall specify a Grant Price of not less than 100 percent of the Fair Market Value per share of Common Stock on the date the Stock Appreciation Right is granted.
(c) Successive grants may be made to a holder of Stock Appreciation Rights whether or not any Stock Appreciation Rights previously granted remains unexercised.
(d) The period of each Stock Appreciation Right by its terms shall be not more than ten years from the date the Stock Appreciation Right is granted as specified by the Committee.
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(e) At the sole discretion of the Committee, the settlement of an exercised Stock Appreciation Right may be made in the form of shares of Common Stock, in lieu of, or in combination with cash.
(f) Except as provided in Paragraph 19, or as may be provided by the Committee at the time of grant, (i) in the event the holder of Stock Appreciation Rights incurs a termination of employment due to death, disability, or retirement in good standing, such Stock Appreciation Rights that are exercisable as of the date of termination shall remain exercisable for two years following such termination, (ii) in the event of the holder of Stock Appreciation Rights termination of employment due to any other reason, the rights to exercise the Stock Appreciation Rights that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Stock Appreciation Rights that are not exercisable as of the date of termination shall be forfeited.
(g) Each grant of Stock Appreciation Rights shall be evidenced by an Award Agreement executed on behalf of the Company by any officer designated by the Committee for this purpose and delivered to and accepted by the grantee and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.
10. Restricted Stock Awards.
(a) Shares of Common Stock granted pursuant to a Restricted Stock Award issued under the Plan shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, prior to the satisfaction of such performance, service and/or elapsed time conditions (“Vesting Conditions”) as may be determined by the Committee in its absolute discretion. Except as provided in Paragraph 19, or as may be provided by the Committee at the time of grant, if the recipient’s service with the Company or any of its Subsidiaries terminates prior to the satisfaction of all of the Vesting Conditions for any reason other than death, disability, or retirement in good standing, the recipient shall, on the date service terminates, forfeit and surrender to the Company the number of shares of Common Stock with respect to which the Vesting Conditions have not been satisfied as of the date service terminates.
(b) The Committee may grant or limit the right of a recipient of a Restricted Stock Award to receive dividends declared on Common Stock underlying such Award to the extent the Award is not yet vested. The terms of any right to dividends shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional shares of Restricted Stock. If the Committee grants the right of a recipient of a Restricted Stock Award to receive dividends declared on shares of Common Stock subject to an unvested Restricted Stock Award, then, at the discretion of the Committee and as provided in the underlying Award Agreement, such dividends shall (i) upon the dividend payment date (or shortly thereafter), be paid such dividends or (ii) be subject to the same performance conditions and/or service conditions, as applicable, to the underlying Restricted Stock Award.
(c) Upon each grant of a Restricted Stock Award, the Committee shall fix the Vesting Conditions. The Committee also shall determine the manner in which the grant recipient’s contingent ownership of the awarded Common Stock shall be recorded until the Vesting Conditions have been satisfied. If the Committee elects to issue certificates or use other records of ownership for the awarded shares of Common Stock, each certificate or other record of ownership of Common Stock shall bear a legend or other disclosure to reflect the Vesting Conditions until all of the Vesting Conditions are satisfied. The Committee also may require a written representation by the recipient that he or she is acquiring the shares for investment.
(d) When the Vesting Conditions with respect to shares of Common Stock held in escrow have been satisfied, a certificate or other record of ownership for such shares shall be issued or created, free of any escrow; such certificate or other record shall not bear a legend or other disclosure relating to the Vesting Conditions.
(e) Unless otherwise provided by the Committee at the time of grant, if a recipient dies, terminates employment with the Company because of disability, or retires with good standing before the satisfaction of all of the applicable Vesting Conditions, the Vesting Conditions on any Restricted Stock held by the recipient shall be considered satisfied (i) on the date of death, or (ii) on the date that employment terminates because of disability or retirement.
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(f) Each grant of Stock Appreciation Rights shall be evidenced by an Award Agreement executed on behalf of the Company by any officer designated by the Committee for this purpose and delivered to and accepted by the grantee and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.
11. Restricted Stock Unit Awards.
(a) Upon such conditions and limitations it deems advisable, including the imposition of one or more Vesting Conditions, the Committee may authorize the grant of Restricted Stock Units. Upon or following the satisfaction of all of the applicable Vesting Conditions, the holder of such Restricted Stock Units shall receive one or more payments for each vested Restricted Stock Unit equal to the Fair Market Value per share of one share of Common Stock on the date as of which the last of the applicable Vesting Conditions was satisfied.
(b) Except as provided in Paragraph 19, or as may be provided by the Committee at the time of grant, if the recipient’s service with the Company or any of its Subsidiaries terminates prior to the satisfaction of all of the Vesting Conditions for any reason other than death, disability, or retirement in good standing, the recipient shall, on the date service terminates, forfeit and surrender to the Company the number of Restricted Stock Units with respect to which the Vesting Conditions have not been satisfied as of the date service terminates.
(c) A recipient of Restricted Stock Units shall not be entitled to any dividends that might be payable with respect to Common Stock.
(d) Unless otherwise provided by the Committee at the time of grant, if a recipient dies, terminates employment with the Company because of disability, or retires with good standing before the satisfaction of all of the applicable Vesting Conditions, the Vesting Conditions on any Restricted Stock Units held by the recipient shall be considered satisfied (i) on the date of death, or (ii) on the date that employment terminates because of disability or retirement.
(e) Each grant of Restricted Stock Units shall be evidenced by an Award Agreement executed on behalf of the Company by any officer designated by the Committee for this purpose and delivered to and accepted by the grantee and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.
12. Deferred Stock Awards. The Committee may make awards to Directors, Eligible Employees or Advisors, in lieu of cash compensation for future services, in the form of freely-transferable shares of Common Stock whose delivery is deferred for later distribution in accordance with the Director’s, Eligible Employee’s or Advisor’s election. A Director’s deferral and distribution elections, as well as all other rights with respect to deferred Director compensation, shall be governed by the terms of the separate Community Bank System, Inc. Deferred Compensation Plan for Directors, as that plan may be amended from time to time. Deferral and distribution elections by Eligible Employees and Advisors shall be made pursuant to such separate plans or agreements as shall be acceptable to the Committee in its sole discretion, taking into account the applicable provisions of Code Section 409A.
13. Performance Shares, Performance Share Units and Performance Units.
(a) Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares, Performance Share Units and/or Performance Units (collectively referred to as “Performance Awards”) to Eligible Employees, Directors and/or Advisors in such amounts and upon such terms as the Committee shall determine.
(b) Each Performance Share and each Performance Share Unit shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares, Performance Share Units and/or Performance Units that will be paid out to the Participant.
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(c) Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive payout on the value and number of Performance Shares, Performance Share Units and/or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
(d) Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Payment shall be made in accordance with the Award Agreement. Any shares of Common Stock may be granted subject to any restrictions deemed appropriate by the Committee.
(e) The Committee may grant or limit the right of a recipient of a Performance Share Award to receive dividends declared on Common Stock underlying such Award to the extent the Award is not yet vested. The terms of any right to dividends shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional Performance Shares. If the Committee grants the right of a recipient of a Performance Share Award to receive dividends declared on shares of Common Stock subject to an unvested Performance Share Award, then, at the discretion of the Committee and as provided in the underlying Award Agreement, such dividends shall (i) upon the dividend payment date (or shortly thereafter), be paid such dividends or (ii) be subject to the same performance conditions, as applicable, to the underlying Performance Share Award.
(f) Each grant of Performance Awards shall be evidenced by an Award Agreement executed on behalf of the Company by any officer designated by the Committee for this purpose and delivered to and accepted by the grantee and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.
14. Other Stock-Based Awards.
(a) The Committee may grant to Eligible Employees, Directors and/or Advisors other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
(b) Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
(c) Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. Payment shall be made in accordance with the Award Agreement.
(d) Each grant of Awards under this Paragraph 14 of the Plan shall be evidenced by an Award Agreement executed on behalf of the Company by any officer designated by the Committee for this purpose and delivered to and accepted by the grantee and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.
15. Dividend Equivalents. Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Award, to be credited or paid as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee and shall be paid either upon dividend payment date or accrued and paid to the extent the underlying Award becomes earned and
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vested. Notwithstanding the foregoing, if any Award for which dividend equivalents have been granted has its vesting or grant dependent upon the achievement of one or more Performance Measures, then the dividend equivalents shall accrue and only be paid to the extent the Award becomes earned and vested. Under no circumstances may dividend equivalents be granted for any Option Right or Stock Appreciation Right.
16. Performance Measures.
(a) The performance goals upon which the payment or vesting of an Award granted to a Participant may include, but not be limited to, the following:
1.	Net earnings or net income (before or after taxes);
2.	Earnings per share;
3.	Earnings before or after taxes, depreciation, and/or amortization;
4.	Net sales or revenue growth (whether in general or by type of product or service or by type of customer);
5.	Revenues or sales;
6.	Net operating profit;
7.	Net operating income or net operating earnings per share (excluding acquisition expenses and other non-recurring charges);
8.	Return measures (including, but not limited to, GAAP, operating, core or adjusted return on assets, regulatory capital, capital, tangible capital, invested capital, equity, sales, or revenue);
9.	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
10.	Gross or operating margins;
11.	Productivity and financial performance ratios;
12.	Share price (including, but not limited to, growth measures and total shareholder return);
13.	Expense targets and operating expenses;
14.	Margins (including, but not limited to, net interest margin);
15.	Completion of acquisitions of business or companies;
16.	Completion of divestitures or asset sales;
17.	Asset quality metrics;
18.	Achievement of business operational objectives;
19.	Operating efficiency;
20.	Deposit market share;
21.	Customer satisfaction;
22.	Working capital targets and change in working capital;
23.	Customer account growth and new account openings; and
24.	Any one or a combination of any of the foregoing business criteria.
Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or any affiliate of the Company as a whole or any business unit of the Company, Subsidiary, and/or affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select
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Performance Measure above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Paragraph 16(a).
(b) The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses.
(c) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.
17. Transferability.
(a) Transferability of Awards. Except as provided in Paragraph 17(b), Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. Notwithstanding the foregoing, ISOs may only be transferred by will or the laws of descent and during the lifetime of the Participant may only be exercised by the Participant in accordance with Code Section 422 and the applicable regulations thereunder. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Paragraph 17(a) shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or shares of Common Stock deliverable in the event of, or following, the Participant’s death may be provided.
(b) Committee Action. The Committee may, in its discretion, approve a Participant’s transfer, by gift, of an Award (except in the case of an ISO which can only be transferred as provided above), on such terms and conditions as the Committee deems appropriate and to the extent permissible and in compliance with Code Sections 409A and 83 and applicable securities laws and exchange rules, (i) to an “Immediate Family Member” (as defined below) of the Participant, (ii) to an inter vivos or testamentary trust in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) to a charitable institution. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50%) percent of the voting interests.
(c) Restrictions on Share Transferability. The Committee may impose such restrictions on any shares of Common Stock acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Common Stock are then listed or traded or under any blue sky or state securities laws applicable to such shares of Common Stock, provided no such restriction shall cause the shares of Common Stock not to be “service recipient stock” within the meaning of Code Section 409A to the extent applicable for Options and Stock Appreciation Rights.
18. Adjustments. The Committee shall make or provide for such adjustments in the maximum number of shares of Common Stock specified in Paragraph 5 of this Plan, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Committee determines is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares,
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recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.
19. Change in Control.
(a) Upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (i) and (ii) below, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company. The immediately preceding sentence shall not apply the extent that another award meeting the requirements of Paragraph 19(b) (“Replacement Award”) is provided to the Participant to replace an Award (“Replaced Award”) subject to Paragraphs 19(b) and 19(c).
(i) Outstanding Awards Subject Solely to a Service Condition. Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service condition by the Participant to the Company or any Affiliate shall become fully vested and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the Committee as constituted immediately prior to the Change in Control, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A). Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.
(ii) Outstanding Awards Subject to a Performance Condition. Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) , notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied. Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change in Control and shall be settled cash within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with
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Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.
(b) An Award shall meet the conditions of this Paragraph 19(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award) , the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Paragraph 19(c); and (v) its other terms and conditions are not less favorable to the grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Paragraph 19(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(c) Upon a Participant’s involuntary termination without Cause or voluntary termination for Good Reason occurring at any time following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) stock options or stock appreciation rights shall be fully exercisable, (ii) performance-based Awards shall be deemed to be satisfied at target performance and paid upon or within 60 days of such Termination of Service, (iii) service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within 60 days of such Termination of Service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Code Section 409A, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.
(d) For purpose of this Plan, a “Change in Control” shall mean the occurrence of any one of the following events:
(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 19(d); or
(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Paragraph 19(d)(ii), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
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(iii) Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 70% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.
Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5) , then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.
(e) For purposes of this Paragraph 19, “good reason” shall mean action taken by the Company that results in: (1) an involuntary and material adverse change in the Eligible Employee’s title, duties, responsibilities, or total remuneration; (2) an involuntary and material relocation of the office from which the Eligible Employee is expected to perform the Eligible Employee’s duties; or (3) an involuntary and material adverse change in the general working conditions (including travel requirements) applicable to the Eligible Employee.
(f) Termination “for cause” for purposes of this Paragraph 19 shall include, but not be limited to, any of the following: (1) any act of dishonesty, misconduct or fraud, acts of moral turpitude, or the commission of a felony; (2) unreasonable neglect or refusal to perform the duties assigned to the Eligible Employee, unless cured within 30 days; (3) breach of duty or obligation to the Company or receipt of financial or other economic profit or gain as a result of or in any way arising out of the Eligible Employee’s position with the Company and failure to account to the Company for such profits or other gains; or (4) disclosure of confidential or private Company information or aiding a competitor of the Company (or any affiliate of the Company) to the detriment of the Company (or any affiliate of the Company).
20. Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
21. Administration of the Plan.
(a) This Plan shall be administered by the Committee, which shall consist of at least three members of the Board of Directors each of whom shall (i) meet the independence requirements of the New York Stock Exchange listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board of Directors; and (ii) qualify as “non-employee directors” as defined under Section 16 of the Exchange Act. Members of the Committee and the Chair of the Committee shall be appointed by the Board of Directors and may be replaced at any time by the Board of Directors. At any time deemed necessary or appropriate by the Board of Directors, the full Board of Directors may act as the Committee. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and
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Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
(b) The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt and interpret such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, (i) selecting Award recipients, (ii) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements and any ancillary document or materials, (iii) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, (iv) construing any ambiguous provision of the Plan or any Award Agreement, (v) subject to Paragraph 22, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its affiliates, and/or its Subsidiaries operate, (vi) waiving any restrictions, conditions, limitations, vesting conditions and performance conditions imposed on an Award at the time the Award is granted or at any time thereafter, including upon, or in connection with, a termination of employment and, (vii) making any other determination and taking any other action that it deems necessary or desirable for the administration or operation of the Plan and/or any Award Agreement.
(c) To the extent consistent with applicable Code requirements, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (i) designate Eligible Employees to be recipients of Awards; and (ii) determine the size of any such Awards; provided, however, (I) the Committee shall not delegate such responsibilities to any such officer for Awards granted to a Nonemployee Director, an Advisor or an Eligible Employee who is considered an Insider; (II) the resolution providing such authorization sets forth the total number of shares of Common Stock and/or Awards such officer(s) may grant; (III) the officer(s) shall report periodically to the Committee regarding the nature and scope of the shares of Common Stock and/or Awards granted pursuant to the authority delegated; and (IV) no delegation shall be effective to the extent inconsistent with applicable Code requirements.
(d) Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the exercise of any right granted hereunder (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of applicable law, including Section 16 (or any successor rule) of the Exchange Act.
(e) The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
(f) The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of the grant, vesting, exercise or settlement of an Award to the Participant under the Plan. Unless otherwise required by the Committee, the Company may withhold, or permit a Participant to elect to have withheld from a “Share Payment” the number of Shares having a Fair Market Value equal to the minimum statutory withholding requirements. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold Shares or permit a Participant to elect to have withheld from a Share Payment, the number of Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. The term Share Payment shall mean the issuance or delivery of Shares upon the grant, vesting, exercise or settlement of an Award, as the case may be. All Participant elections under this paragraph (f) shall be irrevocable, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
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22. Amendments, Termination, Etc.
(a) The Board of Directors and/or the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and/or any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by applicable law, regulation, or stock exchange rule. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Paragraph 22 to any Award granted under the Plan without further consideration or action. This Plan, however, shall not be the exclusive means by which the Board of Directors or the Compensation Committee of the Board of Directors may authorize the grant of stock options, restricted stock or other equity, equity-based or incentive compensation.
(b) Notwithstanding any other provision of the Plan to the contrary, (i) the Plan may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this Plan after May 18, 2032.
(c) Notwithstanding any other provision of the Plan to the contrary (other than Paragraph 22(f)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
(d) Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Paragraph 22(d) to any Award granted under the Plan without further consideration or action.
(e) The Board of Directors intends that awards granted pursuant to this Plan shall be exempt from, or satisfy the applicable requirements of, Code Section 409A. The Plan shall be interpreted and applied to carry out such intent. Accordingly, by way of example and not limitation, to the extent that Code Section 409A applies (i) distributions of benefits payable following an employee’s termination of employment shall commence as of the date required by this Plan and any implementing Award Agreement or, if later, the earliest date permitted by Code Section 409A (generally six months after termination, if the employee is a “specified employee” within the meaning of Code Section 409A), and (ii) the phrase “termination of employment” (and similar terms and phrases) shall be construed to mean “separation from service” within the meaning of Code Section 409A. Notwithstanding anything statement herein, the Company and Committee make no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and make no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan and shall not be liable for any penalties or costs to a Participant resulting from the application of Section 409A to the Plan or any Award granted hereunder.
(f) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or transfer upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, any affiliate of the Company, and/or Subsidiary, violation of material Company, any affiliate of the Company, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its affiliates, and/or its Subsidiaries.
(g) Any Award pursuant to this Plan shall be subject to the Company’s Policy on Recoupment of Incentive-Based Compensation, as in effect from time to time.
(h) In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such
B-16

covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.
(i) The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.
(j) Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
(k) Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an affiliate to take any action which such entity deems to be necessary or appropriate.
(l) The Committee may require any individual receiving shares of Common Stock pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the shares of Common Stock for investment and without any present intention to sell or distribute such shares of Common Stock.
(m) To the extent that this Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares of Common Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
(n) Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
(o) Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.
(p) To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other
B-17

documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.
(q) Notwithstanding any provision of the Plan to the contrary, the Company, its affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
(r) Subject to requirements of Delaware state law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(s) This Plan shall be construed and governed in accordance with the laws of the State of Delaware.
(t) The jurisdiction of any proceeding arising out of, or with respect to, this Plan shall be in a court of competent jurisdiction in New York State, and venue shall be in Onondaga County. Each party shall be subject to the personal jurisdiction of the courts of New York State.
B-18

COMMUNITY BANK SYSTEM, INC.
ATTN: DANIELLE M. CIMA
5790 WIDEWATERS PARKWAY
DEWITT, NY 13214-1883

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 14, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 13, 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 14, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 13, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IN PERSON
You may vote your shares in person by attending the Annual Meeting.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to help the environment and reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37133-P05098

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMUNITY BANK SYSTEM, INC.

The Board of Directors recommends you vote "FOR" all nominees listed:

1. Election of Directors
Election of 12 director nominees proposed by the Board of Directors for a one (1) year term and until their respective successors are elected and qualified:

Nominees:	For	Withhold	Abstain
1a. Mark J. Bolus	☐	☐	☐
1b. Neil E. Fesette	☐	☐	☐
1c. Dimitar A. Karaivanov	☐	☐	☐
1d. Jeffery J. Knauss	☐	☐	☐
1e. Kerrie D. MacPherson	☐	☐	☐
1f. John Parente	☐	☐	☐
1g. Raymond C. Pecor, III	☐	☐	☐
1h. Susan E. Skerritt	☐	☐	☐
1i. Sally A. Steele	☐	☐	☐
1j. Eric E. Stickels	☐	☐	☐
1k. Michele P. Sullivan	☐	☐	☐
1l. John F. Whipple, Jr.	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4:	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
3. Approval of the Community Bank System, Inc. 2022 Long-Term Incentive Plan, as Amended.	☐	☐	☐
4. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please check here if you plan to attend the Meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Community BANK SYSTEM, INC.

The Directors and Officers of

COMMUNITY BANK SYSTEM, INC.

extend a cordial invitation for you to join them for light refreshments immediately following the

ANNUAL MEETING OF SHAREHOLDERS

Eric E. Stickels
Chair

Dimitar A. Karaivanov
President & CEO

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V37134-P05098

COMMUNITY BANK SYSTEM, INC.
Annual Meeting of Shareholders
May 15, 2024 12:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Danielle M. Cima and Deresa F. Durkee as proxies, each with the power to act without the other and with the power of substitution and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COMMUNITY BANK SYSTEM, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM, EDT on May 15, 2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side